Exhibit 10.1

EXECUTION COPY

CONFIDENTIAL TREATMENT REQUESTED

Redacted portions are indicated by [****].

Redacted portions filed separately with

Confidential Treatment Application.

STOCK PURCHASE AGREEMENT

by and among

BIOMARIN PHARMACEUTICAL INC.,

LEAD THERAPEUTICS, INC.,

Each of the Parties Identified on Schedule A Attached Hereto

and

ARTHUR PAPPAS,

as the

EQUITYHOLDER REPRESENTATIVE

Dated as of February 4, 2010

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

LIST OF EXHIBITS

Exhibit A	Form of Escrow Agreement [**portions redacted**]

Exhibit B	Form of Release for Participating Service Providers

Exhibit C	Option Holder Consent Agreement

Schedule A	Sellers

Schedule B	Initial Allocation Schedule [**portions redacted**]

Schedule C	Continuing Employees

Schedule 1.1(a)	Assumed Current Liabilities [**portions redacted**]

Schedule 1.1(b)	Sample Future Payment Allocation Schedule [**portions redacted**]

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of February 4, 2010, is entered into by and among BioMarin Pharmaceutical Inc., a Delaware corporation (“Buyer”), LEAD Therapeutics, Inc., a Delaware corporation (the “Company”), the parties listed on Schedule A hereto (each a “Seller” and collectively the “Sellers”) and Arthur Pappas, acting in his capacity as Equityholder Representative in connection with the transactions contemplated by this Agreement (the “Equityholder Representative”). (Hereafter, Buyer, the Company, each Seller and the Equityholder Representative shall sometimes be referred to as the “Parties”).

RECITALS

WHEREAS, each Seller owns the number and type of shares of Common Stock (as such term is defined herein) or Series A Preferred Stock (as such term is defined herein, and together with the Common Stock, the “Shares”) of the Company set forth opposite such Seller’s name on the Initial Allocation Schedule (as such term is defined herein);

WHEREAS, each Seller holds the Company Options, Company Notes and Company Warrants (as such terms are defined herein) set forth opposite such Seller’s name on the Initial Allocation Schedule;

WHEREAS, in addition to the Sellers, the Initial Allocation Schedule sets forth each other holder of Company Options, Company Notes and Company Warrants and the Company Options, Company Note and Company Warrants held by them (each such holder together with each Seller, an “Equityholder”);

WHEREAS, the Common Stock, Series A Preferred Stock, Company Options, Company Notes and Company Warrants set forth on the Initial Allocation Schedule represent all of the issued and outstanding Equity Participations (as defined herein) of the Company;

WHEREAS, the Sellers wish to sell to the Buyer, and the Buyer wishes to purchase from the Sellers, the Shares, upon the terms and subject to the conditions set forth herein; and

WHEREAS, certain capitalized terms used in this Agreement are defined in Article I of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

1.1. Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any Person’s indication of interest in, (i) any merger consolidation or other form of business combination with or involving the Company, (ii) the sale, license, disposition or acquisition of all or any material portion of the business or assets of the Company, including the grant of any license to any Intellectual Property of the Company, other than non-exclusive licenses granted to contract research organizations or other independent contractors in the Ordinary Course of Business, (iii) the issuance, grant, disposition or acquisition of (A) any Company Capital Stock or other equity security of the Company (other than the issuance of Common Stock to employees of the Company upon the exercise of Company Options or upon conversion of the Company’s outstanding Series A Preferred Stock or the Series A Preferred Stock issuable upon conversion of the Company Notes or exercise of the Company Warrants and the issuance of Series A Preferred Stock upon the conversion of Company Notes or exercise of Company Warrants), (B) any option, call, warrant or right to acquire any Equity Participations of the Company (other than the grant of Company Options to Company employees by the Company pursuant to its existing option plans in the Ordinary Course of Business) or (C) any security, instrument or obligations that is or may become convertible into or exchangeable for any Company Capital Stock or other equity security of the Company, in each case of (A), (B) and (C) constituting fifteen percent (15%) or more of the equity interest (by vote or value) of the Company, or (iv) any combination of the foregoing.

“Adjusted Current Liabilities” means (A) Current Liabilities less (B) Assumed Current Liabilities.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person; as used in this definition, “control” shall mean (a) the ownership of more than twenty-five percent (25%) of the voting securities or other voting interest of any Person (including attribution from related parties), or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law(s)” means, with respect to any Person, any federal, state, local or other domestic or foreign statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, award, decree or other requirement of any Governmental Authority applicable to such Person or any of such Person’s property and assets or such Person’s officers, directors, employees, consultants or agents in their capacity as such Person’s officers, directors, employees, consultants or agents, respectively.

“Assumed Current Liabilities” shall mean (a) all liabilities evidenced by an invoice from Shanghai Chempartner Co., Ltd., dated January 21, 2010 attached as Exhibit 1 to Schedule 1.1(a), and incurred in connection with a rat pharmacokinetic study for LT-00673ts/02 and LF00673 (Quotation #: CPB-2009-Q4-046)(LEAD study#LT_673_PKA_005) and (b) the liabilities incurred on or after February 1, 2010 listed on Schedule 1.1(a) (which Schedule, subject to Buyer’s consent, not to be unreasonably withheld, may be updated by the Company should the Closing Date occur after February 10, 2010), and in each case of (a) and (b), whether or not such current liabilities have been paid.

“Benefit Plan(s)” has the meaning set forth in Section 3.13(a).

“Bonus Amount” means $800,000.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California or New York, New York are authorized or required by law to close.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Indemnified Parties” has the meaning set forth in Section 9.2(a)(i).

“Buyer Liquidation Event” means and shall be deemed to be occasioned by, or to include, (i) the merger or consolidation of Buyer by means of any transaction or series of related transactions with or into another entity, provided that the applicable transaction shall not be deemed a Buyer Liquidation Event unless Buyer’s stockholders constituted immediately prior to such transaction do not hold more than 50% of the voting power of the surviving or acquiring entity immediately following such transaction; (ii) any transaction or series of related transactions to which Buyer is a party in which in excess of fifty percent (50%) of Buyer’s voting power is transferred; provided that a Buyer Liquidation Event shall not include any transaction or series of related transactions principally for bona fide equity financing purposes in which cash is received by Buyer or Indebtedness of Buyer is cancelled or converted or a combination thereof occurs; or (iii) a sale, pledge exclusive license or other disposition of all or substantially all of the assets of Buyer to a Person that Buyer does not hold at least fifty percent (50%) of the voting power of or to a Person in which the stockholders of Buyer immediately prior to such transaction do not hold at least 50% of the voting power immediately following such transaction

“Buyer Promissory Note” means that certain convertible promissory note issued by the Company in favor of Buyer, dated December 11, 2009.

“Cap Amount” means the sum of (a) the Indemnification Escrow Amount and (b) 40% of any and all Milestone Payment Amounts payable to the Equityholders pursuant to this Agreement.

“CERCLA” has the meaning set forth in Section 3.12.

“Change of Control Payments” means the aggregate amount of all change of control, bonus, termination, retention, severance, forgiveness of Indebtedness, increase in benefits or other similar payments or Liabilities (A) that are accrued, incurred or payable by the Company prior to, at or after the Closing pursuant to any Benefit Plan or Contract of the Company or any plan, program, agreement and other arrangement set forth on Schedule 3.13(f) or 3.13(g), in each case as in effect as of the Closing, or (B) that are otherwise obligations of the Company that are accrued or incurred prior to or at the Closing, whether payable prior to, at or after Closing, in the case of each of clauses (A) and (B) above, to any Person as a result of or connection with any of the transactions contemplated by this Agreement (alone or in combination with any other event). Notwithstanding the foregoing, Change of Control Payments shall not include the Bonus Amount.

“Claim” has the meaning set forth in Section 11.13(a).

“Claim Notice” has the meaning set forth in Section 9.3(a).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Date Allocation Schedule” means a schedule, prepared by the Company and the Equityholder Representative and dated as of the Closing Date, setting forth, for each Equityholder: (a) such Equityholder’s name and address; (b) the number of shares of Common Stock held by such Equityholder; (c) the number of shares of Common Stock subject to Company Options held by such Equityholder immediately prior to the Closing Date; (d) the number of shares of Series A Preferred Stock subject to Company Warrants held by such Equityholder immediately prior to the Closing Date; (e) the number of shares of Series A Preferred Stock held by such Equityholder; (f) the portion of the Closing Payment Amount to be paid to such Equityholder by Buyer at the Closing (which amount shall be calculated in accordance with the provisions of the Company’s certificate of incorporation as amended and in effect as of immediately prior to the Closing as if the transactions contemplated hereby constitute a Deemed Liquidation Event (as defined in the Company’s certificate of incorporation as amended and in effect as of immediately prior to the Closing), Applicable Law, and the terms and conditions of this Agreement); (g) such Equityholder’s pro rata share of the amounts to be held in the Indemnification Escrow Account; (h) such Equityholder’s election to receive such payment by check or by wire transfer; and (i) for Equityholders electing to receive payment by check, delivery instructions for such check, or for Equityholders electing to receive payment by wire transfer, wire transfer instructions for such wire transfer. The Closing Date Allocation Schedule shall include any interim updates made in accordance with Section 6.9.

“Closing Date Balance Sheet” means an unaudited balance sheet of the Company as of 5:00 p.m. Pacific Standard Time on the Closing Date (without giving effect to the transactions contemplated by this Agreement), prepared in accordance with GAAP, consistently applied.

“Closing Date Net Working Capital” means (A) Current Assets less (B) Adjusted Current Liabilities.

“Closing Payment Amount” means (a) $14,200,000, plus (b) the Estimated Net Working Capital Excess Amount set forth on the Estimated Net Working Capital Adjustment Statement, if any, minus (b) the Estimated Net Working Capital Deficiency Amount, set forth on the Estimated Net Working Capital Adjustment Statement, if any, minus (c) the Indemnification Escrow Amount, minus (d) the Working Capital Escrow Amount and, minus (e) the Equityholder Representative’s Fund Amount.

“COBRA” has the meaning set forth in Section 7.3(a).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Common Stock” means the common stock, par value $0.001, of the Company.

“Company” has the meaning set forth in the Preamble.

“Company 401(k) Plan” has the meaning set forth in Section 7.3(d).

“Company Capital Stock” means the Common Stock and the Series A Preferred Stock.

“Company Disclosure Schedule” has the meaning set forth in Article III.

“Company Indemnified Parties” has the meaning set forth in Section 9.2(a)(ii).

“Company Notes” shall mean the Company’s Convertible Promissory Notes issued pursuant to that certain Convertible Note and Warrant Purchase Agreement, dated as of April 28, 2009.

“Company Option” means each outstanding stock option to purchase Common Stock granted under the Company Option Plan.

“Company Option Plan” means the Company’s Amended and Restated 2006 Equity Incentive Plan.

“Company Partner” has the meaning set forth in Section 3.26(b).

“Company Warrants” shall mean the Company’s Preferred Stock Purchase Warrants issued pursuant to that certain Convertible Note and Warrant Purchase Agreement, dated as of April 28, 2009.

“Conclusive Net Working Capital Adjustment Statement” has the meaning set forth in Section 2.4(e).

“Conclusive Net Working Capital Statement” has the meaning set forth in Section 2.4(e).

“Confidentiality Agreement” has the meaning set forth in Section 6.2(a).

“Continuing Employees” has the meaning set forth in Section 7.3(a).

“Contract” means, with respect to any Person, any agreement, understanding, contract, note, bond, deed, mortgage, lease, sublease, license, sublicense, instrument, commitment, promise, undertaking or other legally binding arrangement, whether written or oral: (a) to which such Person is a party; (b) by which such Person or any of its assets is or may become bound or under which such Person has, or may become subject to, any obligation; or (c) under which such Person has or may acquire any right or interest.

“Court Order” means any judgment, decision, consent decree, injunction, ruling or order of any federal, state, local or other domestic or foreign court or Governmental Authority that is binding on any Person or its property.

“Covered Parties” has the meaning set forth in Section 9.2(a)(ii).

“Current Assets” the Company’s total current assets as of 5:00 p.m. Pacific Standard Time on the Closing Date; provided, however, when computing Current Assets, current assets shall exclude any long term restricted cash or cash received after the date of the Most Recent Balance Sheet in respect to the disposal of equipment or other tangible assets (if any),

“Current Liabilities” means the Company’s total current Liabilities as of 5:00 p.m. Pacific Standard Time on the Closing Date (other than deferred Tax Liabilities that reflect timing differences between book and tax accounting), in each case determined in accordance with GAAP, consistently applied and applying the same accounting principles and methodologies used to prepare the Most Recent Balance Sheet; provided, however, when computing Current Liabilities, the following adjustments shall be made: (a) subject to clause (d), current Liabilities shall include any and all Indebtedness of the Company outstanding at the Closing to the extent not already included as a current Liability; (b) current Liabilities shall include any Transaction Expenses not paid by the Company prior to the Closing to the extent not already included as a current Liability; (c) current Liabilities shall include, without duplication, an allowance for doubtful accounts receivable determined in accordance with GAAP consistently applied; (d) current Liabilities shall not include any amounts due or owed under the Buyer Promissory Note or the Company Notes, which Company Notes shall be settled or converted into shares of Series A Preferred Stock immediately prior to the Closing, (e) current Liabilities shall not include the Bonus Amount, (f) current Liabilities shall not include Change of Control Payments, (g) current Liabilities shall not include any unpaid employer Taxes attributable to Change of Control Payments and payments in respect of Company Options in connection with the transactions contemplated by this Agreement, and (h) current Liabilities shall not include any fees, costs, payments and expenses for severance or other termination pay or benefits paid, or payable, upon termination of employees of the Company pursuant to Section 7.3(a) under any Contract, Benefit Plan or other arrangement of the Company.

“D&O Indemnified Parties” has the meaning set forth in Section 7.1(a).

“D&O Tail” has the meaning set forth in Section 7.1(c).

“Damages” has the meaning set forth in Section 9.2(a)(i).

“Deductible Amount” has the meaning set forth in Section 9.5(a).

“Default” means (a) any actual breach, violation or default, (b) the existence of circumstances or the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach, violation or default or (c) the existence of circumstances or the occurrence of an event that, with or without the passage of time or the giving of notice or both, would give rise to a right of termination, renegotiation or acceleration.

“Development Compound” means any PARP Development Compound or any Non-PARP Development Compound.

“Development Product” means any product containing a Development Compound as an active pharmaceutical ingredient.

“DGCL” means the Delaware General Corporation Law.

“Dispute Notice” has the meaning set forth in Section 2.11(h).

“Disputed Items” has the meaning set forth in Section 2.4(c).

“Dose Escalation Study Milestone” means [****]

“Dose Escalation Study Subsequent Payment Amount” means [****]

“Dose Escalation Study Subsequent Payment Date” means [****]

“Drug Regulatory Agency” means the FDA, or any other Governmental Authority that has jurisdiction over the safety, efficacy, reliability, manufacturing, labeling, marketing, or advertising of drug products.

“EMEA” means the European Medicines Agency and any successor agency thereto.

“Employee Loans” has the meaning set forth in Section 3.7(a).

“Encumbrance” means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, conditional sales agreement, encumbrance, preemptive right, right of first refusal, restriction or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future.

“End Date” has the meaning set forth in Section 10.1(b).

“Environmental Claim” means, in respect of any Person, (i) any and all administrative, regulatory or judicial actions, suits, Court Orders, decrees, demands, directives, claims, Encumbrances, proceedings or written notices of noncompliance or violation by any Person, alleging potential presence or release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by such Person, or (ii) any and all indemnification, cost recovery, compensation or injunctive relief resulting from the presence or release of, or exposure to, any Hazardous Materials.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Environmental Law” has the meaning set forth in Section 3.12.

“Equity Participations” means any (a) share, quota, security, participation right and any other present or future right entitling the holder, absolutely or contingently (through the exercise of any subscription, conversion, exchange, option or similar right), to participate in the revenues, dividends or equity appreciation of another Person, including capital stock, membership interests, units, performance units, options, warrants, company appreciation rights, interests in “phantom” stock plans, restricted or contingent stock or profits interests, voting securities, stock appreciation rights or equivalents, stock loan purchase plans, convertible debentures or stock bonus plans and (b) commitments to issue any of the foregoing.

“Equityholder” has the meaning set forth in the recitals.

“Equityholder Representative” has the meaning set forth in the Preamble.

“Equityholder Representative’s Costs” has the meaning set forth in Section 2.11(e).

“Equityholder Representative’s Fund” has the meaning set forth in Section 2.11(f).

“Equityholder Representative’s Fund Amount” means two hundred fifty thousand dollars ($250,000).

“ERISA” has the meaning set forth in Section 3.13(a).

“ERISA Affiliate” means, with respect to any Person, any other Person that, together with such first Person, would be treated as a single employer under Section 414 of the Code.

“Escrow Agent” has the meaning set forth in Section 2.5(a).

“Escrow Agreement” has the meaning set forth in Section 2.5(a).

“Escrow Earnings” has the meaning set forth in Section 2.5(c).

“Estimated Net Working Capital” has the meaning set forth in Section 2.4(a).

“Estimated Net Working Capital Adjustment Statement” has the meaning set forth in Section 2.4(a).

“Estimated Net Working Capital Deficiency Amount” has the meaning set forth in Section 2.4(a).

“Estimated Net Working Capital Excess Amount” has the meaning set forth in Section 2.4(a).

“Estimated Net Working Capital Statement” has the meaning set forth in Section 2.4(a).

“FDA” means the United States Food and Drug Administration or any successor agency.

“Financial Statements” has the meaning set forth in Section 3.9(a).

“First E.U. Commercial Sale” means the first commercial sale of a PARP Development Product in the European Union, following applicable and required governmental marketing approval or governmental clearance for marketing thereof to an unaffiliated third party in an arms’ length transaction (but excluding sales pursuant to any compassionate use program, patient assistance program or similar arrangements).

“First PARP Milestone” means [****]

“First PARP Subsequent Payment Amount” means $[****].

“First PARP Subsequent Payment Date” means the fifteenth (15th) Business Day following the Buyer’s receipt of the Future Payment Allocation Schedule relating to the distribution to Equityholders of the First PARP Subsequent Payment Amount in accordance with Section 2.1(f).

“First U.S. Commercial Sale” means the first commercial sale of a PARP Development Product in the United States, following applicable and required governmental marketing approval or governmental clearance for marketing thereof to an unaffiliated third party in an arms’ length transaction (but excluding sales pursuant to any compassionate use program, patient assistance program or similar arrangements).

“Fourth PARP Milestone” means [****]

“Fourth PARP Subsequent Payment Amount” means $[****]

“Fourth PARP Subsequent Payment Date” means the fifteenth (15th) Business Day following the Buyer’s receipt of the Future Payment Allocation Schedule relating to the distribution to Equityholders of the Fourth PARP Subsequent Payment Amount in accordance with Section 2.1(i).

“Future Payment Allocation Schedule” means a schedule, prepared by the Equityholder Representative with respect to the applicable Future Payment Amount setting forth, for each Equityholder: (a) such Equityholder’s name and address; (b) the number of shares of each class of Company Capital Stock held by such Equityholder as of the Closing; (c) the number of shares of Common Stock subject to Company Options held by such Equityholder immediately prior to the Closing Date; (d) the number of shares of Series A Preferred Stock

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

subject to Company Warrants held by such Equityholder immediately prior to the Closing Date; (e) the portion of such Future Payment Amount to be paid to such Equityholder by Buyer (which amount shall be calculated in accordance with the provisions of the Company’s certificate of incorporation as amended and in effect as of immediately prior to the Closing as if the transactions contemplated hereby constitute a Deemed Liquidation Event (as defined in the Company’s certificate of incorporation as amended and in effect as of immediately prior to the Closing), Applicable Law, and the terms and conditions of this Agreement); (f) such Equityholder’s election to receive such payment by check or by wire transfer, and (g) for Equityholders electing to receive payment by check, delivery instructions for such check, or for Equityholders electing to receive payment by wire transfer, wire transfer instructions for such wire transfer. Each such schedule shall be prepared taking into account any and all portions of the Purchase Price previously paid to each Equityholder, including any amounts that may be released to Equityholders from the Equityholder Representative’s Fund. By way of example and for illustrative purposes only, the calculation of certain Future Payment Allocation Schedules in connection with certain Future Payment Amounts, under the assumptions set forth in Schedule 1.1(b), is set forth on Schedule 1.1(b).

“Future Payment Amounts” means each of (a) the Milestone Payment Amounts, if any, (b) the Unallocated Bonus Amount, if any, (c) amounts required to be released to the Equityholders from the Indemnification Escrow Account, if any, (d) amounts required to be released to the Equityholders from the Working Capital Escrow Account, if any, and (e) the right of the Equityholders to receive the Working Capital Excess Amount, if any.

“GAAP” means generally accepted United States accounting principles consistently applied over all relevant periods.

“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi governmental authority of any nature (including any governmental division, department, agency, Regulatory Authority, commission, instrumentality, official, organization, unit, body or Person and any court or other tribunal).

“Grant Date” has the meaning set forth in Section 3.4(e).

“Hazardous Materials” has the meaning set forth in Section 3.12.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IND” means an Investigational New Drug application filed with the FDA, or the equivalent documentation filed or submitted to the applicable Regulatory Authority in any jurisdiction outside the United States for the purposes of commencing human clinical trials of a pharmaceutical compound in accordance with Applicable Laws in the relevant jurisdiction (including a clinical trial authorization).

“Indebtedness” means (without duplication), as to any Person, (a) all obligations for the payment of principal, interest, penalties, fees or other Liabilities for borrowed money (including guarantees and notes payable), incurred or assumed, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the Ordinary Course of Business), (c) any obligations to reimburse the issuer of any letter of credit, surety bond, debentures, promissory notes, performance bond or other guarantee of contractual performance, in each case to the extent drawn or otherwise not contingent, (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (e) all indebtedness of third parties secured by an Encumbrance on property owned or acquired by such Person, (f) any obligation that, in accordance with GAAP, would be required to be reflected as debt on the balance sheet of such Person, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (h) all Indebtedness of others referred to in clauses (a) through (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement to pay or purchase such Indebtedness, to advance or supply funds for the payment or purchase of such Indebtedness or otherwise to assure a creditor against loss, in each case including all accrued interest and prepayment penalties, if any.

“Indemnification Escrow Account” has the meaning set forth in Section 2.5(a).

“Indemnification Escrow Amount” means $[****]

“Indemnification Escrow Release Date” means the date that is fifteen (15) months following the Closing.

“Indemnifying Party” has the meaning set forth in Section 9.3(a).

“Initial Allocation Schedule” means a schedule, prepared by the Company and attached hereto as Schedule B, setting forth, for each Equityholder as of the date of this Agreement: (a) such Equityholder’s name and address; (b) the number and type of Equity Participations of the Company held by such Equityholder, (c) the number of shares of each class of Company Capital Stock subject to Company Options or Company Warrants held by such Equityholder as of the date hereof (and the exercise price thereof); (d) the principal amount of Company Notes, if any, held by such Equityholder and the number of Shares of Company Capital Stock into which the Company Notes held by such Equityholder are convertible, (e) with respect to the Company Options, whether such Company Option is a nonqualified stock option or incentive stock option, (f) with respect to the Company Options, whether the optionee is an employee of the Company as of the date of this Agreement and any restrictions on exercise or sale of such Company Option or underlying shares (other than any restrictions contained in the agreements listed on Schedule 3.4(d)), (g) the estimated portion of the Closing Payment Amount to be paid to such Equityholder by Buyer at the Closing (which amount shall be calculated in accordance with the provisions of the Company’s certificate of incorporation as amended and in effect as of immediately prior to the Closing as if the transactions contemplated hereby constitute a Deemed Liquidation Event (as defined in the Company’s certificate of incorporation as

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

amended and in effect as of immediately prior to the Closing), Applicable Law, and the terms and conditions of this Agreement), and (h) such Equityholder’s estimated pro rata share of the amounts to be held in the Indemnification Escrow Account.

“Initiation” means the first dosing of the first human patient or subject in a clinical trial.

“Instrument” has the meaning set forth in Section 2.11(c).

“Intellectual Property” means patents and patent applications and other similar rights granted by a Governmental Authority with respect to an invention, trademarks, service marks, trade names, trade dress, domain names, copyrights, trade secrets, inventions, technology, discoveries, know-how, software, formulae, processes, confidential and proprietary information and similar proprietary rights and registrations and applications for registration for any of the foregoing granted or recognized by any Governmental Authority.

“IRS” has the meaning set forth in Section 3.13(d).

“Knowledge” of the Company means [****]

“Leased Real Property” has the meaning set forth in Section 3.5(c).

“Liability” means any direct or indirect liability, Indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, known or unknown, and whether accrued, absolute, contingent, matured, unmatured or other, including “off-balance sheet” Liabilities.

“Material Adverse Effect” shall mean any event, change, circumstance, effect, development or state of facts (whether specific to the applicable party or generally applicable to multiple parties), violation, inaccuracy or other matter that has, or would, individually or in the aggregate with other events, reasonably be expected to have or give rise to, a material adverse effect on or material adverse change to (a) the condition (financial or otherwise), business, results of operations, assets, Liabilities, capitalization or financial performance of the party making the representations and warranties, or (b) the ability of such party to consummate the transactions contemplated by this Agreement or to perform any of its obligations under this Agreement; provided, however, that any adverse effects attributable to any of the following as they relate to the Company shall not be deemed to constitute, and the following shall not be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Company: (i) conditions affecting the industries in which the Company participates or the U.S. economy as a whole or affecting the financial or securities markets in the United States or any foreign markets where the Company has operations (other than those that disproportionately affect the Company relative to similarly situated industry participants), (ii) the public announcement or pendency of this Agreement or any of the transactions contemplated herein, or (iii) changes in Applicable Law or GAAP (or any interpretation thereof) (other than those that disproportionately affect the Company relative to similarly situated industry participants).

“Material Contracts” has the meaning set forth in Section 3.7(a).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Milestone” means any of the First PARP Milestone, Second PARP Milestone, Third PARP Milestone, Fourth PARP Milestone, Non-PARP Phase 2 Milestone(s), Non-PARP Phase 3 Milestone(s), Non-PARP Sublicensing Milestone(s) or the Dose Escalation Study Milestone.

“Milestone Diligent Efforts” has the meaning set forth in Section 7.4(a).

“Milestone Payment Amounts” means the First PARP Subsequent Payment Amount, if any, the Second PARP Subsequent Payment Amount, if any, the Third PARP Subsequent Payment Amount, if any, the Fourth PARP Subsequent Payment Amount, if any, each Non-PARP Phase 2 Payment Amount, if any, each Non-PARP Phase 3 Payment Amount, if any, each Non-PARP Sublicensing Payment Amount, if any and the Dose Escalation Study Subsequent Payment Amount, if any.

“Most Recent Balance Sheet” has the meaning set forth in Section 3.9.

“NDA” means a new drug application filed with the FDA for authorization to market a pharmaceutical product, or its equivalent in any country or territory.

“Net Tax Benefit” has the meaning set forth in Section 9.2(b).

“Net Working Capital Adjustment Statement” has the meaning set forth in Section 2.4(b).

“Net Working Capital Deficiency Amount” has the meaning set forth in Section 2.4(b).

“Net Working Capital Excess Amount” has the meaning set forth in Section 2.4(b).

“Net Working Capital Statement” has the meaning set forth in Section 2.4(b).

“Neutral Arbitrator” has the meaning set forth in Section 2.4(d).

“New Equityholder Representative Account” has the meaning set forth in Section 2.14(f).

“Non-PARP Development Compound” means [****]

“Non-PARP Development Product” means any product containing a non-PARP Development Compound.

“Non-PARP Phase 2 Milestone” means [****]

“Non-PARP Phase 2 Payment Amount” means [****]

“Non-PARP Phase 2 Payment Date” means the fifteenth (15th) Business Day following the Buyer’s receipt of the Future Payment Allocation Schedule relating to the distribution to Equityholders of any Non-PARP Phase 2 Milestone in accordance with Section 2.1(j).

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Non-PARP Phase 3 Milestone” means [****]

“Non-PARP Phase 3 Payment Amount” means [****]

“Non-PARP Phase 3 Payment Date” means the fifteenth (15th) Business Day following the Buyer’s receipt of the Future Payment Allocation Schedule relating to the distribution to Equityholders of any Non-PARP Phase 3 Payment Amount in accordance with Section 2.1(k).

“Non-PARP Sublicensing Milestone” means [****]

“Non-PARP Sublicensing Payment Amount” means [****]

“Non-PARP Sublicensing Payment Date” means the fifteenth (15th) Business Day following the Buyer’s receipt of the Future Payment Allocation Schedule relating to the distribution to Equityholders of any Non-PARP Sublicensing Payment Amount in accordance with Section 2.1(l).

“Ordinary Course of Business” or “Ordinary Course” or any similar phrase means the ordinary course of the Company’s business, consistent with the past practice of the Company.

“PARP” means poly (ADP-ribose) polymerase.

“PARP Development Compound” means a PARP inhibitor, in each case that is developed by the Company, any Affiliate of Buyer or the Company, any licensee of Buyer, the Company or its Affiliates or any third party that has assumed the obligations as set forth in and in accordance with Section 7.4(c) and is included in or covered by the Intellectual Property owned or controlled by the Company as of the Closing Date and any Related Compounds thereof.

“PARP Development Product” means any product containing a PARP Development Compound.

“Participating Service Providers” has the meaning set forth in Section 2.7(a).

“Participating Service Providers Certificate” has the meaning set forth in Section 2.7(a).

“Parties” has the meaning set forth in the Preamble.

“Payable Consideration” means the sum of (a) the Closing Payment Amount plus (b) the Net Working Capital Excess Amount, if any, plus (c) the Unallocated Bonus Amount, if any, plus (d) any Indemnification Escrow Amount plus interest or other income earned thereon that may be distributed to Equityholders pursuant to Section 2.5(b) and the Escrow Agreement, plus (e) any Remaining Working Capital Escrow Amount plus interest or

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

other income earned thereon that may be distributed to Equityholders pursuant to Section 2.6(b) and the Escrow Agreement, plus (f) the Equityholder Representative’s Fund Amount plus interest or other income earned thereon that may be distributed to Equityholders pursuant to Section 2.11(f), plus (g) any Milestone Payment Amount with respect to which a Milestone has occurred, plus (h) any Tax Refund Amount.

“Permits” means all licenses, permits, franchises, approvals, authorizations, easements, variances, consents or orders of, or filings with, any Governmental Authority, whether foreign, federal, state or local, or any other Person, necessary for the conduct of, or relating to, the operation of the Company’s business.

“Permitted Encumbrances” means (a) liens, taxes, assessments and other governmental charges, in each case, not yet due and payable or which are being contested in good faith by appropriate proceedings and are reserved for in full on the Most Recent Balance Sheet or reserved for in full since the date of the Most Recent Balance Sheet in accordance with GAAP, (b) statutory, mechanics’, laborers’ and materialmen liens arising in the Ordinary Course of Business for sums not yet due, (c) statutory and contractual landlord liens under leases pursuant to which the Company is a lessee and not in Default, (d) with regard to real property, any and all matters of record as of the date of this Agreement in the jurisdiction where the real property is located including restrictions, reservations, covenants, conditions, oil and gas leases, and mineral severances, in each case that do not impair the use of such real property in the operation of the Company’s business, (e) with regard to real property, any easements, rights-of-way, building or use restrictions, prescriptive rights, encroachments, protrusions, rights and party walls in each case that do materially impair the use of such real property in the operation of the Company’s business; (f) liens securing rental payments under capital lease arrangements to the extent they are imposed only upon the leased equipment; (g) pledges or deposits made in the Ordinary Course of Business which do not in the aggregate materially detract from the value of the related assets or properties or materially impair the use thereof in the operation of the Company’s business; and (h) the Buyer Promissory Note.

“Person” means any person or entity, whether an individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture or Governmental Authority.

“Phase 1 Clinical Study” means a clinical study for clinical trials in which a product is administered to a sufficient number of human subjects to determine the safety, tolerability, pharmacokinetics and pharmacodynamics of such product and establish an appropriate dose range, as more precisely defined by 21 C.F.R. §312.21(a) (or its successor regulation) and corresponding rules and regulations in other countries. A first-in-human study or any study for which a primary endpoint is directed to safety shall be considered a Phase 1 Clinical Study.

“Phase 2 Clinical Study” means a clinical study for clinical trials in which a product is administered to a sufficient number of patients to obtain initial information on efficacy in patients being studied, as more precisely defined by 21 C.F.R. §312.21(b) (or its successor regulation) and corresponding rules and regulations in other countries. A first-in-human study or any study for which a primary endpoint is directed to safety shall not be considered a Phase 2 Clinical Study.

“Phase 3 Clinical Study” means that portion of the clinical development program which provides for the continued trials of a product on sufficient numbers of patients to establish the safety and efficacy of a product for the desired claims and indications, as more precisely defined by 21 C.F.R. § 312.21(c) (or its successor regulation) and corresponding rules and regulations in other countries and that is designed to support an NDA without further clinical studies.

“Post-Closing Tax Period” means any Tax period beginning after the Closing Date and that portion of any Straddle Period beginning after the Closing Date.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and that portion of any Straddle Period ending on and including the Closing Date.

“Pre-Closing Taxes” means (i) Taxes of the Company for the Pre-Closing Tax Period; and (ii) Taxes of the Company resulting from the several Liability of the Company pursuant to Treasury Regulations Section 1.1502-6(a) by reason of the Company’s having been included in a consolidated or affiliated group prior to the Closing; provided, however, in each of (i) and (ii) that any Taxes reflected as a liability in Closing Date Net Working Capital shall not constitute Pre-Closing Taxes. For purposes of this Agreement, where it is necessary to apportion Taxes of the Company for a Straddle Period between the Pre-Closing Tax Period and the Post-Closing Tax Period, such Taxes shall be apportioned, in the case of real property, personal property or similar ad valorem Taxes, prorated on the basis of the number of days elapsed in the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date, respectively, or, in the case of all other such Taxes, on the basis of an interim closing of the books on the Closing Date.

“Proceeding” has the meaning set forth in Section 3.17.

“Purchase Price” has the meaning set forth in Section 2.1.

“Regulatory Approval” means, with respect to each Development Product, any approval (including a pricing approval if required), registration, license or authorization from any Regulatory Authority in a particular country or regulatory jurisdiction required to market and sell such Development Product and/or its components in such country or regulatory jurisdiction.

“Regulatory Authority” means any applicable government regulatory agency or authority responsible for granting Regulatory Approvals for Development Products, including the FDA and any corresponding national or regional regulatory authorities.

“Related Compound” means any polymorph, solvate, ester, salt, crystalline form or hydrate of a specified compound.

“Related Party” means: (a) each 10% or greater Stockholder; (b) each individual who is, or who was at the time of the entry into the transaction or the creation of the interest in question an officer or director of the Company; (c) each member of the immediate family of each of the Persons referred to in clauses “(a)” or “(b)” above; and (d) each Person that is, or that was at the time of the entry into the transaction or the creation of the interest in question an Affiliate of a 10% or greater Stockholder.

“Releasees” has the meaning set forth in Section 11.13(a).

“Releasors” has the meaning set forth in Section 11.13(a).

“Remaining Working Capital Escrow Account” has the meaning set forth in Section 2.6(b).

“Representative” means, with respect to any Person, any officer, director, principal, attorney, agent, employee or other representative of such Person.

“Resolution Period” has the meaning set forth in Section 2.4(c).

“Second PARP Milestone” means [****]

“Second PARP Subsequent Payment Amount” means $[****].

“Second PARP Subsequent Payment Date” means the fifteenth (15th) Business Day following the Buyer’s receipt of the Future Payment Allocation Schedule relating to the distribution to Equityholders of the Second PARP Subsequent Payment Amount in accordance with Section 2.1(g).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” as the meaning set forth in the Preamble.

“Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.001 per share.

“Series A Preferred Stock Agreements” means the Amended and Restated Series A Preferred Stock Purchase Agreement, dated as of October 31, 2007, by and among the Company and the other parties named therein, the Amended and Restated Investors’ Rights Agreement, dated October 31, 2007, by and among the Company and the other parties named therein, Amended and Restated Voting Agreement, dated October 31, 2007, by and among the Company and the other parties named therein and Amended and Restated Right of First Refusal and Co-Sale Agreement, dated October 31, 2007, by and among the Company and the other parties named therein.

“Shares” has the meaning set forth in the Recitals.

“Specified Buyer Benefit Plans” has the meaning set forth in Section 7.3(b).

“Stockholder(s)” means holders of Company Capital Stock.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Straddle Period” means any Tax period beginning before or on and ending after the Closing Date.

“Subsidiary” when used with respect to any Person, shall mean any entity, corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Party or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Supermajority” has the meaning set forth in Section 2.11(b).

“Target Net Working Capital” means [****]

“Tax” (including with correlative meaning, the terms “Taxes” and “Taxable”) means all taxes and duties and similar governmental charges, levies, imposts or withholdings (including net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, value added or other taxes) whenever and by whatever Governmental Authority imposed, and whether of the United States or a foreign, state or local jurisdiction, together with in any such case any interest, fines, penalties, surcharges and charges incidental or relating to the imposing of any of such Taxes and any additions to tax or additional amounts with respect thereto.

“Tax Claim” has the meaning set forth in Section 7.2(e).

“Tax Refund Amount” has the meaning set forth in Section 7.2(d).

“Tax Return” means any return, declaration, report, statement, information statement and other document required to be filed with a Governmental Authority with respect to Taxes.

“Third PARP Milestone” means [****]

“Third PARP Subsequent Payment Amount” means [****]

“Third PARP Subsequent Payment Date” means the fifteenth (15th) Business Day following the Buyer’s receipt of the Future Payment Allocation Schedule relating to the distribution to Equityholders of the Third PARP Subsequent Payment Amount in accordance with Section 2.1(h).

“Transaction Expenses” means, without duplication (a) fees, costs, payments and expenses of the Company incident to the participation in or response to the investigation, review and inquiry conducted by Buyer and its Representatives with respect to the business of the Company (and the furnishing of information to Buyer and its Representatives in connection with such investigation and review) or any other similar investigation, review or inquiry by any other Person or its Representatives in connection with an Acquisition Proposal since September

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

30, 2009; the negotiation, preparation, drafting, review, execution, delivery or performance of this Agreement or any Contract or other instrument delivered or to be delivered in connection with the transactions contemplated hereby or any similar Contract or other document in connection with any Acquisition Proposal at any time since September 30, 2009; the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated hereby, or the obtaining of any consent, waiver or approval required to be obtained in connection with any of the transactions contemplated hereby, including legal and accounting fees, investment banking fees, and related disbursements in connection with any of the foregoing and (b) the Company’s share of transfer taxes, if any, contemplated by Section 7.2(b). Notwithstanding the foregoing, Transaction Expense shall not include (a) the Bonus Amount, (b) any Change of Control Payments, (c) any fees, costs, payments and expenses for severance or other termination pay or benefits paid, or payable, upon termination of employees of the Company pursuant to Section 7.3(a) under any Contract, Benefit Plan or other arrangement of the Company and (d) any unpaid employer Taxes attributable to Change of Control Payments and payments in respect of Company Options in connection with the transactions contemplated by this Agreement.

“Unallocated Bonus Amount” has the meaning set forth in Section 2.7(a).

“WARN Act” has the meaning set forth in Section 3.18(h).

“Worker” or “Workers” means any individual performing services for the Company in the capacity of an employee and/or independent contractor.

“Working Capital Dispute Notice” has the meaning set forth in Section 2.4(c).

“Working Capital Escrow Account” has the meaning set forth in Section 2.6(a).

“Working Capital Escrow Amount” means [****]

1.2. Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

1.3. Interpretation. (a) In this Agreement, unless the context otherwise requires, references:

(i) to the Recitals, Articles, Sections, Exhibits or Schedules are to a Recital, Article or Section of, or Exhibit or Schedule to, this Agreement;

(ii) to any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented or replaced from time to time, and to any section of any statute or regulation are to any successor to the section;

(iii) to any Person include any successor to that Person or permitted assigns of that Person; and

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv) to this Agreement are to this Agreement and the exhibits and schedules to it, taken as a whole.

(b) The table of contents and headings contained herein are for reference purposes only and do not limit or otherwise affect any of the provisions of this Agreement.

(c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d) Whenever the words “herein” or “hereunder” are used in this Agreement, they shall be deemed to refer to this Agreement as a whole and not to any specific Section, unless otherwise indicated.

(e) The terms herein defined in the singular shall have a comparable meaning when used in the plural, and vice versa. The masculine, feminine and neuter genders used herein shall include each other gender.

(f) The terms “dollars” and “$” shall mean dollars of the United States of America.

(g) It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and neither Party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between the Parties as to whether any obligation, item or matter is or is not material for purposes hereof.

ARTICLE II.

PURCHASE AND SALE

2.1. Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Sellers shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Buyer, free of any Encumbrances, all of the Shares, and Buyer shall purchase the Shares. The aggregate purchase price (the “Purchase Price”) payable by Buyer for the Shares and for the cancellation of Company Options in accordance with Section 2.3(a) and Company Warrants in accordance with Section 2.3(c) shall consist of the following:

(a) the Closing Payment Amount, payable by Buyer to the Equityholders at the Closing (with the portion of the Closing Payment Amount payable to each Equityholder determined as set forth on the Closing Date Allocation Schedule); plus

(b) the aggregate amount of any Unallocated Bonus Amount, payable in accordance with Section 2.7(b) (with the portion of the Unallocated Bonus Amount that is payable to each Equityholder determined as set forth on a Future Payment Allocation Schedule related to such Unallocated Bonus Amount); plus

(c) the aggregate amount of any cash required to be released from the Working Capital Escrow Account in accordance with Section 2.6(b), payable as and when such cash is required to be released from the Working Capital Escrow Account (with the portion of the amount released from the Working Capital Escrow Account that is payable to each Equityholder determined as set forth on a Future Payment Allocation Schedule related to such amount released from the Working Capital Escrow Account); plus

(d) the aggregate amount of the Net Working Capital Excess Amount, if any, payable as required by Section 2.4(g); plus

(e) the aggregate amount of any cash required to be released from the Indemnification Escrow Account in accordance with the Escrow Agreement, payable as and when such cash is required to be released from the Indemnification Escrow Account (with the portion of the amount released from the Indemnification Escrow Account that is payable to each Equityholder determined as set forth on a Future Payment Allocation Schedule related to such amount released from the Indemnification Escrow Account); plus

(f) the First PARP Subsequent Payment Amount, if any, payable on the First PARP Subsequent Payment Date (with the portion of the First PARP Subsequent Payment Amount that is payable to each Equityholder determined as set forth on a Future Payment Allocation Schedule related to the First PARP Subsequent Payment Amount); plus

(g) the Second PARP Subsequent Payment Amount, if any, payable on the Second PARP Subsequent Payment Date (with the portion of the Second PARP Subsequent Payment Amount that is payable to each Equityholder determined as set forth on a Future Payment Allocation Schedule related to the Second PARP Subsequent Payment Amount); plus

(h) the Third PARP Subsequent Payment Amount, if any, payable on the Third PARP Subsequent Payment Date (with the portion of the Third PARP Subsequent Payment Amount that is payable to each Equityholder determined as set forth on a Future Payment Allocation Schedule related to the Third PARP Subsequent Payment Amount); plus

(i) the Fourth PARP Subsequent Payment Amount, if any, payable on the Fourth PARP Subsequent Payment Date (with the portion of the Fourth PARP Subsequent Payment Amount that is payable to each Equityholder determined as set forth on a Future Payment Allocation Schedule related to the Fourth PARP Subsequent Payment Amount); plus

(j) each Non-PARP Phase 2 Payment Amount, if any, payable on each Non-PARP Phase 2 Payment Date (with the portion of each Non-PARP Phase 2 Payment Amount that is payable to each Equityholder determined as set forth on a Future Payment Allocation Schedule related to such Non-PARP Phase 2 Payment Amount); plus

(k) each Non-PARP Phase 3 Payment Amount, if any, payable on each Non-PARP Phase 3 Payment Date (with the portion of each Non-PARP Phase 3 Payment Amount that is payable to each Equityholder determined as set forth on a Future Payment Allocation Schedule related to such Non-PARP Phase 3 Payment Amount); plus

(l) each Non-PARP Sublicensing Payment Amount, if any, payable on each Non-PARP Sublicensing Payment Date (with the portion of each Non-PARP Sublicensing Payment Amount that is payable to each Equityholder determined as set forth on a Future Payment Allocation Schedule related to such Non-PARP Sublicensing Payment Amount); plus

(m) the Dose Escalation Study Subsequent Payment Amount, if any, payable on the Dose Escalation Study Subsequent Payment Date (with the portion of the Dose Escalation Study Subsequent Payment Amount that is payable to each Equityholder determined as set forth on a Future Payment Allocation Schedule related to the Dose Escalation Study Subsequent Payment Amount).

2.2. Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the “Closing”) at the offices of Jones Day, 3161 Michelson Drive, Irvine, California at 9:01 a.m. Pacific Standard Time on the later of February 10, 2010 or second Business Day following the day upon which the last of the conditions set forth in Article VIII (other than those that by their terms are to be satisfied or waived at the Closing itself) is satisfied or waived in writing, or at such other time, date and location as the Parties hereto agree in writing. All Closing transactions shall be deemed to take place simultaneously and no one of them shall be deemed to have occurred until all shall have occurred. The Closing shall occur at the time the Closing Payment Amount is paid by Buyer. All Closing transactions shall be deemed to take place simultaneously and no one of them shall be deemed to have occurred until all shall have occurred. The date on which the Closing occurs is referred to herein as the “Closing Date.”

2.3. Treatment of Company Options, Company Warrants and Company Notes.

(a) Treatment of Company Options. Prior to the execution of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof) has adopted appropriate resolutions and taken all other actions necessary to provide that each Company Option heretofore granted under the Company Option Plan or otherwise, whether or not currently vested or exercisable immediately prior to the Closing Date, and which remains outstanding immediately prior to the Closing Date, shall, at the Closing, be cancelled, no longer be outstanding and cease to represent the right to acquire shares of Common Stock and in consideration for such cancellation, each holder of a Company Option (whether vested or unvested at the time of such Company Option’s cancellation) shall have the right to receive the amounts payable to such Company Option holder in accordance with Section 2.1. For the avoidance of doubt, each Company Option shall, as of the Closing, be extinguished, shall no longer be outstanding and shall cease to represent the right to acquire shares of Common Stock.

(b) Treatment of Company Notes. Each holder of a Company Note hereby agrees that such Company Note, to the extent outstanding immediately prior to the Closing, shall effective as of immediately prior to the Closing be converted into shares of Series A Preferred Stock in accordance with the terms of such Company Note and shall, as of the Closing, be extinguished, shall no longer be outstanding and shall cease to represent the right to acquire any shares of Company Capital Stock. The Company has delivered to Buyer executed true and correct copies of agreements with the requisite holders of Company Notes pursuant to which such holders have agreed to elect to convert such Company Notes immediately prior to the Closing.

(c) Treatment of Company Warrants. Prior to the execution of this Agreement, the Board of Directors and the holders of the Company Warrants have taken all actions necessary to provide that each Company Warrant which remains outstanding immediately prior to the Closing shall no longer be outstanding and shall cease to represent the right to acquire shares of Series A Preferred Stock or Common Stock and in consideration for such action, each holder of a Company Warrant shall have the right to receive the amounts payable to such Company Warrant holder in accordance with Section 2.1.

2.4. Working Capital Adjustment.

(a) Not more than ten (10) nor later than three (3) days prior to the Closing Date, the Company shall have caused to be prepared and delivered to Buyer (i) the Company’s reasonable and good faith estimated Closing Date Balance Sheet, (ii) a statement (the “Estimated Net Working Capital Statement”) setting forth the Company’s reasonable and good faith estimate of the Closing Date Net Working Capital and the components and calculations thereof, by reference to the foregoing Closing Date Balance Sheet and (iii) a statement (the “Estimated Net Working Capital Adjustment Statement”) setting forth the calculation of the amount by which the estimated Closing Date Net Working Capital as shown on the Estimated Net Working Capital Statement (the “Estimated Net Working Capital”) either (A) exceeds the Target Net Working Capital (such amount, the “Estimated Net Working Capital Excess Amount”) or (B) is less than the Target Net Working Capital (such amount, the “Estimated Net Working Capital Deficiency Amount”). The estimated Closing Date Balance Sheet, Estimated Net Working Capital Statement and Estimated Net Working Capital Adjustment Statement delivered pursuant to this Section 2.4(a) shall be accompanied by all relevant backup materials and schedules, in detail reasonably acceptable to Buyer.

(b) Within ninety (90) calendar days following the Closing Date, the Company shall cause to be prepared and delivered to the Equityholder Representative (i) a Closing Date Balance Sheet, (ii) a statement (the “Net Working Capital Statement”) setting forth the Closing Date Net Working Capital and the components and calculations thereof, by reference to the Closing Date Balance Sheet and (iii) a statement (the “Net Working Capital Adjustment Statement”) setting forth the calculation of the amount by which the Closing Date Net Working Capital as shown on the Net Working Capital Statement either (A) exceeds the Estimated Net Working Capital (as such amount may be adjusted below, the “Net Working Capital Excess Amount”) or (B) is less than the Estimated Net Working Capital (as such amount may be adjusted below, the “Net Working Capital Deficiency Amount”). The Closing Date Balance Sheet, Net Working Capital Statement and Net Working Capital Adjustment Statement delivered pursuant to this Section 2.4(b) shall be accompanied by all relevant backup materials and schedules, in detail consistent with the materials and detail provided by the Company pursuant to Section 2.4(a).

(c) After receipt of the Net Working Capital Statement and the Net Working Capital Adjustment Statement, the Equityholder Representative shall have thirty (30) calendar days to review the Net Working Capital Statement and the Net Working Capital Adjustment Statement. The Company shall give, or cause to be given, to the Equityholder Representative reasonable access during standard working hours to all documents, records and the employees of the Company used in their preparation to the extent such employees are employed by the Company at such time. Not later than thirty (30) calendar days following the date of receipt of the Net Working Capital Statement and the Net Working Capital Adjustment Statement, the Equityholder Representative shall provide the Company with a notice (a “Working Capital Dispute Notice”) listing those items, if any, to which the Equityholder Representative takes exception, which notice shall also (i) specifically identify, and provide a reasonably detailed explanation of the basis upon which the Equityholder Representative has delivered such list, including the applicable provisions of this Agreement on which the dispute set forth in such Working Capital Dispute Notice is based, (ii) set forth the amount of Closing Date Net Working Capital that the Equityholder Representative has calculated based on the information contained in the Net Working Capital Statement and (iii) specifically identify the Equityholder Representative’s proposed adjustment(s). Unless the Equityholder Representative delivers the Working Capital Dispute Notice to the Company setting forth the specific items disputed by the Equityholder Representative on or prior to the thirtieth (30th) day following the Equityholder Representative’s receipt of the Net Working Capital Statement and the Net Working Capital Adjustment Statement, the Equityholder Representative on behalf of the Equityholders shall be deemed to have accepted and agreed to the Net Working Capital Statement and the Net Working Capital Adjustment Statement and such statements (and the calculations contained therein) shall be final, binding and conclusive. If the Equityholder Representative timely provides the Company with a Working Capital Dispute Notice, the Equityholder Representative and the Company shall, within fifteen (15) days following receipt of such Working Capital Dispute Notice by the Company (the “Resolution Period”), use good faith efforts to resolve their differences with respect to the items specified in the Working Capital Dispute Notice (the “Disputed Items”), and all other undisputed items (and all calculations relating thereto) shall be final, binding and conclusive. Any written resolution by the Equityholder Representative and the Company during the Resolution Period as to any Disputed Items shall be final, binding and conclusive.

(d) If the Equityholder Representative and the Company do not resolve all Disputed Items by the end of the Resolution Period, then all Disputed Items remaining in dispute shall be submitted within fifteen (15) days following the expiration of the Resolution Period to an accounting firm of national reputation that is independent of Buyer, the Company or any Equityholder that is an entity and that is reasonably acceptable to both the Equityholder Representative and the Company to resolve the remaining matters in dispute (the “Neutral Arbitrator”), and such firm shall be the Neutral Arbitrator for all purposes of this Section 2.4(d). The Neutral Arbitrator shall act as an arbitrator to determine only those Disputed Items remaining in dispute, consistent with this Section 2.4, and shall request a statement from each of the Equityholder Representative and the Company regarding such remaining Disputed Items. The Neutral Arbitrator shall consider only those Disputed Items that the Equityholder Representative on the one hand and the Company on the other hand are unable to resolve. In resolving any disputed item, the Neutral Arbitrator may not assign a value to any item greater than the greatest value for such item claimed by any Party or less than the smallest value for such item claimed by any Party. The scope of the disputes to be arbitrated by the Neutral Arbitrator is limited to whether the preparation of the Net Working Capital Statement and the Net Working Capital Adjustment Statement were prepared in accordance with this Agreement, and whether there were mathematical errors in the preparation of the Net Working Capital Statement and the Net Working Capital Adjustment Statement, and the Neutral Arbitrator is not to make any other determination. All fees and expenses relating to the work, if any, to be performed by the Neutral Arbitrator shall be allocated between the Equityholder Representative and the Company in the same proportion that the aggregate amount of the Disputed Items so submitted to the Neutral Arbitrator that is unsuccessfully disputed by such Party (as finally determined by the Neutral Arbitrator) bears to the total amount of such Disputed Items so submitted by such Party. In addition, the Parties shall give the Neutral Arbitrator access to all documents, records and employees as reasonably necessary to perform its function as arbitrator. The Neutral Arbitrator shall deliver to the Equityholder Representative and the Company a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Neutral Arbitrator by the Equityholder Representative and the Company) of the Disputed Items submitted to the Neutral Arbitrator within thirty (30) days following receipt of such Disputed Items (or as soon thereafter as practicable), which determination, absent manifest error, shall be final, binding and conclusive, and judgment may be entered on the award. If either the Equityholder Representative or the Company fails to submit a statement regarding any Disputed Items submitted to the Neutral Arbitrator within the time determined by the Neutral Arbitrator or otherwise fails to give the Neutral Arbitrator access as reasonably requested, then the Neutral Arbitrator shall render a decision based solely on the evidence timely submitted and the access afforded to the Neutral Arbitrator by the Equityholder Representative and the Company.

(e) The final, binding and conclusive Net Working Capital Statement and Net Working Capital Adjustment Statement, in each case, based either upon agreement by the Equityholder Representative and the Company, the written determination delivered by the Neutral Arbitrator in accordance with this Section 2.4 or the Equityholder Representative’s failure to notify the Company, in accordance with this Section 2.4, of its objections to either the Net Working Capital Statement or the Net Working Capital Adjustment Statement (or any calculations contained therein) shall be the “Conclusive Net Working Capital Statement” and the “Conclusive Net Working Capital Adjustment Statement,” respectively.

(f) If there is a Net Working Capital Excess Amount, the Equityholder Representative shall prepare a Future Payment Allocation Schedule showing the portion of the Net Working Capital Excess amount to be paid to each Equityholder and deliver such Future Payment Allocation Schedule to Buyer. Within ten (10) Business Days following Buyer’s receipt of such Future Payment Allocation Schedule, Buyer shall pay to each Equityholder the portion of the Net Working Capital Excess Amount set forth opposite such Equityholder’s name on such Future Payment Allocation Schedule in immediately available funds by check or by wire transfer to such bank account or accounts as may be specified on such Future Payment Allocation Schedule; provided, however, that no amount shall be payable pursuant to this Section 2.4(f) unless the aggregate Net Working Capital Excess Amount exceeds $[****], in which case the full Net Working Capital Excess Amount shall be paid.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g) If there is a Net Working Capital Deficiency Amount, the Equityholder Representative shall within ten (10) Business Days following the determination of the Conclusive Net Working Capital Statement, instruct the Escrow Agent to release to the Company from the Working Capital Escrow Account (or if the funds in the Working Capital Escrow Account are insufficient, then first from the Working Capital Escrow Account until the Working Capital Escrow Account has been fully depleted and then from the Indemnification Escrow Account) an amount equal to the Net Working Capital Deficiency Amount in immediately available funds by check or by wire transfer to such bank account or accounts as the Company may specify; provided, however, that no amount shall be payable pursuant to this Section 2.4(g) unless the aggregate Net Working Capital Deficiency Amount exceeds [****], in which case the full Net Working Capital Deficiency Amount shall be paid.

(h) Any Net Working Capital Excess Amount shall be deemed to be an increase in the Purchase Price and any Net Working Capital Deficiency Amount shall be deemed to be a decrease in the Purchase Price for purposes of this Agreement. Absent fraud or willful misconduct in the preparation of the Estimated Net Working Capital Statement or Estimated Net Working Capital Adjustment Statement, neither the Equityholder Representative nor any Equityholder shall have any responsibility for any amount of the Net Working Capital Deficiency other than by means of deductions from the Working Capital Escrow Account or the Indemnification Escrow Account.

2.5. Indemnification Escrow Amount.

(a) Indemnification Escrow Amount. At the Closing, Buyer shall deposit the Indemnification Escrow Amount into an escrow account (the “Indemnification Escrow Account”) to be established by Buyer with Wells Fargo Bank, National Association (the “Escrow Agent”) to be held by the Escrow Agent, pursuant to the terms of an escrow agreement substantially in the form attached hereto as Exhibit A (the “Escrow Agreement”). Buyer shall be treated for Tax purposes as the owner of all amounts held in the Indemnification Escrow Account unless and until such amounts are released therefrom, in which case such amounts shall be treated for Tax purposes as having been paid by Buyer to the Party to whom such amounts are released.

(b) Release of Indemnification Escrow Amount. Following the Indemnification Escrow Release Date, each Equityholder shall be entitled to receive that portion of the Indemnification Escrow Amount then remaining in the Indemnification Escrow Account, if any, that is determined in accordance with the Escrow Agreement.

(c) Escrow Agent Fees and Expenses. Any fees and expenses of the Escrow Agent shall be paid one half by Buyer and one half by the Equityholder Representative (for the account of the Equityholders), with amounts attributed to the Equityholder Representative and known at the Closing to be included in Transaction Expenses. During the period in which the Indemnification Escrow Amount (including any Retained Escrow Amount) is retained in the Escrow Account, all interest or other income earned from the investment of the Indemnification Escrow Amount (the “Escrow Earnings”) shall be retained as additional amounts in the Escrow Account and shall be reported for tax purposes as income of Buyer, provided that within five (5) Business Days following the end of each calendar quarter, forty-five percent (45%) of the Escrow Earnings relating to each such calendar quarter shall be automatically released to Buyer and shall no longer be part of the Indemnification Escrow Account.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.6. Working Capital Escrow Amount.

(a) Working Capital Escrow Amount. At the Closing, Buyer shall deposit the Working Capital Escrow Amount into an escrow account (the “Working Capital Escrow Account”) to be established by Buyer with the Escrow Agent to be held by the Escrow Agent, pursuant to the terms of the Escrow Agreement, to serve as a source of payment for any Net Working Capital Deficiency Amount payable to Buyer pursuant to the terms of Section 2.4(g). Buyer shall be treated for Tax purposes as the owner of all amounts held in the Working Capital Escrow Account unless and until such amounts are released therefrom, in which case such amounts shall be treated for Tax purposes as having been paid by Buyer to the Party to whom such amounts are released.

(b) Release of Working Capital Escrow Amount. Within three (3) Business Days following the payment of the Net Working Capital Deficiency Amount, if any, or the determination of the Conclusive Net Working Capital Statement showing a Net Working Capital Excess Amount, if any, Buyer shall notify the Equityholder Representative in writing of the amount remaining in the Working Capital Escrow Account (the “Remaining Working Capital Escrow Amount”). The Equityholder Representative shall prepare a Future Payment Allocation Schedule showing the portion of the Remaining Working Capital Escrow Amount to be paid to each Equityholder and deliver such Future Payment Allocation Schedule to Buyer and the Escrow Agent. Within ten (10) Business Days following Buyer’s and Escrow Agent’s receipt of such Future Payment Allocation Schedule, the Escrow Agent shall distribute to each Equityholder the portion of the Remaining Working Capital Escrow Amount set forth opposite such Equityholder’s name on such Future Payment Allocation Schedule in immediately available funds by check or by wire transfer to such bank account or accounts as may be specified on such Future Payment Allocation Schedule.

2.7. Distribution of Bonus Amount.

(a) Prior to the execution of this Agreement, the Company has delivered to Buyer a certificate (the “Participating Service Providers Certificate”) signed by the President and Chief Executive Officer of the Company setting forth the names of those employees and consultants of the Company (the “Participating Service Providers”) who are entitled to receive, subject to the terms set forth in any notice provided by the Company in writing to the Participating Service Providers, as consideration for executing and delivering the release contemplated by this Section 2.7(a) and attached hereto as Exhibit B, a portion of the Bonus Amount as set forth on such Participating Service Provider Certificate. Prior to the Closing, the Company has delivered to each Participating Service Provider for execution a general release of all claims against the Company in the form attached hereto as Exhibit B. With respect to each Participating Service Provider who executes a general release of all claims against the Company in the form attached hereto as Exhibit B within forty-five (45) days following the delivery of such release to the Participating Service Provider, and does not revoke such release, following the expiration of any revocation period provided by Applicable Law, Buyer shall, as soon as reasonably practicable, subject to the immediately following sentence, pay and distribute to each such Participating Service Provider, each in his or her capacity as a current or former service provider of the Company, as the case may be, who complies with the procedures set forth in this Section 2.7(a) the portion of the Bonus Amount as set forth on the Participating Service Provider Certificate for such Participating Service Provider. For the avoidance of doubt, the Bonus Amount shall not be distributed to a Participating Service Provider until the general release of claims executed by such Participating Service Provider becomes effective following the expiration of any applicable revocation period. In the event a Participating Service Provider fails to execute within forty-five (45) days following the Closing or revokes such release during any applicable revocation period, then such Participating Service Provider shall not receive any portion of the Bonus Amount. The aggregate portion of the Bonus Amount that is not payable to all Participating Service Providers is referred to herein as the “Unallocated Bonus Amount”.

(b) Promptly following the determination of the Unallocated Bonus Amount, Buyer shall notify the Equityholder Representative as to the Unallocated Bonus Amount. The Equityholder Representative shall prepare a Future Payment Allocation Schedule showing the portion of the Unallocated Bonus Amount to be paid to each Equityholder and deliver such Future Payment Allocation Schedule to Buyer. Within ten (10) Business Days following Buyer’s receipt of such Future Payment Allocation Schedule, Buyer shall pay to each Equityholder the portion of the Unallocated Bonus Amount set forth opposite such Equityholder’s name on such Future Payment Allocation Schedule in immediately available funds by check or by wire transfer to such bank account or accounts as may be specified on such Future Payment Allocation Schedule.

2.8. Rights to Future Payments. The right of each Equityholder to receive the Future Payment Amounts, if any, or his, her or its portion of the Equityholder Representative’s Fund Amount, if any, shall not be evidenced by a certificate or other instrument. The right of each Equityholder to receive the Future Payment Amounts, if any, and the Equityholder Representative’s Fund Amount, if any, may not be offered, sold, pledged, assigned or otherwise transferred by a Equityholder except by operation of law or by will or intestate succession; provided, however, if a Equityholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and a non-natural Person, such Equityholder may offer, sell, pledge, assign or otherwise transfer its interest in the Future Payment Amounts and the Equityholder Representative’s Fund Amount, if any, provided that such Equityholder’s transferee, assignee or pledgee is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and agrees to be bound by the restrictions on transfer set forth in this Section 2.8 and provided, that such Equityholder delivers an opinion of counsel in a form that is reasonably acceptable to the Company stating that such offer, sale, pledge, assignment or other transfer will be effected pursuant to a transaction that is exempt from registration under the Securities Act.

2.9. Escheat. Neither Buyer nor the Company shall be Liable to any Equityholder for any portion of the Purchase Price delivered to a public official pursuant to any applicable abandoned property escheat or similar law. If any amounts payable to a Equityholder have not been claimed by such Equityholder for a period of twelve (12) months following the date such payment is due (or immediately prior to such earlier date on which any Purchase Price would otherwise escheat to or become the property of any Governmental Authority), any such Purchase Price shall, to the extent permitted by Applicable Law, become the property of the Company, free and clear of all claims or interest of any Person previously entitled thereto.

2.10. Withholding Rights. Each of Buyer or the Company shall be entitled to deduct and withhold from the Closing Payment Amount and any Future Payment Amount or any amount otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of United States federal, state or local, or any foreign, Tax law. To the extent that amounts are so withheld and paid over to or deposited with the relevant Governmental Authority by Buyer or the Company, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect of which such deduction and withholding were made.

2.11. Equityholder Representative.

(a) Appointment. As used in this Agreement, the term “Equityholder Representative” shall mean Arthur Pappas, or any Person appointed as a successor Equityholder Representative pursuant to Section 2.11(b) hereof. Arthur Pappas hereby accepts his, her or its appointment as the initial Equityholder Representative. Effective upon Closing, without any further action by any other Person, the Equityholder Representative shall be appointed and constituted in respect of each Equityholder, as his, her or its agent, to act in his, her or its name, place and stead, as such Equityholder’s attorney-in-fact, as more fully set forth in Section 2.11(c).

(b) Election and Replacement. From and after the Closing until the date when all obligations under this Agreement have been discharged (including all indemnification obligations under Article IX hereof), Sellers who were entitled to receive in excess of seventy-two percent (72)% of the Closing Payment Amount payable to the former holders of Series A Preferred Stock (the “Supermajority”), may, from time to time upon written notice to the Equityholder Representative and Buyer, remove any Equityholder Representative (including any appointed by Buyer as provided below) or appoint a new Equityholder Representative to fill any vacancy created by the death, incapacitation, resignation or removal of any Equityholder Representative. If the Supermajority is required to but has not appointed a successor Equityholder Representative to fill any vacancy within ten (10) Business Days from written notice from Buyer to all former holders of Series A Preferred Stock and a request by Buyer to appoint a successor Equityholder Representative, Buyer shall have the right to appoint an Equityholder Representative to fill any such vacancy from the directors of the Company prior to the Closing, and shall use commercially reasonable efforts to advise all Equityholders of such appointment by written notice; provided, however, that a Supermajority shall thereafter retain the right to remove the Equityholder Representative or appoint a new Equityholder Representative pursuant to this Section 2.11(b). A copy of any appointment by the Supermajority of any successor Equityholder Representative shall be provided to Buyer promptly after it shall have been effected. Each successor Equityholder Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Equityholder Representative, and the term “Equityholder Representative” as used herein shall be deemed to include any successor Equityholder Representative.

(c) Authority. The Equityholder Representative shall be authorized, on behalf of the Equityholders, (i) to determine the occurrence of any Milestone, (ii) to resolve any disputes related to the occurrence of any Milestone or the payment of any Future Payment Amount, including the authorization to demand arbitration in accordance with the terms of this Agreement and to comply with Court Orders and awards of arbitrators related thereto, (iii) to resolve any disputes related to any matters arising from Section 7.4, (iv) to discuss, negotiate, resolve and fully and finally settle on behalf of the Equityholders any claims for indemnification by Buyer under Article IX hereof, including the authorization to comply with Court Orders with respect to any such claim for indemnification, (v) to review the Net Working Capital Statement and the Net Working Capital Adjustment Statement, deliver a Working Capital Dispute Notice and discuss, negotiate, resolve and fully and finally settle on behalf of Equityholders any disputes with respect to the Closing Date Net Working Capital pursuant to Section 2.4 hereof, (vi) to take any action, including litigating, defending or enforcing any actions, and to make, deliver and sign any certificate, notice, consent or instrument required or permitted to be made or delivered under this Agreement or under the documents referred to in this Agreement (an “Instrument”) which the Equityholder Representative determines in his or her discretion to be necessary, appropriate or desirable, and, in connection therewith (provided however if any individual Equityholder is named in such litigation, such Equityholder shall have the right to tender defense), (vii) to hire or retain, at the sole expense of the Equityholder, such counsel, investment bankers, accountants, representatives and other professional advisors as he or she determines in his or her sole and absolute discretion to be necessary, advisable or appropriate in order to carry out and perform his or her rights and obligations hereunder, (viii) to act as disbursement agent for any payments to the D&O Indemnified Parties pursuant to Section 7.1, and (ix) to receive all documents, certificates and notices and make all determinations on behalf of the Equityholders required under this Agreement. A decision, act, consent or instruction of the Equityholder Representative shall constitute a decision of the Equityholders, and shall be final, binding and conclusive upon the Equityholders, as the case may be. Any Party receiving an Instrument from the Equityholder Representative shall have the right to rely in good faith upon such Instrument, and to act in accordance with the Instrument without independent investigation. The Equityholder Representative shall promptly, and in any event within two (2) Business Days, provide written notice to each Equityholder of any action taken on behalf of the Equityholders by the Equityholder Representative pursuant to the authority delegated to the Equityholder Representative under this Section 2.11.

(d) No Liability of Equityholder Representative or Buyer. The Equityholder Representative shall determine the amounts to be paid to each Equityholder as set forth on the Initial Allocation Schedule and each Future Payment Allocation Schedule in accordance with the certificate of incorporation of the Company as amended and in effect immediately prior to the Closing as if the transactions contemplated hereby constitute a Deemed Liquidation Event (as defined in the Company’s certificate of incorporation as amended and in effect as of immediately prior to the Closing) and Applicable Law. Notwithstanding the foregoing, neither the Equityholder Representative (nor any of the directors, officers, agents or employees of Equityholder Representative, if applicable) shall be Liable to any Equityholder or any other Person for any error of judgment, or any action taken, suffered or omitted to be taken, or any calculation made or performed under this Agreement, except in the case of the Equityholder Representative’s fraud, gross negligence or willful misconduct. The Equityholder

Representative may consult with legal counsel, independent public accountants and other experts selected by the Equityholder Representative and shall not be Liable to any Equityholder for any action taken or omitted to be taken or any calculation made or performed under this Agreement in good faith in accordance with the advice of such counsel, accountants or experts. As to any matters not expressly provided for in this Agreement, the Equityholder Representative shall not be required to exercise any discretion or take any action. Neither Buyer, the Company nor any of their Affiliates shall have any Liability to any of the Equityholders or otherwise arising out of the acts or omissions of the Equityholder Representative or any disputes among the Equityholders or between the Equityholders and the Equityholder Representative. Buyer may rely entirely on its dealings with, and notices to and from, the Equityholder Representative to satisfy any obligations it may have under this Agreement or otherwise to the Equityholders.

(e) Indemnity; Costs and Expenses. Each Equityholder shall, in proportion to the portion of the Purchase Price plus the Equityholder Representative’s Fund Amount, if any, then previously received by such Equityholder (or if no portion of the Purchase Price and the Equityholder Representative’s Fund Amount has been paid, in proportion to the portion of the Closing Payment Amount to which such Equityholder is entitled), indemnify and defend the Equityholder Representative and hold the Equityholder Representative harmless against any loss, damage, cost, Liability or expense incurred without fraud, gross negligence or willful misconduct by the Equityholder Representative and arising out of or in connection with the acceptance, performance or administration of the Equityholder Representative’s duties under this Agreement. Any Liabilities, losses, penalties, fines, claims, damages, out-of-pocket costs or expenses (including costs of defending claims prior to the final adjudication or settlement of such claims) incurred by or reasonably expected to be incurred by the Equityholder Representative in connection with the acceptance, performance and administration of his or her duties as the Equityholder Representative pursuant to this Agreement (including the hiring of legal counsel, accountants or auditors and other advisors pursuant to the terms of this Agreement but excluding any of the foregoing arising out of the Equityholder Representative’s fraud, gross negligence or willful misconduct) and all fees payable hereunder to the Equityholder Representative by the Equityholder (“Equityholder Representative’s Costs”), shall be paid as follows: (i) first by recourse to the Equityholder Representative’s Fund; and (ii) if such amounts held in the Equityholder Representative’s Fund are insufficient to pay for such Equityholder Representative’s Costs, then by recourse to any Future Payments distributable to Equityholders; and (iii) if such amounts are insufficient to pay such Equityholder Representative’s Costs, then by recourse directly to the Equityholders (in proportion to the portion of the Purchase Price plus the Equityholder Representative’s Fund Amount, if any, then previously received by each such Equityholder, or if no portion of the Purchase Price and Equityholder Representative’s Fund Amount has been paid, in proportion to the portion of the Closing Payment Amount to which such Equityholder is entitled).

(f) Deposit of Equityholder Representative’s Fund Amount. At the Closing, Buyer shall deposit with the Equityholder Representative the Equityholder Representative’s Fund Amount, which shall be held by the Equityholder Representative in trust solely for the purpose of paying the expenses if any, incurred by the Equityholder Representative in connection with this Agreement (the “Equityholder Representative’s Fund”). The deposit of the Equityholder Representative’s Fund Amount by Buyer with the Equityholder Representative shall discharge Buyer’s obligations with respect to such amount, and Buyer shall not have responsibility or Liability for the manner in which the Equityholder Representative administers the Equityholder Representative’s Fund, or for causing or ensuring that all or any portion of the Equityholder Representative’s Fund Amount is ultimately paid or distributed to the Equityholders. Upon the Equityholder Representative’s determination to release the Equityholder Representative’s Fund Amount then remaining, if any, such remaining Equityholder Representative’s Fund Amount shall be distributed to Equityholders in accordance with the certificate of incorporation of the Company as amended and in effect immediately prior to the Closing as if the transactions contemplated hereby constitute a Deemed Liquidation Event (as defined in the Company’s certificate of incorporation as amended and in effect as of immediately prior to the Closing) and Applicable Law.

(g) Access to Information. Within thirty (30) days after the Equityholder Representative’s request following the end of a calendar year, Buyer shall provide to the Equityholder Representative a written report concerning the status of any unachieved Milestones during the previous calendar. At the request of the Equityholder Representative, upon reasonable notice and at a reasonable time and location, the Equityholder Representative shall be entitled to ask, and have answered, reasonable questions arising from their review of such annual updates provided by Buyer. Buyer shall promptly (but no later than five (5) Business Days following the achievement of a Milestone) notify the Equityholder Representative of the achievement of any Milestone, provided that a press release issued by Buyer describing the achievement of such Milestone shall constitute such notice. Promptly thereafter, the Equityholder Representative will prepare a Future Payment Allocation Schedule showing the portion of the Milestone Payment Amount to be paid to each Equityholder and deliver such Future Payment Allocation Schedule to Buyer.

(h) Dispute Resolution.

(1) In the event that the Equityholder Representative shall dispute the purported occurrence or non-occurrence of a Milestone or a request for indemnification or setoff under Article IX, then the Equityholder Representative shall provide written notice to Buyer (the “Dispute Notice”) specifying the amount disputed and the basis for the dispute, together with supporting documentation reflecting the analysis and justification thereof. Buyer and the Equityholder Representative shall thereafter attempt to resolve the dispute as set forth in this Section 2.11(h).

(2) The Equityholder Representative and Buyer shall attempt to resolve any dispute arising out of or relating to this Agreement promptly by negotiation in good faith between the Equityholder Representative and an executive officer of Buyer who has authority to settle the dispute. Each Party shall give the other Party involved written notice of any dispute not resolved in the Ordinary Course of Business. Within seven (7) days following delivery of such notice, the Party receiving notice shall submit to the other a written response thereto. The notice and the response shall include: (i) a statement of each Party’s position(s) regarding the matter(s) in dispute and a summary of arguments in support thereof, and (ii) the name and title of the executive officer who will represent Buyer and any other Person who will accompany that executive officer, in the case of Buyer, or the name of the agent who will represent the Equityholders and any other Person who will accompany that agent, in the case of the Equityholders.

(3) Within fourteen (14) days following delivery of the notice delivered pursuant to Section 2.11(h)(2), the Equityholder Representative and the designated executive officer of Buyer shall meet at a mutually acceptable time and place, and thereafter, as often as they reasonably deem necessary, to attempt to resolve the dispute. All reasonable requests for information made by one Party to the other shall be honored in a timely fashion. All negotiations conducted pursuant to this Section 2.11(h) (and any of the Parties’ submissions in contemplation hereof) shall be kept confidential by the Parties and shall be treated by the Parties and their representatives as compromise and settlement negotiations under the Federal Rules of Evidence and any similar state rules.

(4) In the event that the Equityholder Representative and Buyer are unable to resolve any dispute arising out of this Agreement in accordance with provisions (1), (2) and (3) of this Section 2.11(h) within six months after delivery of any Dispute Notice, Buyer and the Equityholder Representative shall submit such dispute for final adjudication to the applicable court sitting in the State of Delaware in accordance with Section 11.12.

2.12. Additional Actions. If, at any time after the Closing, the Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Company its right, title or interest in, to or under any of the rights, properties or assets of Buyer or the Company or otherwise to carry out this Agreement, the officers and directors of the Company shall be authorized to execute and deliver, in the name and on behalf of Buyer or the Company, as the case may be, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Buyer or the Company, as the case may be, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Company or otherwise to carry out this Agreement. If, at any time after the Closing, the Company shall consider or be advised that any information or documentation is necessary or desirable for the delivery of the Purchase Price from Buyer or the Company to the Equityholders or to otherwise carry out the terms of the Agreement, the Equityholder Representative shall use its reasonable best efforts to obtain such information or documentation from such Equityholders on behalf of Buyer and the Company.

2.13. Tax Forms. The parties acknowledge if an Equityholder has not delivered to Buyer a current and properly executed IRS Form W-9 or appropriate IRS Form W-8 prior to any payment of Payable Consideration or any amount otherwise payable pursuant to this Agreement, Buyer may withhold amounts from such payment pursuant to Section 2.10 if such withholding is required under the Code, or any provision of United States federal, state or local, or any foreign Tax law.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to Buyer to enter into this Agreement, except as disclosed in the disclosure schedule delivered Buyer by the Company concurrently herewith (the “Company Disclosure Schedule”) (it being understood that the Company Disclosure Schedule shall be arranged in sections corresponding to the sections contained in this Agreement, and the disclosures in any section of the Company Disclosure Schedule shall qualify the representations in the corresponding section of this Article III and shall be deemed made in any other section or sections of the Company Disclosure Schedule to the extent the relevance of such disclosures is readily apparent from the text of such disclosure), the Company hereby makes the following representations and warranties to Buyer.

3.1. Organization of the Company. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware with full corporate power and corporate authority to conduct its business as it is presently being conducted, to own, lease or operate, as applicable, its assets and properties, and to perform all its obligations under its Contracts. Schedule 3.1 sets forth each jurisdiction in which the Company is duly qualified to do business as a foreign corporation and the Company is in good standing in each jurisdiction where the character of its properties owned, leased or operated or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on the Company. Copies of the certificate of incorporation and bylaws of the Company, and all amendments thereto, have heretofore been delivered to Buyer and are accurate and complete as of the date hereof. The Company is not in violation of its certificate of incorporation or bylaws.

3.2. Subsidiaries. The Company does not have and has not ever had any Subsidiaries and does not otherwise own or control, directly or indirectly, or hold any rights to acquire, any capital stock or any other securities, interests or investments (other than investments that constitute cash or cash equivalents) in any other corporation, partnership, trust, joint venture, association, or other Person.

3.3. Authorization. The Company has all requisite power and authority, and has taken all action necessary, to execute, deliver and perform this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly approved by the Board of Directors of the Company and no other proceeding on the part of the Company or the Stockholders is necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by Applicable Law. Section 2115 of the California General Corporation Law does not apply to the Company or the transactions contemplated by this Agreement.

3.4. Capitalization.

(a) The authorized capital stock of the Company consists of thirty four million five hundred thousand (34,500,000) shares of Common Stock and twenty two million (22,000,000) shares of Preferred Stock. As of the date of this Agreement and without giving effect to the transactions contemplated hereby, there are issued and outstanding 2,112,500 shares of Common Stock and 10,500,000 shares of Preferred Stock. All of the issued and outstanding shares of Common Stock and Series A Preferred Stock are, and each share of Common Stock or Series A Preferred Stock that may be issued pursuant to the Company Options, Company Warrants or Company Notes will be, if and when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. No claim has been made or, to the Company’s Knowledge, threatened against the Company asserting that any Person other than a Person listed on the Initial Allocation Schedule is the holder or beneficial owner of, or has the right to acquire beneficial ownership of, any stock of, or any other voting or Equity Participation in the Company. Except as set forth on Schedule 3.4(a), there are (i) no accrued and unpaid dividends on any of the Shares and (ii) no commitments to issue additional shares of Common Stock or Series A Preferred Stock. The Company does not hold any Equity Participations of the Company in its treasury.

(b) Except as set forth on the Initial Allocation Schedule, there are no (i) shares of Company Capital Stock outstanding, (ii) other Equity Participations of the Company outstanding, (iii) other Contracts pursuant to which the Company is or may become obligated to issue, sell, transfer, purchase, return or redeem or otherwise acquire Equity Participations of the Company or any other Person or to provide funds to, make an investment in, or contribute capital to, any Person, (iv) Equity Participations of the Company reserved for issuance for any purpose, (v) agreements pursuant to which registration rights in the Shares have been granted, (vi) to the Company’s Knowledge, stockholder agreements, whether written or verbal, among any current or former Stockholders of the Company or (vii) statutory or contractual preemptive rights or rights of first refusal with respect to the Shares.

(c) The Company has not violated any applicable federal or state securities laws or any other Applicable Law in connection with the offer, sale or issuance of any of its capital stock. Except as set forth on Schedule 3.4(c), there are no Contracts of the Company or, to the Company’s Knowledge, Contracts between any of the Equityholders, with respect to the voting or transfer of Equity Participations of the Company.

(d) Schedule 3.4(d) lists each Contract of the Company relating to the Company Options, Company Notes and the Company Warrants. The Company has provided Buyer with a true and accurate copy of each Contract identified on Schedule 3.4(d).

(e) With respect to the Company Options, (i) each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company, or a committee thereof, or a duly authorized delegate thereof, and any required approval by the stockholders of the Company by the necessary number of votes or written consents, and material terms of such grant were communicated to the recipient of such grant within a reasonable time following the Grant Date,

(ii) each such grant was made in accordance with the terms of and pursuant to the Company Option Plan and all Applicable Law, (iii) the per share exercise price of each Company Option was not less than the fair market value of a share of Common Stock on the Grant Date; (iv) each such grant was properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company and in accordance with all Applicable Laws, and (v) no modifications have been made to any such grants after the Grant Date.

(f) The Initial Allocation Schedule is true, complete and accurate as of the date hereof, and the payments to Equityholders described therein are the correct payments to be made to the Equityholders in accordance with the Company’s certificate of incorporation, Applicable Law, and this Agreement, and each Equityholder’s pro rata share of the amounts to be held in the Indemnification Escrow Account is accurately reflected therein based on the assumptions set forth therein.

(g) The Closing Date Allocation Schedule, when delivered to Buyer and the Paying Agent, will be true, complete and accurate as of the Closing, and the payments to Equityholders described therein will be the correct payments to be made to the Equityholders in accordance with the Company’s certificate of incorporation, Applicable Law, and this Agreement, and each Equityholder’s pro rata share of the amounts to be held in the Indemnification Escrow Account is accurately reflected therein based on the assumptions set forth therein.

(h) Each Future Payment Allocation Schedule, when delivered to Buyer, will be true, complete and accurate as of the date of delivery of such Future Payment Allocation Schedule, and the payments to Equityholders described therein will be the correct payments to be made to the Equityholders in accordance with the Company’s certificate of incorporation, Applicable Law, and this Agreement in connection with such Future Payment Amount.

(i) The distribution of the Purchase Price pursuant to the Closing Date Allocation Schedule and each applicable Future Allocation Schedule will not be in conflict with, or constitute a violation of, the certificate of incorporation of the Company in effect immediately prior to the Closing. No holder of any Equity Participation of the Company will be entitled to receive any consideration with respect to any Equity Participations of the Company except as set forth in, with respect to the Closing Payment Amount, the Closing Date Allocation Schedule or, with respect to any Future Payment Amount, the applicable Future Payment Allocation Schedule.

3.5. Title to Properties and Assets.

(a) The Company has good and valid title to or, in the case of leased properties or properties held under license, a good and valid leasehold or license interest in, all of its properties and assets. The assets, properties and rights of the Company constitute all of the assets, properties and rights which are necessary for the operation of the Company’s business as currently conducted. The Company holds title to each material property and asset which it purports to own, free and clear of any Encumbrances other than Permitted Encumbrances. Notwithstanding the foregoing, the representations in this Section 3.5 do not apply to Intellectual Property rights, which are subject to the representations and warranties contained in Section 3.19.

(b) All of the tangible assets of the Company are in all material respects in reasonably serviceable operating condition and repair (giving due account to the age and length of use of same, ordinary wear and tear excepted) and are adequate for the conduct of its business in substantially the same manner as it has heretofore been conducted.

(c) Schedule 3.5(c) sets forth a true and complete list of all real property leased by the Company (collectively, the “Leased Real Property”), including the location of, and a brief description of the nature of the activities conducted on, such Leased Real Property. The Company has a valid leasehold interest in the Leased Real Property, free and clear of all Encumbrances, except Permitted Encumbrances. To the Company’s Knowledge, no Person other than the Company has any right to use, occupy or lease all or any portion of the Leased Real Property. The Company has all certificates of occupancy and Permits of any Governmental Authority necessary for its current use and operation of the Leased Real Property, except to the extent that any such Permits are held by the landlord and/or owner of such Leased Real Property, and the Company has complied in all material respects with the conditions of such certificates of occupancy and other Permits. To the Knowledge of the Company, no Default has occurred in the due observance of any Permit applicable to the Leased Real Property

(d) The Company does not own, and never has owned, any real property.

3.6. Absence of Certain Activities or Changes. Since the date of the Most Recent Balance Sheet Date through the date of this Agreement, the Company has conducted its operations in the Ordinary Course of Business and there has been no: (i) Material Adverse Effect on the Company or (ii) action taken which, if taken after the date of this Agreement without Buyer’s consent, would violate the provisions of Section 6.1(b) of this Agreement.

3.7. Material Contracts.

(a) All Contracts, Indebtedness (including all evidences of Indebtedness owed to the Company by any officer, director or employee of the Company (collectively the “Employee Loans”)), Liabilities and other obligations to which the Company is a party or by which it is bound that: (i) are material to the conduct and operations of its business and its properties, (ii) require the Company to provide in-kind consideration, (iii) contain covenants (A) to indemnify or hold harmless any Person or (B) not to (or otherwise restricting or limiting the Company’s ability to) compete in any line of business or geographical area (including any covenant not to compete with respect to the manufacture, marketing, distribution or sale of any product or product line), solicit any customer of any Person, solicit or hire any employee, consultant or independent contractor of any Person or transact business or deal in any other manner with any other Person, (iv) involve real property, (v) involve a joint venture, strategic alliance, partnership, or limited liability company relationship, (vi) govern or relate to Indebtedness, including guarantees for money borrowed by others, (vii) are material customer or supplier agreements of the Company, (viii) obligate the Company to develop any product or technology, (ix) relate to the acquisition or disposition of any material assets, (x) relate to any rights or obligations to undertake the development or commercialization of any pharmaceutical product, (xi) require, or would reasonably be expected to result in, payments by the Company in excess of $50,000 per annum, (xii) results in any Person holding a power of attorney from the Company, (xiii) relate to the Development Products, the Development Compounds or any related products or product candidates, (xiv) contain a “change of control” or similar provision (other than any Benefit Plan), (xv) involve the payment of royalties or other amounts calculated upon the revenues or income of the Company or income or revenues related to any product or Intellectual Property of the Company, (xvi) involve any Governmental Authority, or (xvii) are not terminable upon ninety or fewer days notice without penalty or additional Liabilities (collectively and together with the Contracts identified on Schedule 3.5(c) and Schedule 3.19(b), the “Material Contracts”) are listed in Schedule 3.7(a) and complete and accurate copies and all amendments thereto of such Contracts, Indebtedness, Liabilities and other obligations have been provided to Buyer.

(b) Each Material Contract is in full force and effect except for Contracts which have expired by their terms in the Ordinary Course of Business. All of the Material Contracts are valid, binding and enforceable against the Company in accordance with their terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting enforcement of creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by Applicable Law. The Company is not in Default under any Material Contract in any material respect. To the Company’s Knowledge, no other party is in Default under such Material Contracts in any material respect and, to the Company’s Knowledge, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute a Default under any Material Contract. No written notice of any claim of Default under a Material Contract has been given to the Company. To the Company’s Knowledge, the Company has not waived any of its rights under any Material Contract. The Company is not currently paying liquidated damages in lieu of performance under any Material Contract.

3.8. Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation of, or be in conflict with or constitute a violation of, the certificate of incorporation or bylaws of the Company, or (ii) assuming the consents and approvals referred to in Section 3.16 are duly obtained, result in a violation of, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a Default under, result in a violation of, or conflict with any Applicable Laws, Court Orders or Permits applicable to the Company or (iii) violate, conflict with, result in a material Default under, or give to any Person any rights of termination or acceleration under any Contract of the Company, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the properties, assets or Equity Participations of the Company.

3.9. Financial Statements.

(a) The Company has heretofore furnished to Buyer (a) copies of the audited balance sheet of the Company as of December 31, 2006, 2007 and 2008, together with the related statements of operations, stockholders’ equity (deficit) and cash flows for the periods then ended and the notes thereto, accompanied by the reports thereon of PricewaterhouseCoopers

LLP, (b) copies of the unaudited balance sheets of the Company as of December 31, 2009 (the “Most Recent Balance Sheet”), together with the related unaudited statements of operations, stockholders’ equity (deficit), and cash flow for the period then ended, and the notes thereto (all the financial statements referred to in clauses (a) and (b) above being hereinafter collectively referred to as the “Financial Statements”). The Financial Statements, including the notes thereto, (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby without modification of the accounting principles used in the preparation thereof (except as otherwise stated in the applicable footnotes), (ii) present fairly in all material respects the financial position, results of operations and changes in financial position of the Company as of such dates and for the periods then ended (subject, in the case of the unaudited interim Financial Statements described in clause (b) above, to normal immaterial year-end audit adjustments consistent with prior periods), and (iii) were prepared in accordance with the books of account and other financial records of the Company.

(b) Buyer has been provided with the audit reports of PricewaterhouseCoopers LLP in respect of the audited Financial Statements. The Company has not withheld any information from the auditors, which, if disclosed would reasonably be expected to have caused the auditors to qualify their audit report or to refuse to issue their report with respect to any of the audited Financial Statements. No auditor to the Company has ever declined or indicated its inability to issue an opinion with respect to any financial statements of the Company.

(c) The Company maintains a system of internal control over financial reporting that is adequate to permit preparation of the financial statements of the Company in accordance with GAAP. There have been no instances of fraud by the Company or, to the Knowledge of the Company, its officers, whether or not material, that occurred during any period covered by the Financial Statements.

3.10. Liabilities. The Company has no Liabilities of any nature which are not shown or provided for on the Most Recent Balance Sheet, except for (a) Liabilities incurred or accrued in the Ordinary Course of Business since the date of the Most Recent Balance Sheet, (b) Liabilities arising from matters disclosed in Schedule 3.10, or (c) Liabilities incurred under this Agreement or in connection with the transactions contemplated hereby. The Company has never effected or maintained any “off-balance sheet arrangement” (as defined in Item 303(c) of Regulation S-K of the U.S. Securities and Exchange Commission).

3.11. Taxes.

(a) The Company has timely filed all material Tax Returns it is required to have filed. Such Tax Returns are accurate, complete and correct in all material respects.

(b) The Company has timely paid all Taxes required to have been paid (whether or not shown as due on any Tax Returns) and have reserved in accordance with GAAP in the Most Recent Balance Sheet for all Taxes (whether or not shown on any Tax Return) that have accrued as of the balance sheet date.

(c) Except as set forth on Schedule 3.11(c):

(i) no written claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax by that jurisdiction;

(ii) no extensions or waivers of statutes of limitations with respect to the Tax Returns have been given by or requested from the Company; and

(iii) no written claim for assessment or collection of Taxes has been asserted against the Company which remains unpaid or unresolved, and there is no presently pending audit examination, refund claim, litigation, proceeding, proposed adjustment or matter in controversy with respect to any Taxes of or with respect to the Company.

(d) Except to the extent indicated in Schedule 3.11(d), all deficiencies asserted or assessments made against the Company as a result of any examinations by any taxing authority have been fully paid.

(e) There are no Encumbrances for Taxes (other than Permitted Encumbrances) upon the assets of the Company.

(f) The Company is not party to or bound by any Tax indemnity, Tax sharing, tax allocation or similar agreement.

(g) The Company is not party to or bound by any closing agreement, offer in compromise or other agreement with any taxing authority.

(h) (1) The Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code (or any predecessor provision or comparable provision of state, local or foreign law), or a member of a combined, consolidated or unitary group for state, local or foreign Tax purposes, other than the group of which the Company is the common parent;

(2) The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign income Tax law), as transferee or successor, by Contract (excluding for purposes of this Section 3.11(h) Liability pursuant to customary provisions in Contracts not primarily relating to Taxes) or otherwise; and

(3) The Company has not engaged in a transaction that constitutes a “reportable transaction”, as such term is defined in Treasury Regulation Section 1.6011-4(b)(1), or a transaction that constitutes a “listed transaction”, as such term is defined in Treasury Regulation Section 1.6011-4(b)(2).

(i) The Company has not incurred any Liability for Taxes following the date of the Most Recent Balance Sheet other than Taxes incurred in the Ordinary Course of Business or Taxes incurred as a result of the transactions contemplated by Article II.

(j) The Company has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(k) The Company has never been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(l) The Company has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(m) The Company has never elected to be treated as an “S corporation” within the meaning of Section 1362(a)(1) of the Code.

3.12. Environmental Matters. (a) To the Company’s Knowledge, there has been no disposal, release or threatened release of Hazardous Materials (as defined below) on, from, near or under the Leased Real Property that would be reasonably likely to form the basis of a material Environmental Claim against the Company, (b) no third party has used, generated, manufactured or stored on, under or about the Leased Real Property or transported to or from the Leased Real Property any Hazardous Materials in violation of applicable Environmental Laws, (c) there are no Environmental Claims pending or, to the Company’s Knowledge, threatened against the Company, (d) the Company is not subject to any Court Order, letter or memorandum by or with any Governmental Authority or Contract with any Person imposing any Liability under any Environmental Law; and (e) the Company has not retained or assumed, either contractually or by operation of law, any Liability or obligation that would reasonably be expected to have formed the basis of any Environmental Claim against the Company. For purposes of this Agreement, the terms “disposal,” “release” and “threatened release” shall have the definitions assigned thereto by the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended (“CERCLA”). For the purposes of this Section 3.12, “Hazardous Materials” shall mean any hazardous or toxic substance, material or waste which is regulated under, or defined as a “hazardous substance,” “pollutant,” “contaminant,” “toxic chemical,” “hazardous material,” “toxic substance” or “hazardous chemical” under any Environmental Law. “Environmental Law” shall mean all Applicable Laws relating to pollution or protection of human health or the environment, including, without limitation (i) CERCLA, (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (iii) the U.S. Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (iv) the U.S. Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (v) the U.S. Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; and (vi) regulations promulgated under any of the above statutes.

3.13. Employee Benefits.

(a) Schedule 3.13(a) lists as of the date hereof all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and all other employee compensation and benefits plans, policies, programs, arrangements or payroll practices, including multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, fringe benefit and any other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in respect of any present or former officers, directors, stockholders or other Workers of the Company or any of its ERISA Affiliates, in each case sponsored, maintained, contributed or required to be contributed to by the Company or any of its ERISA Affiliates or under which the Company or any of its ERISA Affiliates has any current or potential Liability (each a “Benefit Plan,” and collectively, the “Benefit Plans”). For each Benefit Plan, true and complete copies of, where applicable, (i) the three (3) most recent annual reports on Form 5500 (with schedules and attachments) and associated summary annual reports, (ii) the actuarial reports and results of all nondiscrimination tests for the last three (3) plan years, and (iii) any plan document (or, in the case of an unwritten Benefit Plan, a written description thereof), summary plan description (and any summaries of material modifications with respect thereto), trust agreement (and any other documents relating to the funding or payment of benefits under any Benefit Plan), employment agreement and other governing instrument, document or employee communication, have been delivered to Buyer as of the date hereof.

(b) No Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. No Benefit Plan is a “multiple employer plan” as defined in Section 210(a) of ERISA or a “multiemployer plan” as defined in Section 3(37) of ERISA, and none of the Company or any ERISA Affiliate has withdrawn at any time from any multiemployer plan, or incurred any withdrawal Liability with respect to any multiemployer plan which remains unsatisfied, and no events have occurred and no circumstances exist that would reasonably be expected to result in any such Liability to the Company or any ERISA Affiliate.

(c) Each Benefit Plan has been established and administered in accordance with its terms, and in compliance in all material respects in accordance with the requirements of Applicable Law (including with the requirements of ERISA and the Code). All insurance premiums with respect to any of the Benefit Plans, and all contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Benefit Plans to any funds or trusts established thereunder or in connection therewith, have been made or paid by the due date thereof and all contributions or payments for any period ending on or before the Closing Date which are not yet due will have been paid or accrued prior to the Closing Date.

(d) Each Benefit Plan intended to qualify under Section 401(a) of the Code has obtained a favorable determination or opinion letter from the Internal Revenue Service (“IRS”) or may rely upon an opinion letter for a prototype plan and each such Benefit Plan has adopted all amendments necessary to comply with the Code on or before the remedial amendment period deadline specified for each such amendment pursuant to Section 401(b) of the Code or IRS promulgations. The Company has provided to Buyer a true and compete copy of the latest IRS determination or opinion letter with respect to each such Benefit Plan and nothing has since occurred that could cause the loss of such qualification or exemption and no such Benefit Plan has been operated in a manner which would reasonably be expected to cause it to be disqualified in operation. No Benefit Plan is or at any time was funded through a “welfare benefit fund” as defined in Section 419(e) of the Code, and no benefits under any Benefit Plan are or at any time have been provided through a voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

(e) No Benefit Plan has participated in, engaged in or been a party to any transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA (i) that is not exempt under Section 4975 of the Code or Section 408 of ERISA, respectively, or (ii) that could result in a material Liability to the Company or any ERISA Affiliate. With respect to any Benefit Plan, (i) neither the Company, nor any of its ERISA Affiliates has had asserted against it any material claim for taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for material penalties under ERISA Sections 502(c), 502(i) or 502(l), nor, to the Company’s Knowledge, is there a basis for any such claim, and (ii) no officer, director or employee of the Company has committed a breach of any fiduciary responsibility or obligation imposed by Title I of ERISA that could result in a material Liability to the Company or any ERISA Affiliate. Other than routine claims for benefits, there is no claim or proceeding (including any audit or investigation) pending or, to the Company’s Knowledge, threatened, involving any Benefit Plan by any Person or any Governmental Authority.

(f) Schedule 3.13(f) sets forth a list as of the date hereof of all (i) employment agreements or letters with officers of the Company, (ii) agreements with consultants who are individuals obligating the Company to make, pursuant to which the Company has made, or pursuant to which it is reasonably likely that the Company will make, annual cash payments in an amount of fifty thousand dollars ($50,000) or more, (iii) Contracts, programs and policies of the Company under which the Company may be obligated to provide a Worker severance or any other compensation or benefits as a result of the transaction contemplated by this Agreement or upon termination of employment or any other relationship with the Company, (iv) plans, programs, agreements and other arrangements of the Company with or relating to its Workers that contain change in control provisions, and (v) all written agreements between the Company and any Worker of the Company and identifies each such Worker whose employment may be terminated on not less than three months notice without compensation. The Company has delivered to Buyer true and complete copies of all such agreements, plans, programs and other arrangements.

(g) Except as set forth on Schedule 3.13(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former Worker of the Company or with respect to any Benefit Plan; (ii) increase any benefits otherwise payable under any Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; (iv) result in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or section 4975 of the Code; (v) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any Person; or (vi) result in the payment of any amount that would, individually or in combination with any other such payment, not be deductible as a result of Section 280G of the Code.

(h) Except as set forth in Schedule 3.13(h), none of the Benefit Plans provide retiree health or life insurance benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA or any other Applicable Law. There has been no violation of the “continuation coverage requirement” of “group health plans” as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA with respect to any Benefit Plan to which such continuation coverage requirements apply.

(i) Except as set forth in Schedule 3.13(i), the Company has reserved all rights necessary to amend or terminate each Benefit Plan without the consent of any other Person.

(j) Except as set forth in Schedule 3.13(j), no Benefit Plan or other contract between the Company and any “service provider” (within the meaning of Section 409A of the Code and the guidance issued thereunder) is a “nonqualified deferred compensation plan” within the meaning of Treasury Regulation section 1.409A-1(a)(1).

3.14. Compliance with Law. The operation of the business of the Company has been conducted in material compliance with all Applicable Laws, all Court Orders applicable to the Company or its business and all Permits required for the operation of the Company’s business. The Company has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such Applicable Laws, Court Orders or Permits, and the Company does not know of any existing circumstances that are likely to result in violations of any of the foregoing.

3.15. Permits. Schedule 3.15 sets forth a complete list of all material Permits used in the operation of the Company’s business or otherwise held by the Company in connection with its business, all of which are valid and in full force and effect as of the date hereof, and accurate and complete copies of such Permits have been delivered to Buyer. The Company has all material Permits required in the operation of its business and to own, lease and operate its properties and assets, and such Permits are in full force and effect and are owned by the Company free and clear of all Encumbrances except Permitted Encumbrances. The Company is not in material Default, nor has it received any notice of any claim of Default, with respect to any such Permit. Such Permits will not be adversely affected by the completion of the transactions contemplated by this Agreement. No suspension or cancellation of any such Permits is pending or, to the Company’s Knowledge, threatened. To the Knowledge of the Company, no Governmental Authority is challenging the right of the Company to design, research, develop, pre-clinically or clinically test, manufacture, license, offer or sell any of its products or services.

3.16. Consents and Approvals. Except for the filing of notification, and expiration or early termination of the waiting period under, the HSR Act, as well as any required approval or notification under laws analogous to the HSR Act existing in foreign jurisdictions, no consent, approval or authorization of, or filing or registration with, any Governmental Authority or any other Person is required to be made, obtained or given by the Company in connection with the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.

3.17. Litigation. There is no action, suit, proceeding, claim, arbitration, audit of a Governmental Authority, criminal prosecution, unfair labor practice charge or complaint, examination or investigation (“Proceeding”) pending (or, to the Company’s Knowledge, threatened) against the Company, or relating to its activities, properties or assets or, to the Company’s Knowledge, against any officer, director or employee of the Company in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company. To the Company’s Knowledge, there is no factual or legal basis for any such Proceeding that would be reasonably expected to result in any such Proceeding that could result in material monetary damages or any equitable remedy. The Company is not a party to or subject to the provisions of any Court Order and there is no material Proceeding by the Company currently pending or which the Company intends to initiate.

3.18. Labor Matters.

(a) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, collective bargaining agreement, commitment or arrangement with any labor union, and, to the Company’s Knowledge, no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company, and no campaign is being conducted to solicit cards from employees of the Company by any labor union or labor organization.

(b) There is no strike, slowdown, work stoppage, lockout, or other labor dispute or union organizing activity, or any similar activity or dispute involving the Company, or, to the Company’s Knowledge, threatened. The Company has not, during the period from the Company’s inception through the date of this Agreement, received any material demand letters, civil rights charges, suits, drafts of suits, administrative or other claims from any of its employees.

(c) All individuals who are performing consulting or other services for the Company are correctly classified by the Company as either “independent contractors” or “employees” as the case may be and, at the Closing Date, will qualify for such classification with immaterial exceptions.

(d) The Company is in compliance in all material respects with all Applicable Laws respecting employment, termination of employment, employment practices, terms and conditions of employment, wages and hours, overtime, collective bargaining, employment discrimination, leaves of absence, immigration, civil rights, safety and health, workers’ compensation, pay equity, classification of employees, the collection and payment of withholding and/or social security Taxes, and other employment related Taxes. In addition, each Worker is in compliance with all applicable visa and work permit requirements. No visa or work permit held by a Worker will expire during the six month period beginning at the date of this Agreement.

(e) No claims, disputes, grievances, or controversies are pending or, to the Knowledge of the Company, threatened involving any Worker or group of Workers. No charges, investigations, administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual orientation, disability or veteran status) are threatened or pending before the Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department of Labor, the U.S. Occupational Health and Safety Administration, the Workers Compensation Appeals Board, or any other Governmental Authority against the Company pertaining to any Worker.

(f) All employees of the Company are employed on an at-will basis, which means that their employment can be terminated at any time, with or without notice, for any reason or no reason at all. No employee of the Company has been granted the right to continued employment by the Company. Schedule 3.18(f) lists all employee manuals and handbooks, policy statements and agreements relating to the employment or other relationship of Workers with the Company as of the date of this Agreement and the Company has delivered to Buyer accurate and complete copies of the same.

(g) Schedule 3.18(g) sets forth an accurate and complete list of all (i) employees of the Company, including each employee’s name, title or position, present annual compensation (including bonuses, commissions and deferred compensation), accrued and unused paid vacation and other paid leave, years of service, interests in any incentive compensation plan, vested and unvested equity interests, and estimated entitlements to receive supplementary retirement benefits or allowances (whether pursuant to a contractual obligation or otherwise), (ii) individuals who are currently performing services for the Company who are classified as independent contractors, including the respective compensation of each consultant or independent contractor, and (iii) any employees or independent contractors of an Affiliate of the Company that perform services for the Company.

(h) The Company is in full compliance with the Worker Readjustment and Notification Act (the “WARN Act”) (29 U.S.C. §2101) and any applicable state laws or other Applicable Laws regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other governmental authority. No reduction in the notification period under the WARN Act is being relied upon by the Company. Schedule 3.18(h) sets forth an accurate, correct and complete list of all employees terminated (except with cause, by voluntarily departure or by normal retirement), laid off or subjected to a reduction of more than 50% in hours or work during the three full calendar months preceding the date of this Agreement.

3.19. Intellectual Property.

(a) Schedule 3.19(a) sets forth a complete and accurate list of all (1) patents, patent applications and other rights granted by a Governmental Authority with respect to an invention issued or filed with any Governmental Authority, together with all reissues, divisions, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (2) trade names, common law trademarks, common law service marks, registered trademarks, registered service marks, and applications for trademark registration or service mark registration, (3) registered and unregistered copyrights and (4) domain name registrations and websites in each case owned, used or held for use by the Company in the conduct of its business, specifying as to each such item, as applicable (i) the owner(s) of the item, (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, and application number of the item, and (iv) the date of application and issuance or registration of the item.

(b) Schedule 3.19(b) sets forth a complete and accurate list of all material licenses, sublicenses, consents and other agreements (whether written or otherwise) (i) pertaining to any Intellectual Property used by the Company in the conduct of its business, and (ii) by which the Company licenses or otherwise authorizes a third party to use, covenants not to sue under or grants an immunity from suit under any Intellectual Property of the Company. Neither the Company nor, to the Company’s Knowledge, any third party is in Default under any such license or other agreement in any material respect, and except as set forth on Schedule 3.19(b), each such license or other agreement is now and immediately following the Closing shall be in full force and effect. Any license, sublicense, consent or other agreement pertaining primarily to the development, manufacture, or use of Development Compounds is deemed “material” for purposes of this Section 3.19(b).

(c) To the Company’s Knowledge, the business operations of the Company do not and have not infringe(d), misappropriate(d) or otherwise violate(d) the Intellectual Property rights of any Person, or constitute unfair competition or trade practices under the laws of any jurisdiction. To the Company’s Knowledge, no Person has infringed, misappropriated or otherwise violated the Intellectual Property of the Company, and the Company has not filed or threatened in writing any claims alleging that a third party has infringed, misappropriated or otherwise violated any Intellectual Property of the Company. No third party has filed any or, to the Company’s Knowledge, threatened any claims alleging that the Company has infringed, misappropriated or otherwise violated any Person’s Intellectual Property rights. The Company has not given any indemnification, release or covenant to any third party against infringement, misappropriation or other violation of Intellectual Property of the Company. The Company has not requested (whether or not received) any opinion of patent counsel that concerns infringement, validity or enforceability of any Person’s patent that have not been disclosed to Buyer.

(d) Except as set forth thereon, all of the items listed in Schedule 3.19(a) are owned solely by the Company free and clear of all liens and encumbrances, and (i) are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their scope or validity, (ii) no opposition, extension of time to oppose, interference, rejection, or refusal to register has been filed in connection with any such application, (iii) to the Company’s Knowledge, are, as to registered patents and registered trademarks, valid and enforceable, and (iv) the ownership of the entire right, title and interest therein is recorded with the applicable Governmental Authority solely in the name of the Company. All fees, taxes, annuities and other payments associated with filing, prosecuting, issuing, recording, registering or maintaining any such Intellectual Property have been paid in full in a timely manner (including any permitted extensions) to the proper Governmental Authority, and except as set forth in Schedule 3.19(a), no such fees are due within the one year period following the date hereof. Except as set forth in Schedule 3.19(d), none of the Intellectual Property owned or controlled by the Company is the subject of any order, decree or injunction of any Governmental Authority, and the Company has not been the subject to any order, decree or injunction of any Governmental Authority in respect of any other Person’s Intellectual Property.

(e) None of the trade secrets or other material confidential or proprietary information of the Company has been disclosed to any Person unless such disclosure was necessary and made pursuant to an appropriate confidentiality agreement. To the Company’s Knowledge, there has not been any breach by any of the counterparties to any such agreement. The Company has taken commercially reasonable measures at least commensurate with those taken by similarly situated biotechnology companies to maintain the confidentiality of the trade secrets and other material confidential or other proprietary information and in each such case using not less than a reasonable degree of care under the circumstances.

(f) Except for any fees payable to a Governmental Authority to issue, register or maintain any of the Intellectual Property listed in Schedule 3.19(a) and for any payments required pursuant to a contract listed in Schedule 3.19(b), no payment of any kind is required to be made to any Person (including directors, officers, employees, consultants, contractors and agents of the Company) for the ownership or use of any Intellectual Property listed in Schedule 3.19(a). None of the Intellectual Property owned by the Company was developed with funding by any Governmental Authority and no Governmental Authority has any rights thereto.

(g) No Person has claimed any compensation from the Company for the loss of or unauthorized disclosure or transfer of personal data or information, and no facts or circumstances exist to the Company’s Knowledge that might give rise to such a claim.

3.20. Transactions with Certain Persons. No Related Party has or has had, either directly or indirectly, a material interest in: (a) any Person or entity which purchases from or sells, licenses or furnishes to the Company any goods, property, technology, intellectual or other property rights or (b) any Contract to which the Company is a party or by which it is bound or to which any of its properties or assets is subject. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that has resulted in, or would reasonably be expected to result in, any claim by an employee or director of the Company for indemnification or advancement of expenses related thereto pursuant to (i) the terms of the certificate of incorporation or bylaws of the Company, (ii) any indemnification agreement or other Contract between the Company and any such employee, or (iii) any Applicable Laws.

3.21. Insurance. Schedule 3.21 sets forth a complete and correct list of all insurance policies of the Company of any kind currently in force and also sets forth for each insurance policy the type of coverage, the name of the insureds, the insurer, the premium, the expiration date, the deductibles and loss retention amounts and the amounts of coverage. True, correct and complete copies of such insurance policies have been made available to Buyer. All such insurance policies are in full force and effect and insure the Company in reasonably sufficient amounts against normal risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located. Such insurance policies are sufficient for compliance with Applicable Law and for compliance with any obligations under any Contract of the Company and are provided by reputable and nationally recognized insurers. The Company does not have any self-insurance or co-insurance programs. The Company is not in Default under any material provision of any such insurance policy and the Company has not received notice of cancellation of any such insurance. No event relating specifically to the Company (as opposed to events affecting the pharmaceuticals industry in general) has occurred that is reasonably likely to result, after the date of this Agreement, in an increase in premiums under any insurance policies they maintain. To the Company’s Knowledge, no event has occurred, including the failure by the Company to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of the Company under any such excess liability or protection and indemnity insurance policies.

3.22. Certain Business Practices. None of the directors, officers, agents or employees of the Company or any of their Affiliates has, in each case in connection with the Company’s business, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses, including expenses related to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns, made any bribes or kickback payments or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) made any payment to any customer or supplier of the Company, or given any other consideration to any such customer or supplier in respect of the Company’s business that violates Applicable Law or (d) made any other unlawful payment.

3.23. No Brokers. Except as set forth on Schedule 3.23, none of the Company or any of its officers, directors or employees, has entered into nor will enter into any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in an obligation of Buyer, the Company, or any of their respective Affiliates to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

3.24. Books and Records. The Company has made and kept (and given Buyer access to) its true, correct and complete books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The minute books of the Company previously made available to Buyer accurately and adequately reflect in all material respects all action previously taken by the Stockholders, Board of Directors and committees of the Board of Directors of the Company. The copies of the stock book records of the Company previously made available to Buyer are true, correct and complete, and accurately reflect all transactions effected in the Equity Participations of the Company through and including the date hereof.

3.25. Bank Accounts. Schedule 3.25 contains a true, correct and complete list of all bank accounts maintained by the Company, including each account number and the name and address of each bank and the name of each Person who has signature power with respect to each such account or power of attorney to act on behalf of the Company.

3.26. FDA and Related Matters. (a) The Company has had no written or oral communications, including, but not limited to, Regulatory or Warning Letters and Section 305 Notices and similar letters or notices, with any Regulatory Authority. The Company is not subject to, and has not received notice of, any criminal, injunctive, seizure or civil penalty actions begun or threatened by any Regulatory Authority against the Company.

(b) The Company has no Knowledge (and has not been notified by a Company Partner) of any pending regulatory action of any sort (other than non-material routine or periodic inspections or reviews) against any of the Company or any Person that manufactures, develops or distributes Development Compounds or Development Products pursuant to a development, contract research, commercialization, manufacturing, supply or other collaboration arrangement with the Company (each, a “Company Partner”) by any Regulatory Authority. None of the Company or, to the Company’s Knowledge, any Company Partner, has committed or permitted to exist any material violation of the rules and regulations of any Regulatory Authority which has not been cured by the Company or, to the Company’s Knowledge, any Company Partner, or waived by the relevant Regulatory Authority.

(c) All Development Compounds and Development Products are being and have been developed, manufactured, used, processed, packaged, labeled, stored and tested by or on behalf of the Company in compliance in all material respects with all applicable requirements under all Applicable Laws. The Company is not conducting, and has not conducted, directly or through a Company Partner, any clinical trials of a Development Product. All preclinical trials conducted by or on behalf of the Company with respect to Development Compound and Development Products are being and have been conducted in compliance in all material respects with all Applicable Laws.

(d) None of the Company or, to the Company’s Knowledge, any of their respective agents or subcontractors, has been convicted of any crime or engaged in any conduct which could result in debarment or disqualification by any Regulatory Authority, and there are no proceedings pending or, to the Company’s Knowledge, threatened in writing that reasonably would reasonably be expected to result in criminal liability or debarment or disqualification by any Regulatory Authority.

(e) The Company has not marketed, sold, offered for sale, or distributed for sale any products. The Company does not have any information with respect to the safety or efficacy in humans of the Development Compounds or Development Products. The Company has not filed any INDs with respect to any Development Compounds.

(f) The Company has not received from any Regulatory Authority any (i) inspection reports, (ii) notices of adverse findings, warning, untitled letters, minutes of meetings or (iii) other correspondence from any Regulatory Authority concerning the Development Compounds or Development Products in which any Regulatory Authority asserted that the operations of the Company may not be in compliance with Applicable Laws or that Development Compounds or Development Products may not be safe, effective, or approvable.

(g) The Company has not received notice from any Company Partner of any material interruption of supply or manufacturing capacity, shortage of raw materials, components or other manufacturing problems that would have a material effect on the subsequent development (as such development is contemplated as of the date of this Agreement) of the Development Compounds or Development Products, nor to the Company’s Knowledge do any conditions exist that reasonably could be expected to lead to such manufacturing problems.

3.27. State Takeover Statutes. The Board of Directors of the Company has taken all action necessary to ensure that any restrictions on business combinations contained in the DGCL will not apply to the transactions contemplated hereby. No other “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision in the Company’s certificate of incorporation or bylaws is, or at the Closing will be, applicable to the Company, the Common Stock, the Preferred Stock, or the transactions contemplated by this Agreement.

3.28. Disclosure. This Agreement (including the Company Disclosure Schedule) does not, and none of the certificates delivered to Buyer in connection with the transactions contemplated hereby will, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading. The Company makes no representations or warranties to Buyer regarding any projection or forecast regarding future results or activities or the probable success or profitability of the Company.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES EACH SELLER

Each Seller represents and warrants to Buyer, severally and not jointly, as to itself that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing (unless the particular statement speaks expressly as of a particular date, in which case it is true and correct only as of such date):

4.1. Organization of Certain Sellers. If such Seller is a corporation, limited liability company, limited partnership or trust or other entity, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

4.2. Authorization. Such Seller, and if such Seller is a trust, the trustee of such Seller, has the requisite power and authority to execute and deliver this Agreement, to perform his, her or its obligations hereunder, to own, hold, sell and transfer pursuant to this Agreement the Shares owned by such Seller and to consummate the transactions contemplated hereby. This Agreement and the performance by such Seller of its obligations hereunder have been duly authorized by all requisite action on the part of such Seller. This Agreement has been duly executed and delivered by such Seller and, assuming this Agreement constitutes the valid and binding obligation of the other Parties hereto, constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by Applicable Law.

4.3. No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not (i) if such Seller is an entity conflict with, or result in any violation or breach of, any provision of the certificate or articles of incorporation, bylaws, limited liability or operating agreement, partnership agreement, trust agreement or similar organizational documents of such Seller, or (ii) assuming the consents and approvals referred to in Section 3.16 are duly obtained, result in a violation of, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a Default under, result in a violation of, or conflict with any Applicable Laws, Court Orders or Permits applicable to such Seller or (iii) violate, conflict with, result in a material Default under, or give to any Person any rights of termination or acceleration under any Contract of such Seller, or result in the creation of any Encumbrance (other than a Permitted Encumbrance) upon any of the properties, assets or Equity Participations of the Company.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by such Seller in connection with the execution and delivery of this Agreement or the consummation by such Seller of the transactions contemplated hereby.

4.4. No Brokers. Such Seller has not entered into nor will enter into any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in an obligation of Buyer, the Company, or any of their respective Affiliates to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

4.5. The Shares.

(a) Such Seller holds of record and owns beneficially the number of Shares, Company Options, Company Warrants and Company Notes, set forth opposite such Seller’s name on the Initial Allocation Schedule free and clear of any Encumbrances and as of the Closing Date will own of record and beneficially the number of Shares set forth opposite such Seller’s name on the Closing Allocation Schedule free and clear of any Encumbrances. Such Seller is not party to any Contract (other than this Agreement) obligating such Seller to sell, transfer, pledge or otherwise dispose of any Company Capital Stock or other Equity Participations of the Company. Except as set forth in Schedule 4.5, there is no Contract of such Seller:

(i) with respect to the sale or transfer of Equity Participations of the Company;

(ii) with respect to the voting of any Equity Participations of the Company;

(iii) granting any preemptive right, right of participation, right of maintenance or any similar right with respect to the Equity Participations of the Company;

(iv) granting any right of first refusal or similar right; or

(v) relating to the registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any Equity Participations of the Company.

(b) Upon the Closing, Buyer will own all of such Seller’s Equity Participations of the Company free and clear of all Encumbrances, other than Encumbrances created by Buyer or arising out of the ownership of the Shares by Buyer.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to the Company that:

5.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its business as it is presently being conducted, and to own, lease or operate, as applicable, its assets and properties, and to perform all its obligations under its contracts. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned, leased or operated or the nature of its activities make such qualification necessary. Buyer is not in violation of its certificate of incorporation or bylaws.

5.2. Authorization. Buyer has all requisite power and authority, and has taken all action necessary, to execute, deliver and perform this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly approved Board of Directors of Buyer and no other proceeding on the part of Buyer is necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and is the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by Applicable Law.

5.3. Compliance with Other Instruments. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation of, or be in conflict with or constitute a violation of, the certificate of incorporation or bylaws of Buyer, or (ii) assuming the consents and approvals referred to in Section 5.4 are duly obtained, result in a violation of, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a Default under, result in a violation of, or conflict with any Applicable Laws, Court Orders or Permits applicable to Buyer, except for any such violation or Default which would not materially affect Buyer’s ability to perform any of its obligations hereunder or the consummation of the transactions contemplated by this Agreement.

5.4. Consents and Approvals. Except for the filing of notification, and expiration or early termination of the waiting period under, the HSR Act, as well as any required approval or notification under laws analogous to the HSR Act existing in foreign jurisdictions, no consent, approval or authorization of, declaration to, or filing or registration with, any Governmental Authority, or any other Person, is required to be made or obtained by Buyer in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

5.5. Litigation. There are no Proceedings pending, or to the knowledge of Buyer, threatened against or affecting Buyer which has or might be reasonably expected to materially affect Buyer’s ability to perform any of its obligations hereunder or the consummation of the transactions contemplated by this Agreement.

5.6. No Brokers. Neither Buyer nor any of its respective partners, Representatives or Affiliates has entered into or will enter into any contract, agreement, arrangement or understanding with any broker, finder or similar agent or any Person which will result in the obligation of the Company or the Stockholders to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

5.7. Available Funds. Buyer will have available to it as of the Closing all funds necessary for the payment to the Paying Agent of the Closing Payment Amount plus the Bonus Amount.

ARTICLE VI.

ADDITIONAL AGREEMENTS

6.1. Conduct of Business by the Company.

(a) Ordinary Course. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall (i) carry on its business in the Ordinary Course and in material compliance with all Applicable Law and (ii) use commercially reasonable efforts to preserve intact its present business organization, including the services of its key employees and the goodwill of its customers, lenders, distributors, suppliers, regulators and other Persons with whom it has business relationships.

(b) Required Consent. In addition, without limiting the generality of Section 6.1(a), without the prior written consent of Buyer, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not do any of the following:

(i) propose or adopt any amendments to the certificate of incorporation and bylaws of the Company;

(ii) adopt a plan of complete or partial liquidation or dissolution;

(iii) form a Subsidiary;

(iv) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any Equity Participations;

(v) (A) adjust, split, combine or reclassify or otherwise amend the terms of the Company Capital Stock or authorize the issuance of any Equity Participations in respect of, in lieu of or in substitution for any Company Capital Stock, or (B) purchase, redeem or otherwise acquire, directly or indirectly, any Equity Participations, except for purchases, redemptions or other acquisitions of capital stock or other securities required under the terms of the plans, arrangements or contracts existing on the date hereof between the Company and any director, employee or consultant of the Company;

(vi) issue, deliver, grant, sell, authorize, pledge or otherwise encumber any Equity Participations, or subscriptions, rights, warrants or options to acquire any Equity Participations, or enter into other agreements or commitments of any character obligating it to issue any such Equity Participations, other than issuances of Common Stock upon the exercise of Company Options, Company Notes, Company Warrants or Preferred Stock outstanding on the date hereof in accordance with their terms or any agreement to which the Company is a party in effect as of the date hereof, each of which agreements have been disclosed to Buyer;

(vii) acquire or agree to acquire by merging or consolidating with, or by purchasing any Equity Participation or voting interest in or any assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets;

(viii) sell, lease or otherwise dispose of assets, including by merger, consolidation, asset sale or other business combination, except payment of invoices in the Ordinary Course of Business;

(ix) mortgage or pledge any of its assets (tangible or intangible), or create, assume or suffer to exist any Encumbrances thereupon other than Permitted Encumbrances;

(x) make any loans, advances or capital contributions to, or investments in, any other Person, which, individually, are not in excess of $5,000 and, in the aggregate, are not in excess of $25,000;

(xi) except as required by GAAP, make any material change in its methods or principles of accounting since the date of the last audited Financial Statements;

(xii) make or change any material election, change an annual accounting period, adopt or change any material accounting method, file any material amended Tax Return, enter into any closing agreement, settle any material Tax claim or assessment relating to the Company, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company, in each case if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax Liability of the Company for any period ending after the Closing Date;

(xiii) revalue any of its assets other than in the Ordinary Course of Business;

(xiv) except as required by Applicable Law, Benefit Plans or Material Contracts binding on the Company as of the date hereof, (A) increase in any manner the amount of compensation or fringe benefits of, pay any bonus to or grant severance or termination pay to any Worker or any director of the Company, (B) make any increase in or commitment to increase, in any material respect, any benefits provided under any Benefit Plan (including any severance plan), adopt or amend or make any commitment to adopt or amend any Benefit Plan or make any contribution, other than regularly scheduled contributions, to any Benefit Plan, (C) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of Company Options, (D) hire any employee at the level of vice president or above (or performing functions typically associated with an employee at the level of vice president or above) or with an annual base salary or severance in excess of $50,000, (E) enter into any employment, severance, termination or indemnification agreement with any executive officer or director of the Company or enter into any collective bargaining agreement, (F) grant any stock appreciation right, phantom stock award, stock-related award or performance award (whether payable in cash, shares or otherwise) to any Person (including any employee of the Company), or (G) enter into any agreement with any employee of the Company the benefits of which are (in whole or in part) contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby;

(xv) grant any rights with respect to any Intellectual Property of the Company other than non-exclusive licenses to third party consultants and vendors in the Ordinary Course;

(xvi) enter into any written, oral or other agreement, contract, subcontract, settlement agreement, license, sublicense, or other legally binding commitment containing any non-competition or exclusivity restrictions on the Company;

(xvii) enter into any agreement or commitment the effect of which would be to grant to a third party following the Closing any license to any material Intellectual Property owned by Buyer or any of its Subsidiaries (other than the Company);

(xviii) disclose any of the Company’s material trade secrets outside of an appropriate confidentiality agreement;

(xix) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities, warrants, calls or other rights to acquire any debt securities of the Company, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of Ordinary Course trade payables or in connection with any agreement to which the Company is a party in effect as of the date hereof and which has been disclosed to Buyer;

(xx) make or commit to make capital expenditures in excess of an aggregate of $10,000 or fail to pay its obligations or satisfy its Liabilities as the same become due and payable;

(xxi) modify, amend or terminate any Material Contract currently in effect, or waive, release or assign any material rights or claims thereunder, other than renewals of contracts with contract research organizations existing as of the date of this Agreement in the Ordinary Course of Business;

(xxii) (A) waive, release, assign, settle or compromise any dispute, claim, suit, action or Proceeding, other than waivers, releases, assignments, settlements or compromises in the Ordinary Course of Business that involve only the payment of monetary damages not in excess of $50,000 individually or $250,000 in the aggregate, in any case without the imposition of equitable relief or any restrictions on the business and operations of, on, or the admission of any wrongdoing by, the Company, or (ii) commence a Proceeding;

(xxiii) enter into any Contract that, if entered into prior to the date hereof, would be a Material Contract required to be set forth on Schedule 3.7(a), other than in the Ordinary Course of Business in connection with contracts with contract research organizations or pursuant to any agreement to which the Company is a party in effect as of the date hereof and which has been disclosed to Buyer; or

(xxiv) agree in writing or otherwise to take any of the actions described in (i) through (xxiii) above.

6.2. Confidentiality; Access to Information; No Modification of Representations, Warranties or Covenants.

(a) Confidentiality.

(i) The Parties acknowledge that the Company and Buyer have previously executed a Non-Disclosure Agreement dated as of July 30, 2009 (as amended, the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms and each of Buyer and the Company shall hold, and shall cause its respective directors, officers, employees of the Company, agents and advisors (including attorneys, accountants, consultants, bankers and financial advisors) to hold, any information regarding the other Party confidential in accordance with the terms of the Confidentiality Agreement.

(ii) Until the date that is five years after the Closing, the Equityholders and the Equityholder Representative agree to, and shall cause their Affiliates and Representatives to: (a) treat and hold as confidential (and not disclose or provide access to any Person) all information relating to trade secrets, processes, patent applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of Contracts, operations methods, product development techniques and all other confidential or proprietary information with respect to the Company, (b) in the event that a Equityholder or any of its Affiliates or Representatives becomes legally compelled to disclose any such information, provide Buyer with prompt written notice of such requirement so that Buyer may seek a protective order or other remedy or waive compliance with this Section 6.2(a)(ii), and (c) in the event that such protective order or other remedy is not obtained, or Buyer waives compliance with this Section 6.2(a)(ii), furnish only that portion of such confidential information that is legally required to be provided and exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such information; provided, however, that this sentence shall not apply to any information that (x) at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by a Equityholder or its Affiliates or Representatives, (y) is made available to the Equityholder or its Affiliates or Representatives by any third party which, to such Equityholder’s, Affiliate’s or Representative’s knowledge, does not have an obligation of confidentiality to Buyer or (z) was permitted to be disclosed with Buyer’s prior written consent; and provided further that, with respect to Intellectual Property of the Company, specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, with respect to Intellectual Property of the Company, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain.

(b) Access to Information. The Company shall, upon reasonable prior notice, afford Buyer and Buyer’s accountants, counsel and other Representatives reasonable access during normal business hours to its properties, books, records, personnel and Representatives during the period prior to the Closing to obtain all information concerning its business, including the status of product development efforts, properties, results of operations and personnel for purposes of this Agreement, as Buyer may reasonably request; provided, however, that the Company may restrict the foregoing access to the extent that (i) any Applicable Law, treaty, rule or regulation of any Governmental Authority applicable to such Party requires such Party to restrict or prohibit access to any such properties or information, or (ii) such access would be in breach of any confidentiality obligation, commitment or provision by which the Company is bound or affected, which confidentiality obligation, commitment or provision shall be disclosed to Buyer, provided that disclosure of such obligation, commitment or provision would not itself be the breach of an obligation or commitment to a third party. In addition, any information obtained from the Company pursuant to the access contemplated by this Section 6.2(b) shall be subject to the Confidentiality Agreement.

(c) No Modification of Representations and Warranties or Covenants. No information or knowledge obtained in any investigation or notification of a Party shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the Parties hereto or the conditions to the obligations of the Parties hereto under this Agreement.

6.3. Public Disclosure. Without limiting any other provision of this Agreement, Buyer and the Company shall consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, and agree on any press release or public statement with respect to this Agreement and the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by Applicable Law, provided that Buyer may make public statements or disclosures that are not inconsistent with previous press releases, public disclosures or public statements made by Buyer and/or the Company in compliance with this Section 6.3. The Parties have agreed to the text of the joint press release announcing the execution of this Agreement.

6.4. Regulatory Filings; Reasonable Efforts.

(a) Regulatory Filings. Each of Buyer and the Company shall coordinate and cooperate with one another and shall each use commercially reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Applicable Laws, and as promptly as practicable after the date hereof, Buyer and the Company shall make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Authority, including (i) notification and report forms with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice as required by the HSR Act and (ii) any other filings necessary to satisfy the closing condition set forth in Section 8.1(b), in connection with the transactions contemplated hereby. Each of Buyer and the Company shall cause all documents that it is responsible for filing with any Governmental Authority under this Section 6.4(a) to comply in all material respects with all Applicable Law.

(b) Exchange of Information. Buyer and the Company each shall promptly supply the other with any information which may be required in order to effectuate any filings or application pursuant to Section 6.4(a). Subject to Applicable Law relating to the exchange of information, the Confidentiality Agreement, and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege, or other similar privilege, each of the Company and Buyer shall use commercially reasonable efforts to collaborate in reviewing and commenting on in advance, and to consult the other on, information relating to the Company, Buyer or any of its Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Authority in connection with any filing, investigation, or proceeding in connection with this Agreement or the transactions contemplated hereby (including under any antitrust or fair trade Applicable Law), provided that neither Party shall be required to provide the other with access to any competitively sensitive document that would be required to be provided in response to Item 4(c), and Buyer shall not be required to provide the Company with revenue information provided in response to Item 5, of any HSR Act filing (whether or not such filing is made). In connection with such collaboration, each of the Company and Buyer shall act reasonably and as promptly as practicable.

(c) Notification. Each of Buyer and the Company shall notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Authority in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Authority for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Applicable Law. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 6.4(a), Buyer or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Authority such amendment or supplement.

(d) Reasonable Efforts. Upon the terms and subject to the conditions set forth herein, each of the Parties agrees to use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VIII to be satisfied; (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Authorities and the making of all necessary registrations, declarations and filings with any Person (including registrations, declarations and filings with Governmental Authorities, if any); (iii) the obtaining of all necessary consents, approvals or waivers from third parties, including all necessary consents (provided, that the Parties shall discuss in good faith procedures to pursue third party consents with respect to the transactions contemplated hereby) (it being understood that failure to obtain any one or more such consents, in and of itself, shall not constitute a failure by the Company to comply with any of its covenants herein or a failure of a condition to Closing hereunder); (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby (other than any suits, claims, actions, investigations or proceedings brought by a Governmental Authority); and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding anything herein to the contrary, neither Buyer nor any of its Affiliates shall be under any obligation to, nor, without Buyer’s prior written consent (which consent may be withheld in Buyer’s sole discretion), shall the Company, (A) make proposals, execute, agree or consent to or carry out agreements or submit to any Court Order or other injunction, ruling or decree of any Governmental Authority (1) providing for the sale or other disposition or holding separate of any assets of Buyer, any of its Affiliates or Subsidiaries (including, after the Closing, the Company) or any of their Affiliates, or the Company or the holding separate of any capital stock of any such Person, or imposing or seeking to impose any limitation on the ability of Buyer or any of its Affiliates, to own such assets or to acquire, hold or exercise full rights of ownership of capital stock of the Company, or (2) imposing or seeking to impose (x) any limitation whatsoever on the business activities of Buyer or any of its Affiliates or (y) any limitation on the business activities of the Company, or (B) otherwise take any step to avoid or eliminate any impediment which may be asserted or requested under any Applicable Law governing competition, monopolies or restrictive trade practices.

6.5. Notification of Certain Matters.

(a) By the Company. The Company shall promptly after obtaining Knowledge of such matter notify Buyer of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 8.3(a) or 8.3(b) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.5(a) shall not limit or otherwise affect the remedies available hereunder to Buyer or the representations, warranties or covenants of the Company or the conditions to the obligations of Buyer.

(b) By Buyer. Buyer shall promptly after obtaining knowledge of such matter notify the Company of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Buyer to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 8.2(a) or 8.2(b) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.5(b) shall not limit or otherwise affect the remedies available hereunder to the Company or the representations, warranties or covenants of Buyer or the conditions to the obligations of the Company.

6.6. No Solicitation. (a) From the date of this Agreement until the earlier of (i) the Closing and (ii) the termination of this Agreement pursuant to Section 10.1, the Company agrees that neither it nor any of its Representatives, Affiliates, agents, officers or directors nor any Persons acting on behalf of the Company shall, directly or indirectly:

(i) initiate, solicit or encourage (including by way of providing information) or facilitate any inquiries, proposals or offers with respect to, or the making, announcement, submission or the completion of, an Acquisition Proposal;

(ii) participate or engage in any discussions or negotiations with, or furnish or disclose any non-public information relating to the Company, or otherwise cooperate with, facilitate or assist any Person in connection with an Acquisition Proposal;

(iii) approve, endorse or recommend any Acquisition Proposal;

(iv) enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement relating to an Acquisition Proposal; or

(v) resolve, propose or agree to do any of the foregoing.

(b) The Company shall, and shall cause each of its Representatives, Affiliates, agents, officers or directors to, immediately cease any existing solicitations, discussions or negotiations with any Person (other than the Parties hereto) that has made or indicated an intention to make an Acquisition Proposal. The Company shall promptly request that each Person who has executed a confidentiality agreement with the Company in connection with such Person’s consideration of an Acquisition Proposal (other than the Parties hereto and their respective advisors) return or destroy all non-public information furnished to that Person by or on behalf of the Company. The Company shall promptly inform its Representatives, Affiliates, agents, officers or directors of the Company’s obligations under this Section 6.6. Any violation of or by any Representatives, Affiliates, agents, officers or directors of the Company shall be deemed to be a breach of this by the Company.

(c) The Company shall notify Buyer promptly (and in any event within twenty-four (24) hours) upon receipt by it or any of its Representatives of (i) any Acquisition Proposal or indication by any Person that it is considering making an Acquisition Proposal, (ii) any request for non-public information relating to the Company other than requests for information in the Ordinary Course of Business and unrelated to an Acquisition Proposal or (iii) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal. The Company shall notify Buyer promptly (and in any event within twenty-four (24) hours) with the identity of such Person and a copy of such Acquisition Proposal, indication, inquiry or request (or, where no such copy is available, a description of such Acquisition Proposal, indication, inquiry or request), including any modifications thereto.

6.7. Takeover Statutes. If any takeover statute is or becomes applicable to this Agreement or the transactions contemplated by this Agreement, each of Buyer, the Company and their respective Boards of Directors shall (a) take all necessary action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such takeover statute.

6.8. Closing Date Allocation Schedule. At least three (3) Business Days prior to the Closing, the Company shall deliver to Buyer the Closing Date Allocation Schedule, and thereafter through the Closing any interim updates to the Closing Date Allocation Schedule as necessary for the information reflected thereon to be accurate in all respects as of the Closing Date.

ARTICLE VII.

POST-CLOSING COVENANTS OF ALL PARTIES

7.1. Indemnification of Directors and Officers.

(a) [****]

(b) [****]

(c) [****]

(d) [****]

(e) [****]

7.2. Tax Matters.

(a) Cooperation. Without limiting any of the other provisions of this Section 7.2, the Parties shall cooperate fully, as and to the extent reasonably requested by any of them, in connection with the filing of Tax Returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to Taxes. In this regard, the Buyer shall retain all books and records with respect to Tax matters of the Company which are or may be pertinent to any Tax

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

period beginning before the Closing Date until the expiration of the applicable statute of limitations and shall make them available to the Equityholder Representative in connection with any audit of the Company which could give rise to an indemnification obligation of any of the Equityholders. Promptly following Buyer’s request, the Equityholder Representative shall provide Buyer with any information that is available to it which is necessary for the preparation of any required statement to be furnished to the Equityholders or Tax Return to be filed by Buyer pursuant to Section 6043A of the Code, the regulations promulgated thereunder or the form prescribed by the United States Secretary of the Treasury thereunder.

(b) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement, if any, shall be borne and paid 50% by Buyer and 50% shall be deemed to be Transaction Expenses. The Equityholder Representative or Buyer (as required by Applicable Law) shall prepare and timely file all Tax Returns required to be filed in respect of any such Taxes.

(c) Tax Returns.

(i) The Equityholder Representative shall prepare all income Tax Returns of the Company for any Tax period ending on or before the Closing Date that are due before the Closing Date and shall submit a copy of such Tax Return to Buyer for review and approval at least thirty (30) days before the due date for filing such Tax Return. Such Tax Returns shall be prepared consistently with past practice.

(ii) Buyer, at its own expense (which expense, for the avoidance of doubt, shall not be subject to indemnification by the Equityholders) shall prepare all Tax Returns of or relating to the Company for the Straddle Period that are due after the Closing consistently with past practice and shall provide a copy of each such Tax Return to the Equityholder Representative at least thirty (30) days before the due date for filing such Tax Return for the Equityholder Representative’s review and approval. With respect to Tax Returns relating to any Tax period ending on or before the Closing Date or relating to any Straddle Period, Buyer shall consider in good faith all reasonable written comments made by the Equityholder Representative with respect to such Tax Returns and such Tax Returns shall be filed as finally prepared by Buyer.

(d) Tax Refunds. All refunds of Taxes of the Company for any Pre-Closing Tax Period received or realized after the Closing Date (including any such amounts that could have been refunded but are credited against Taxes for a Post-Closing Tax Period in lieu of being refunded) shall be for the Equityholders’ account (the “Tax Refund Amount”) and shall be paid to the Equityholder Representative for distribution to the Equityholders within five (5) days of receipt, except to the extent such refunds were reflected as an asset in the calculation of Closing Date Net Working Capital.

(e) Tax Claims. Buyer shall promptly inform the Equityholder Representative of the receipt by Buyer or its Affiliates (including the Company after the Closing) of notice of any audit, claim, inquiry, examination or other proceeding relating to Taxes with respect to which Buyer intends to seek indemnification under Article IX (a “Tax Claim”). The Equityholders shall not be relieved of their indemnification obligations hereunder if such notice is not delivered promptly except to the extent the Equityholders are materially prejudiced thereby. The Equityholder Representative shall have the right to control the conduct, defense and settlement or compromise of any Tax Claim relating to a Tax period ending on or before the Closing Date. Buyer shall execute, or cause the Company to execute, any such powers of attorney or other documents that may be required to give effect to the prior sentence. If the Equityholder Representative does not elect to control the conduct of such Tax Claim, Buyer shall have the right to control such Tax Claim, provided, however, that Buyer shall keep the Equityholder Representative fully informed of the progress of such Tax Claim, permit the Equityholder Representative to participate in the conduct of the defense of such Tax Claim and shall not settle or compromise such Tax Claim without the Equityholder Representative’s prior written consent. Notwithstanding anything in Article IX to the contrary, this Section 7.2(e), and not Section 9.4, shall govern the conduct of Tax Claims.

7.3. Employee Benefits.

(a) Offers of Employment. No less than five (5) days prior to the Closing, Buyer shall use commercially reasonable efforts to extend a written offer of employment with Buyer, a Subsidiary of Buyer or the Company to each employee set forth on Schedule C (“Continuing Employees”), effective on the Closing. Each such written offer of employment shall include (i) the same or superior base salary or base wage rate as provided to such Company employee by the Company as of immediately prior to the Closing, (ii) cash bonus and other incentive compensation opportunities substantially similar in the aggregate as those provided to similarly situated employees of Buyer and (iii) an appropriate retention bonus to be paid by Buyer upon the treatment of the first human patient with a PARP Development Compound or PARP Development Product in a clinical study. Nothing in this subsection (a), expressed or implied, shall confer upon any of the Continuing Employees any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement and the employment of all the Continuing Employees shall remain “at will.” Subject to Applicable Law, prior to the Closing, the Company shall take all necessary actions to terminate the employment of all employees of the Company, effective as of immediately prior to the Closing, other than the Continuing Employees. Consistent with the requirements set forth in Code Section 4980B and Part 6 of Subtitle B of Title I of ERISA (“COBRA”), the Company’s group health plan (or the Buyer’s group health plan if the Company’s plan is not continued after the Closing) shall make COBRA continuation coverage available to each such employee who is eligible for COBRA and was covered under the Company’s group health plan on the day prior to the employee’s last day of employment and each such employee’s “qualified beneficiaries” (within the meaning of COBRA).

(b) Benefits. Buyer agrees that all Continuing Employees shall be eligible to participate in either, at the sole discretion of Buyer: (i) Buyer’s employee benefit plans and programs, including any equity incentive plan, pension plan, defined benefit plan, defined contribution plan, Section 401(k) plan, bonus plan, profit sharing plan, severance plan, medical plan, dental plan, life insurance plan, time-off programs and disability plan, in each case to the same extent as similarly situated employees of Buyer; or (ii) such Benefit Plans as are continued

by the Company following the Closing Date, or are assumed by Buyer (for the purposes of this Section 7.3 only, the plans referred to in clauses “(i)” and “(ii)” of this sentence being referred to as “Specified Buyer Benefit Plans”) to the extent necessary so that Continuing Employees are offered benefits substantially similar in the aggregate to those offered to similarly situated employees of Buyer as of the Closing. Participation by Continuing Employees in the Specified Buyer Benefit Plans shall be subject to the terms and conditions of the applicable plan, and the plan sponsor’s right to amend or terminate the plan for any or no reason and without notice to employees.

(c) Eligibility; Service Credit. From and after the Closing, each Continuing Employee shall (to the extent permitted by Applicable Law) be credited under each Specified Buyer Benefit Plan with his or her years of services with the Company before the Closing for purposes of vesting, eligibility, and level of benefits (except for purposes of eligibility under the Buyer’s employee stock purchase plan, benefit accrual under a defined benefit pension plan or where such credit would result in a duplication of benefits) to the same extent as such Continuing Employee was entitled, before the Closing, to credit for such service with the Company under any similar Benefit Plan in which such Continuing Employee participated immediately prior to the Closing. In addition, and without limiting the generality of the foregoing, Buyer shall (to the extent that such limitation would not apply with respect to substantially similar plans maintained by the Company prior to the Closing) use its commercially reasonable efforts to (i) cause to be waived any eligibility requirements or pre-existing condition limitations, and (ii) to the extent practicable, give effect, in determining any deductible maximum out of pocket limitations, to amounts paid by such Continuing Employees during the plan year in which the Closing occurs.

(d) 401(k) Plan Termination. At least five (5) Business Days prior to the Closing Date, the Company shall take (or cause to be taken) all actions reasonably necessary or appropriate pursuant to resolutions of the Company’s Board of Directors to terminate, effective no later than the day prior to the Closing Date, any Benefit Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”). The Company shall provide to Buyer prior to the Closing Date written evidence of the adoption by the Company’s Board of Directors of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which resolutions shall be subject to the prior review and approval of Buyer, which approval shall not be unreasonably withheld or delayed).

(e) This Section 7.3 shall be binding upon and inure solely to the benefit of each of the Parties to this Agreement, and nothing in this Section 7.3, expressed or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 7.3. Without limiting the foregoing, no provision of this Section 7.3 shall create any third party beneficiary rights in any current or former employee, director or consultant of the Company in respect of continued employment or service (or resumed employment or service) or any other matter. Nothing in this Section 7.3 is intended to amend any Benefit Plan, or interfere with Buyer’s, the Company’s, or the Company’s right from and after the Closing to amend or terminate any Benefit Plan or the employment or provision of services by any director, employee, independent contractor or consultant.

7.4. Development and Commercialization of the Development Products.

(a) Following the Closing, and for up to a maximum period of [****], Buyer and the Company shall (i) use Milestone Diligence Efforts to [****]. “Milestone Diligent Efforts” means [****].

(b) Buyer shall notify Equityholder Representative if Buyer chooses not to proceed with further efforts to obtain Regulatory Approval of or commercialize any PARP Development Products.

(c) [****]

ARTICLE VIII.

CONDITIONS TO OBLIGATIONS

8.1. Conditions to the Obligations of Each Party. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No Order. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other Court Order which (i) is in effect and (ii) has the effect of otherwise prohibiting or preventing the consummation of the transactions contemplated hereby.

(b) Regulatory Approvals/HSR Act. If applicable, all waiting periods under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

8.2. Conditions to the Company’s Obligations. The obligations of the Company to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. Each of (i) the representations and warranties of Buyer in Section 5.1 (Organization) and Section 5.2 (Authorization) shall be true and correct in all respects as of the date hereof and as of the Closing as though made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), and (ii) all other representations and warranties of Buyer contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) in all material respects as of the date hereof and as of the Closing as though made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct in accordance with this subclause (ii) as of such date).

(b) Covenants. Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of Buyer, with respect to the covenants of Buyer, by an authorized executive officer of Buyer.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Escrow Agreement. The Company shall have received the Escrow Agreement, signed on behalf of Buyer, the Escrow Agent and the Equityholder Representative.

8.3. Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the transactions provided for hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

(a) Representations and Warranties. Each of the representations and warranties (i) of the Company in Section [****] shall be true and correct in all respects as of the date hereof and as of the Closing as though made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), and (ii) all other representations and warranties of the Company and each Seller contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) in all material respects as of the date hereof and as of the Closing as though made on and as of the Closing (except that those representations and warranties which address matters only as of a particular date need only be true and correct in accordance with this subclause (ii) as of such date).

(b) Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date. Buyer shall have received a certificate to such effect signed on behalf of the Company by an authorized executive officer of the Company.

(c) Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Material Adverse Effect on the Company.

(d) Deliveries. Buyer shall have received the following:

(i) a copy of the Escrow Agreement, signed by the Equityholder Representative and the Escrow Agent;

(ii) stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to Buyer;

(iii) a certificate of the Secretary or an Assistant Secretary of the Company certifying the names and signatures of the officers or directors of the Company authorized to sign this Agreement and the other documents to be delivered hereunder;

(iv) a certificate of the Chief Executive Officer of the Company certifying, with respect to the Company, as to the matters set forth in Sections 8.3(a), 8.3(b), 8.3(c), 8.3(e), 8.3(f) and 8.3(g);

(v) the resignations, effective as of the Closing, of all of the directors and officers of the Company;

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vi) a copy of (A) the certificate of incorporation, as amended, of the Company, certified by the Secretary of State of Delaware, as of a date not earlier than five business days prior to the Closing and accompanied by a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Closing, stating that no amendments have been made to such certificate of incorporation since such date, and (B) the bylaws of the Company, certified by the Secretary or Assistant Secretary of the Company; and

(vii) good standing certificates for the Company from the Secretary of State of Delaware and from the Secretary of State in each other jurisdiction in which the properties owned or leased by the Company, or the operation of its business in such jurisdiction, requires the Company to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than five business days prior to the Closing and accompanied by bring-down telegrams dated as of the Closing.

(e) Consents and Approvals. The Company shall have received (i) all Permits from and consents of Governmental Authorities that are required for the consummation of the transactions contemplated hereby, and (ii) an executed Option Holder Consent Agreement in the form attached hereto as Exhibit C from each holder of a Company Option.

(f) Series A Preferred Stock Agreements. Each of the Series A Preferred Stock Agreements shall have been terminated, or by their terms shall be terminated as of the Closing.

(g) Company Notes, Company Warrants and Company Options. Prior to the Closing, all Company Notes shall have converted into Series A Preferred Stock or been cancelled. Prior to the Closing, all Company Warrants shall have been exercised in full or cancelled. Prior to or Concurrently with the Closing, all Company Options shall have been exercised in full or cancelled.

(h) FIRPTA. The Company shall have delivered to Buyer an affidavit dated as of the Closing Date, made under penalty of perjury and in form and substance required under Treas. Reg. § 1.1445-2(c)(3) in a form reasonably acceptable to Buyer.

ARTICLE IX.

INDEMNIFICATION

9.1. Survival of Representations. The representations and warranties contained herein shall survive the Closing until [****] thereafter; provided, however, that: (i) the representations and warranties set forth in [****] shall survive until [****] and (ii) the representations and warranties set forth in [****] shall survive the Closing until the earlier of [****]. Any claims under this Agreement with respect to a breach of a representation and warranty must be asserted by written notice within the applicable survival period contemplated by this Section 9.1, and if such a notice is given, the survival period for such representation and warranty shall continue until the claim is fully resolved. The right to indemnification or other remedy based on the representations, warranties, covenants and agreements herein will not be affected by any investigation conducted with respect to, or any knowledge (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.2. Indemnification.

(a) (i) Subsequent to the Closing, subject to the limitations described below in Section 9.5 and the other provisions of this Article IX, each of Buyer and its respective Affiliates (including, after the Closing, the Company) and each of its respective officers, directors, employees, stockholders and agents (the “Buyer Indemnified Parties”) shall be indemnified and reimbursed by the Equityholders [****], from and against any and all damage, claim, loss, cost, Liability or expense, including interest, penalties, reasonable attorneys’ fees and expenses of investigation, response action, removal action or remedial action (collectively, “Damages”) incurred by such Buyer Indemnified Party that arise out of, or relate to [****].

(ii) Subsequent to the Closing, subject to the limitations described below in Section 9.5 and the other provisions of this Article IX, Buyer shall indemnify and reimburse each Equityholder and each of their respective representatives, heirs and Affiliates (the “Company Indemnified Parties” and collectively with the Buyer Indemnified Parties, the “Covered Parties”) from and against any and all Damages asserted against, suffered, sustained, accrued or incurred by such Company Indemnified Party arising out of or relating to [****].

(b) The term “Damages” as used in this Article IX is not limited to matters asserted by third parties against the Covered Parties, but includes Damages incurred or sustained by such Persons in the absence of third-party claims, and payments by a Covered Party shall not be a condition precedent to recovery, and shall be net (as contemplated by the last sentence of this Section 9.2(b)) of [****]. “Net Tax Benefit” means, [****].

9.3. Notice of Claims.

(a) Any Covered Party seeking indemnification hereunder shall, within the relevant limitation period provided for in Section 9.1 above, if applicable, give to the Party which is obligated pursuant to this Article IX to provide indemnification as set forth herein (the “Indemnifying Party”) a notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claims for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any agreement, certificate or instrument executed pursuant hereto or in connection herewith upon which such claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification shall be sought shall be given promptly after the action or suit is commenced; and provided further, that failure to give such notice shall not affect such Covered Party’s right to indemnification hereunder except to the extent the Indemnifying Party shall have been materially prejudiced by such failure.

(b) The Indemnifying Party shall have twenty (20) days following receipt of any Claim Notice pursuant hereto to (i) agree to the amount or method of determination set forth in the Claim Notice to pay such amount to (A) a Buyer Indemnified Party in immediately

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

available funds solely from the Escrow Account or upon offset of a Future Payment Amount pursuant to Section 9.5(d), or (B) a Company Indemnified Party in immediately available funds or (ii) to provide such Covered Party with notice that they disagree with the amount or method of determination set forth in the Claim Notice and thereafter comply with the dispute resolution provisions set forth in Section 2.11(h).

9.4. Third Person Claims. If a claim by a third Person is made against a Covered Party, and if such party intends to seek indemnity with respect thereto under this Article IX, such Covered Party shall promptly notify the Indemnifying Party in writing of such claims, setting forth such claims in reasonable detail. The failure to give such notice shall not affect such Covered Party’s right to indemnification hereunder except to the extent the Indemnifying Party shall have been materially prejudiced by such failure. With respect to any claim for Damages relating solely to the payment of money damages and that will not result in the Covered Party becoming subject to injunctive or other relief or otherwise adversely affect the business or reputation of Buyer or any of its Affiliates (including, after the Closing, the Company) in any manner and, in the case of a Buyer Indemnified Party, if the amount of the claim does not exceed the amount then held in the Indemnification Escrow Account, the Indemnifying Party shall have twenty (20) days following receipt of such notice to deliver to the Covered Party a written acknowledgement that such claim is an indemnifiable claim for which it is Liable under this Article IX, that it will undertake, conduct and control (in accordance with the terms hereof), through counsel of their own choosing (provided that such counsel must be reasonably acceptable to the Covered Party) and at their own expense, the settlement or defense thereof, and the Covered Party shall cooperate with them in connection therewith; provided that the Covered Party may participate in such settlement or defense through counsel chosen by such Covered Party and paid at its own expense, provided further that, if in the reasonable opinion of counsel for the Covered Party, there is a reasonable likelihood of a conflict of interest between the Indemnifying Party and the Covered Party, the Indemnifying Party shall be responsible for reasonable fees and expenses of one counsel to such Covered Party in connection with such defense. So long as the Indemnifying Party is reasonably contesting any such claim in good faith, the Covered Party shall not pay or settle any such claim without the consent of the Equityholder Representative with respect to claims where the Equityholders are the Indemnifying Party and Buyer where Buyer is the Indemnifying Party. If the Indemnifying Party does not notify the Covered Party within such twenty (20) days, the Covered Party shall have the right to undertake, at the Indemnifying Party’s cost, risk and expense, the defense, compromise or settlement of the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying Party shall not, except with the consent of the Covered Party, enter into any settlement that is not exclusively monetary and shall be paid entirely by the Indemnifying Party and does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all Covered Parties of an unconditional release from all Liability with respect to such claim or consent to entry of any judgment. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control any claim relating to Taxes of Buyer or its Subsidiaries, or the Company for any Tax period ending after the Closing Date and shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which could adversely affect the Liability of Buyer or its Subsidiaries, or the Company for Taxes for any Tax period (or portion thereof) after the Closing Date, without the prior written consent of Buyer.

9.5. Limitation on Indemnity; Payments Out of Milestone Payment Amounts.

(a) Notwithstanding anything expressed or implied in this Article IX to the contrary, no Covered Party shall be entitled to make a claim for indemnification pursuant to Section 9.2(a)(i)(1) of this Agreement unless and until the aggregate of all Damages suffered by such Covered Parties and agreed upon in accordance with Section 9.3(b) hereunder exceeds $[****] (the “Deductible Amount”), whereupon, provided the other requirements of this Article IX have been complied with, only Damages exceeding the Deductible Amount shall become due and payable. Notwithstanding the foregoing, no Deductible Amount shall apply to (i) the Company’s representations and warranties set forth in [****].

(b) To the extent permitted by Law, any payment made by a Person indemnifying a Covered Party pursuant to this Article IX shall be treated on the Parties’ Tax Returns as an adjustment to the Purchase Price for all Tax purposes.

(c) In the event a claim for indemnification or reimbursement under this Article IX shall have been finally determined in which the indemnified party is Buyer, (i) the amount of the related Damages (after taking into account the limitations of Section 9.5(a)) shall be paid [****].

(d) If, following depletion or release of the Indemnification Escrow Account to the Equityholders, an amount has been claimed by a Buyer Indemnified Party pursuant to Section 9.2(a)(i) (whether or not finally determined to be owed by the Equityholders), and if the Future Payment Amounts have not yet been fully paid pursuant to Section 2.1, Buyer may set-off such amounts claimed against the Future Payment Amounts (if required to be paid pursuant to Section 2.1), on a dollar for dollar basis, notwithstanding any objection by the Equityholder Representative, subject to the limitations set forth in Section 9.5(a). The exercise of such right of set-off by Buyer in good faith, whether or not the claim is ultimately determined to be justified, will not constitute a breach of this Agreement. Once a claim is finally determined in accordance with this Agreement, if the Damages relating to such claim are determined to be less than the amount set-off against the Future Payment Amounts, Buyer shall notify the Equityholder Representative. Thereafter, the Equityholder Representative shall prepare a Future Payment Allocation Schedule showing the portion of such amount to be paid to each Equityholder and deliver such Future Payment Allocation Schedule to Buyer. Within ten (10) Business Days following Buyer’s receipt of such Future Payment Allocation Schedule, Buyer shall pay to each Equityholder the portion of such amount set forth opposite such Equityholder’s name on such Future Payment Allocation Schedule in immediately available funds by check or by wire transfer to such bank account or accounts as may be specified on such Future Payment Allocation Schedule. [****]

(e) Each Equityholder waives, and acknowledges and agrees that such Equityholder shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Buyer or the Company, or any of their respective directors, officers, employees, Affiliates, agents, attorneys, Representatives, assigns or successors, for any indemnification claims asserted by any Buyer Indemnified Parties in connection with any indemnification obligation or any other Liability to which such Equityholder may become subject under or in connection with this Agreement, it being acknowledged and agreed that the representations, warranties, covenants and agreements of the Company and Equityholders are solely for the benefit of the Buyer Indemnified Parties.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.6. Remedies. Subsequent to the Closing, the remedies in this Article IX shall be the sole and exclusive remedies of the Parties with respect to any breach of the respective representations, warranties, covenants and agreements pursuant to this Agreement or otherwise arising out of this Agreement, regardless of the theory or cause of action pled, and the sole remedies of the Buyer Indemnified Parties shall be by means of deductions from the Indemnification Escrow Account and Buyer’s right of offset set forth in Section 9.5(d) except for the remedies of specific performance, injunction and other equitable relief; provided, however, that no Party hereto shall be deemed to have waived any rights, claims, causes of action or remedies, and the Deductible Amount or the Cap Amount shall not limit any recovery related thereto, if and to the extent actual fraud, intentional misrepresentation or willful misconduct is proven on the part of a Party by another Party hereto or such rights, claims, causes of action or remedies may not be waived under Applicable Law. For the avoidance of doubt, Buyer acknowledges that its claims arising from fraud of Equityholder(s), in such Equityholder(s)’s capacity as a Stockholder, can only be brought against such Equityholder(s) who has committed such fraud or aided and abetted such fraud. For the purposes of this Section 9.6, there shall be deemed “willful misconduct” by a Party only if such Party had actual knowledge at the time of taking an action or omitting to take an action, that such action or omission constituted a breach of such Party’s covenants or obligations under the Agreement.

ARTICLE X.

TERMINATION, AMENDMENT AND WAIVER

10.1. Termination. This Agreement may be terminated at any time prior to the Closing, by action taken or authorized by the Board of Directors of the terminating Party or Parties:

(a) by mutual written consent duly authorized by the Boards of Directors of Buyer and the Company;

(b) by either the Company or Buyer if the Closing shall not have occurred by February 28, 2010 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any Party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either the Company or Buyer if a Governmental Authority shall have issued an Court Order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Closing, which order, decree, ruling or other action is final and nonappealable;

(d) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Buyer’s representations and warranties or breach by Buyer is curable by Buyer prior to the End Date through the exercise of reasonable efforts, then the Company may not terminate this Agreement under this Section 10.1(d) prior to thirty (30) days following the receipt of written notice from the Company to Buyer of such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 10.1(d) if it shall have materially breached this Agreement or if such breach by Buyer is cured so that such conditions would then be satisfied); or

(e) by Buyer, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company prior to the End Date through the exercise of reasonable efforts, then Buyer may not terminate this Agreement under this Section 10.1(e) prior to thirty (30) days following the receipt of written notice from Buyer to the Company of such breach (it being understood that Buyer may not terminate this Agreement pursuant to this Section 10.1(e) if it shall have materially breached this Agreement or if such breach by the Company is cured so that such conditions would then be satisfied).

10.2. Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 10.1 above shall be effective immediately upon the delivery of a valid written notice of the terminating Party to the other Party hereto. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect, except (i) as set forth in Section 6.2(a) this Section 10.2, Section 10.3 and Article XI, each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any Party from Liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the Parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

10.3. Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of financial advisors, financial sponsors, legal counsel and other advisors, shall be paid by the Party incurring such expenses whether or not the transactions contemplated hereby are consummated.

ARTICLE XI.

MISCELLANEOUS

11.1. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns, in accordance with the terms hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void, except that (a) Buyer may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any entity that is wholly-owned directly by Buyer without the consent of the Company and (b) Buyer may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any entity that will acquire substantially all of Buyer’s assets by merger, stock purchase, asset purchase or otherwise. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or obligation hereunder.

11.2. Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any Party to the other shall be in writing and delivered in person or by courier, by facsimile transmission or mailed by registered or certified mail, postage prepaid, return receipt requested (such mailed notice to be effective on the date of such receipt is acknowledged), as follows:

If to Buyer:

BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, CA 94949

Attn: Chief Executive Officer

Fax: (415) 382-7889

With a copy (which shall not constitute notice) to:

BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, CA 94949

Attn: General Counsel

Fax: (415) 382-7889

If to the Company:

LEAD Therapeutics, Inc.

999 Bayhill Dr, Suite 130

San Bruno, CA 94066

Attn: Peter Myers

Fax: (925) 253-2450

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attn: Alan C. Mendelson

Fax: (650) 463-2600

If to the Equityholder Representative:

Arthur Pappas

c/o A.M. Pappas & Associates, LLC

P.O. Box 110287

Research Triangle Park, NC 27709

Or (for Fedex deliveries)

2520 Meridian Parkway

Suite 400

Durham, NC 27713

Fax: (919) 998-3302

With a copy (which shall not constitute notice) to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

2500 Wachovia Capitol Center

P.O. Box 2611

Raleigh, NC 27602

Attn: Gerald F. Roach

Fax: (919) 821-6800

Any Party may, from time to time, designate any other address to which any such notice to such Party shall be sent. Any such notice shall be deemed to have been delivered upon receipt.

11.3. Choice of Law. This Agreement shall be construed, interpreted and the rights of the Parties determined in accordance with the laws of the State of Delaware, as applied to agreements among Delaware residents entered into and wholly to be performed within the State of Delaware (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction).

11.4. Entire Agreement; Amendments and Waivers. This Agreement, together with the Confidentiality Agreement and the other documents and instruments referred to herein and all exhibits and schedules hereto, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. This Agreement may be supplemented, modified or amended by action by each Party hereto, which in the case of the Company and Buyer shall be action taken by or on behalf of the Board of Directors of such Party. No supplement, modification or other amendment or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

11.5. Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.6. Severability. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable the Parties agree to replace such illegal, invalid or unenforceable provision with a provision that is legal, valid and enforceable that achieves the original intent of the Parties as closely as possible. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all Parties hereto.

11.7. Schedules. The Schedules and the Exhibits referenced in this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

11.8. No Third Party Beneficiaries. Nothing expressed or referred to in this Agreement, other than pursuant to Article II and Section 7.1, will be construed to give any Person other than the Parties to this Agreement (and their successors and assigns) any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

11.9. Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstrating the inadequacy of monetary damages.

11.10. No Strict Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

11.11. Submission to Jurisdiction; Waivers; Consent to Service of Process. Except as otherwise provided in this Agreement, each Party hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns shall be brought exclusively in the Court of Chancery in the State of Delaware to the fullest extent permitted by Applicable Law and, to the extent not so permitted, in any court sitting in the State of Delaware, and each of the Parties hereto hereby (x) irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive personal jurisdiction of the aforesaid courts in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (y) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (z) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than the aforesaid courts. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 11.2. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Applicable Law. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) the defense of sovereign immunity, (b) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 11.11, (c) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (d) to the fullest extent permitted by Applicable Law that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

11.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.13. Release.

(a) As an inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby and for other good and sufficient consideration, each of the Equityholders, with the intention of binding himself, herself or itself and each of such Equityholder’s heirs, executors, administrators and assigns (the “Releasors”), does hereby release, acquit and forever discharge Buyer and the Company, and each of their past and present Affiliates, Subsidiaries, and Representatives, and all Persons acting by, through, under, or in concert with such Persons (the “Releasees”), of and from any and all manner of action or actions, cause or causes of action, suits, arbitrations, demands, debts, contracts, agreements, promises, Liability, Damages, or loss of any nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, direct, derivative, vicarious or otherwise, whether based in contract, tort, or other legal, statutory, or equitable theory of recovery, each as though fully set forth at length herein, (hereinafter, a “Claim”), which the Releasors now have or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, act, omission or thing whatsoever in any way arising out of, based upon, or relating to Equityholder’s ownership of Shares or other equity interest in the Company; provided, however, that nothing set forth in this

Section 11.13 shall (i) affect the ability of any of such Equityholder to bring a Claim under this Agreement, (ii) release, acquit or discharge any rights to indemnification to which any Equityholder may be entitled under the Company’s certificate of incorporation or bylaws as in effect on the date hereof or under any employment agreement and/or indemnification agreement between such Equityholder and the Company or (iii) affect the ability of any of the Equityholders to bring a Claim with respect to any ordinary course of employment rights or any Contracts with Buyer or the Company that remain in effect after the Closing. Notwithstanding the foregoing, nothing in this Agreement shall be interpreted to release Buyer from any of its obligations to the Equityholders under this Agreement.

(b) Each Equityholder represents and warrants to the Company and Buyer that there has been no assignment or other transfer of any interest in any Claim which such Equityholder may have against any of the Releasees, and each Equityholder agrees to indemnify and hold the Releasees harmless from any Liability, Claims or attorneys’ fees or expenses incurred as a result of any Person asserting any such assignment or transfer of any rights or Claims under any such assignment or transfer from such party.

(c) Each Equityholder represents and warrants to the Company and Buyer that it has not filed, nor has as of the date hereof, any Claims against any of the Releasees. Each Equityholder agrees that if such Equityholder hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder, or in any manner asserts against the Releasees any of the Claims released hereunder, including, without limitation, through any motion to reconsider, reopen or appeal the dismissal of the suit or action, then such Equityholder will pay to the Releasees against whom such claim(s) is asserted all Damages incurred by such Releasees in defending or otherwise responding to said Claim.

(d) Notwithstanding anything to the contrary herein, the release set forth in this Section 11.13 shall have no force and effect until the Closing.

(e) EACH EQUITYHOLDER ACKNOWLEDGES THAT HE, SHE OR IT IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

EACH EQUITYHOLDER, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE, SHE OR IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement or caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

BIOMARIN PHARMACEUTICAL INC.

By:	/s/ Jean-Jacques Bienaimé
	Name:	Jean-Jacques Bienaimé
	Title:	Chief Executive Officer

LEAD THERAPEUTICS, INC.

By:	/s/ Peter L. Myers
	Name:	Peter L. Myers
	Title:	Chief Executive Officer

EQUITYHOLDER REPRESENTATIVE:

By:	/s/ Arthur Pappas
Arthur Pappas, as Equityholder Representative

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

SELLERS

PROQUEST INVESTMENTS IV, L.P.

By:	ProQuest Associates IV LLC, its General Partner

By:	/s/ Alain B. Schreiber, MD
Name:	Alain B. Schreiber
Title:	Managing Member

PROQUEST MANAGEMENT LLC

By:	/s/ Alain B. Schreiber
Name:	Alain B. Schreiber
Title:	Managing Partner

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

SELLERS

A. M. PAPPAS LIFE SCIENCE VENTURES III, LP

By:	AMP&A Management III, LLC, its General Partner

By:	/s/ Ford S. Worthy
Name:	Ford S. Worthy
Title:	Partner

PV III CEO FUND, LP

By:	AMP&A Management III, LLC, its General Partner

By:	/s/ Ford S. Worthy
Name:	Ford S. Worthy
Title:	Partner

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

SELLERS

MUSTANG VENTURES I, L.P.

By:

By:	/s/ Robert McCormack
Name:	Robert C. McCormack, Jr.
Title:	Managing Director

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

SELLERS

CHINA GATEWAY LIFE SCIENCE (HOLDINGS) LTD. (HK)

Print Name: Michael Hui
Title: CEO

Signature:	/s/ Michael Hui

Address:

Attn: Mr. Michael Hui

Chief Executive Officer

No. 3 Building, 720 Cailun Road

Zhangjiang High Tech Park, Pu Dong New Area

Shanghai China

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

SELLERS

/s/ Shuang Qiao
Shuang (Sofie) Qiao

/s/ Leonard E. Post
Leonard Post

/s/ Peter L. Myers
Peter Myers

/s/ Daniel Chu
Daniel Chu

/s/ Charles Hsu
Charles Hsu

/s/ Zhengying Pan
Zhengying Pan

/s/ Xiaoyi Xiao 2/4/2010
Xiaoyi Xiao

/s/ David K. Hanabusa
David Hanabusa

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

EXHIBIT A

Form of Escrow Agreement

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) dated as of February             , 2010 by and among BioMarin Pharmaceutical Inc., a Delaware corporation (“Buyer”), Arthur Pappas, acting in his capacity as agent and attorney-in-fact (the “Representative”) for certain equity holders of LEAD Therapeutics, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, N.A., as escrow agent (the “Escrow Agent”).

RECITALS

WHEREAS, pursuant to the Stock Purchase Agreement dated as of February             , 2010 (the “Purchase Agreement”) by and among Buyer, the Company, each of the parties listed on Schedule A thereto (each, a “Seller”) and the Representative, Buyer will purchase, and each Seller will collectively sell, all of the capital stock of the Company and the Company will become a wholly owned subsidiary of Buyer. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement. All interest or other income earned from the investment of the Escrow Funds or any portion thereof (all such interest or other income, the “Earnings”) shall be retained as additional amounts in the Escrow Account (as defined below), except as provided in Section 3(b).

Buyer will deliver or cause to be delivered to the Escrow Agent an amount in cash equal to the sums of [****] (the “Indemnification Escrow Amount”) and [****] (the “Working Capital Escrow Amount”) at the Closing pursuant to Section 2.5 and Section 2.6, respectively, of the Purchase Agreement, which amounts (together with any Earnings thereon, the “Escrow Funds”), are to be held in escrow by the Escrow Agent pursuant hereto and released in accordance with the terms hereof.

NOW, THEREFORE, the parties agree as follows:

SECTION 1. Escrow Funds Subject to Agreement. The Escrow Agent hereby agrees to act as escrow agent subject to the terms of this Agreement. The Escrow Agent shall accept delivery of, hold and safeguard the Escrow Funds in two escrow accounts specifically established for each of the Indemnification Escrow Amount and the Working Capital Escrow Amount (respectively, the “Indemnification Escrow Account” and the “Working Capital Escrow Account”, and collectively, the “Escrow Account”) and maintained for the purpose outlined below pursuant to the terms hereof.

SECTION 2. Investment of Escrow Funds.

(a) Upon written direction by the parties, the Escrow Funds shall be invested by the Escrow Agent in Permitted Investments. The term “Permitted Investments” means the following investments so long as they have maturities of ninety (90) days or less: (a) direct obligations of or obligations unconditionally guaranteed by the United States or by any Person controlled or supervised by or acting as an instrumentality of the United States or by any Person controlled or supervised by or acting as an instrumentality of the United States pursuant to authority granted by Congress, provided such obligations are backed by the full faith and credit of the United States; (b) obligations issued or guaranteed by any state or political subdivision

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

thereof, in each case, rated either AAA or higher, or MIG 1 or higher, by Moody’s Investors Service, Inc. (“Moody’s”) or AAA or higher, or an equivalent, by Standard & Poor’s Corporation (“Standard & Poor’s”), both of New York, New York, or their successors; (c) commercial or finance paper which is rated either Prime-1 or higher or an equivalent by Moody’s or A-1 or higher or an equivalent by Standard & Poor’s or their successors; and (d) certificates of deposit, time deposits or money market deposit accounts of banks or trust companies, organized under the Laws of the United States and having minimum equity of $500,000,000, which certificates of deposit are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Escrow Agent shall be entitled to rely upon the written certification of Buyer and the Representative as to the characterization of the investment as a Permitted Investment, and shall have no liability to ascertain whether or not the investment is a Permitted Investment. In the absence of such written directions, the Escrow Agent shall invest the Escrow Funds in the money market accounts of Wells Fargo that are insured by the FDIC as set forth in Exhibit A. Until disbursement pursuant to the terms hereof, Earnings will be deposited into the Escrow Account and invested with the Escrow Funds. The Escrow Agent shall not be accountable for any losses resulting from the sale or depreciation in the market value of such investments thereof, unless such loss results from the Escrow Agent’s gross negligence, fraud or willful misconduct.

(b) The Escrow Agent is hereby authorized and directed to sell or redeem any Permitted Investments as it deems necessary to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Escrow Agreement. The Escrow Agent is hereby authorized, in making or disposing of any Permitted Investment, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The parties acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

SECTION 3. Tax Treatment and Reporting.

(a) The parties hereto agree that Buyer shall be treated for Tax purposes as the owner of all amounts held in the Escrow Account unless and until such amounts are released therefrom, in which case such amounts shall be treated for Tax purposes as having been paid by Buyer to the party to whom such amounts are released.

(b) The parties hereto agree that, for Tax reporting purposes and to the extent required by the Internal Revenue Service (“IRS”), Earnings in any Tax year shall be treated as having been realized by Buyer for United States federal income tax purposes. Unless otherwise required by law, the parties hereto agree that, for United States federal income tax purposes, Buyer shall report Earnings as its income and shall report related expenses as its expense, provided that within five (5) Business Days following the end of each calendar quarter, Escrow Agent shall release forty-five percent (45%) of the Earnings relating to each such calendar quarter to Buyer and such Earnings shall no longer be part of the Escrow Account. The Escrow Agent annually shall file required information returns (if any) with the IRS and provide payee statements to Buyer documenting such Earnings.

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(c) Any disbursement of amounts in the Escrow Account to Equityholders shall be treated for United States federal income tax purposes as consisting, in part, of imputed interest in accordance with the Code and Treasury Regulations promulgated thereunder. The Representative shall calculate the imputed interest with respect to each Equityholder and provide such calculations to the Escrow Agent. Escrow Agent shall then timely file information statements with the IRS and provide payee statements to Equityholders documenting each Equityholder’s share of the imputed interest or any payment made hereunder. The Escrow Agent shall inform Buyer that the Escrow Agent filed such information returns and provided such payee statements.

(d) Buyer and, on behalf of the Equityholders, the Representative agree to provide the Escrow Agent with certified tax identification numbers by furnishing appropriate IRS Forms W-9 and such other forms and documents that the Escrow Agent may reasonably request to complete any information returns and payee statements (collectively, the “Tax Reporting Documentation”) prior to any distribution to Buyer or the Equityholders. The parties hereto understand that, in the event the Tax Reporting Documentation is not provided to the Escrow Agent, the Code or similar state tax laws may require withholding of a portion of any interest or other payments made to Buyer or the Equityholders. To the extent that amounts are so withheld by the Escrow Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to Buyer or the Equityholders, as appropriate, in respect of whom such deduction and withholding was made by the Escrow Agent.

SECTION 4. Working Capital Escrow Fund. Upon receipt by the Escrow Agent of a written notice from Buyer or the Representative setting forth how amounts in the Working Capital Escrow Account are to be distributed and released, accompanied by either (i) an executed written agreement between Buyer and the Representative with respect to such distribution and release or (ii) a written decision of the Neutral Arbitrator with respect to such distribution and release, the Escrow Agent shall:

(a) promptly pay to Buyer from the Working Capital Escrow Account and, to the extent the Working Capital Escrow Amount is insufficient, the Indemnification Escrow Account, the Net Working Capital Deficiency Amount, if any; and

(b) promptly following the delivery of a Future Payment Allocation Schedule to Buyer with respect to such release by the Representative pursuant to Section 2.6(b) of the Purchase Agreement, release any remaining amounts in the Working Capital Escrow Account from the Working Capital Escrow Account to each Equityholder in accordance with such Future Payment Allocation Schedule.

SECTION 5. Indemnification Escrow Fund.

(a) Notices of Claims and Dispute Notices.

(i) With respect to any indemnification claim of a Buyer Indemnified Party (a “Buyer Claim”) that Buyer reasonably believes exists, or reasonably expects will exist, Buyer may deliver to the Escrow Agent a written notice (a “Notice of Claim”), which shall set forth in reasonable detail (to the extent known) the nature of such Buyer Claim, the amount of Damages indemnifiable pursuant to the Stock Purchase Agreement (the “Indemnifiable Damages”) that have been paid or incurred, a good faith estimate of the amount of Indemnifiable Damages reasonably expected to be incurred and the provision(s) of the Stock Purchase Agreement on which the indemnification claim is based. Buyer shall deliver a copy of the Notice of Claim to the Representative at the same time that it delivers such Notice of Claim to the Escrow Agent.

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(ii) The Escrow Agent shall pay to Buyer, or such Person designated by Buyer, therefrom the amount set forth in a Notice of Claim as soon as practicable, but no earlier than thirty-one (31) days following receipt by the Escrow Agent of such Notice of Claim; provided, however, that if within the period of thirty (30) days following receipt by the Escrow Agent of such Notice of Claim, the Escrow Agent shall have received from the Representative a written notice (a “Dispute Notice”) stating that the Representative disputes the validity or the amount specified in such Notice of Claim or any portion thereof (a “Disputed Amount”) and providing in reasonable detail the reasons therefor, the Escrow Agent shall not pay any such Disputed Amount (but shall pay any amount specified in such Notice of Claim that is not in dispute) to Buyer, or such Person designated by Buyer, other than pursuant to Section 3(b) of this Agreement. The Representative shall deliver a copy of each Dispute Notice to Buyer at the same time that the Representative delivers such Dispute Notice to the Escrow Agent.

(iii) If the Escrow Agent shall not have received a Dispute Notice with respect to the amount specified in a Notice of Claim, or a portion thereof, within the period of thirty (30) days following its receipt of such Notice of Claim, the Representative and the Equityholders shall be forever barred and precluded from contesting in any manner or forum whatsoever the distribution of the Escrow Funds on account of such amount not so disputed (except to dispute the delivery by Buyer of a Notice of Claim to the Representative), and the Escrow Agent shall pay such amount to Buyer, or such Person designated by Buyer in writing, in accordance with the preceding paragraph (ii) of this Section 5(a).

(iv) Notwithstanding the foregoing, the Escrow Agent may pay to Buyer, or any Person designated by Buyer in writing, the amount set forth in a Notice of Claim earlier than thirty-one (31) days following receipt by the Escrow Agent of such Notice of Claim, provided that the Buyer delivers to the Escrow Agent a Notice of Claim executed by both Buyer and the Representative authorizing the Escrow Agent to release such specified amount of the Escrow Funds to Buyer. In the event that the Representative authorizes the Escrow Agent to release such specified amount of the Escrow Funds by executing a Notice of Claim with Buyer, the Representative and the Equityholders shall be forever barred and precluded from contesting in any manner or forum whatsoever the distribution of the Escrow Funds on account of such amount absent fraud or intentional misrepresentation.

(b) Disputed Amounts. Upon receipt by the Escrow Agent of a written notice (a “Resolution Notice”) from Buyer or the Representative with respect to a Disputed Amount specifying the amount of such Disputed Amount to which Buyer is entitled, accompanied by either (i) an executed written agreement between Buyer and the Representative with respect to such Disputed Amount or (ii) an award, judgment, decree or order of a court of competent jurisdiction pursuant to Section 5(c) below, the Escrow Agent shall pay to Buyer, or such Person designated by Buyer, from the Indemnification Escrow Account the amount to which Buyer is entitled, if any.

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(c) Dispute Resolution. In the event of a Disputed Amount, the Buyer and the Representative shall in good faith negotiate to settle such Disputed Amount. If no resolution is reached within thirty (30) days after delivery of the Dispute Notice to the Escrow Agent, either party may bring suit in any court of competent jurisdiction (subject to the limitations set forth in Section 11.11 and Section 11.12 of the Purchase Agreement) with respect to such Disputed Amount. The non-prevailing party in any such dispute shall bear all fees, costs and expenses related to such dispute, including the reasonable attorneys’ fees and costs incurred by the other party.

(d) Release of the Indemnification Escrow Fund.

(i) Promptly following the close of business on the date that is [****] (the “Distribution Date”), the Buyer will notify the Representative of the positive difference, if any, between (A) the Indemnification Escrow Amount plus Earnings thereon remaining in the Indemnification Escrow Account and (B) the sum of (i) the aggregate amount of the payments, if any, previously made to Buyer, the Equityholders or the Escrow Agent out of the Escrow Funds (other than pursuant to Section 3(b) or Section 4) in accordance with the terms of this Agreement, (ii) any amounts that the Escrow Agent is required to pay but has not yet paid to Buyer or a Person designated by Buyer, pursuant to Sections 5(a) or 5(b), (iii) the Withheld Amounts (as defined below) (such positive difference, if any, the “Initial Release Amount”), and (iv) the Earnings released from the Indemnification Escrow Account pursuant to Section 3(b). As soon as practicable, after the Distribution Date, the Representative will provide a Future Payment Allocation Schedule prepared in accordance with the Purchase Agreement showing the allocation of the Initial Release Amount among the Equityholders. Promptly following the receipt of such Future Payment Allocation Schedule, the Escrow Agent will release the Initial Release Amount, if any, to the Equityholders by wire transfer or certified check, in accordance with the Future Payment Allocation Schedule prepared by the Representative. The term “Withheld Amounts” shall mean the aggregate amount of (x) all Disputed Amounts not paid or otherwise resolved by such date and (y) all other amounts specified in Notices of Claims received by the Escrow Agent as of such date and not paid as of such date from the Escrow Funds unless, as of such date, the Escrow Agent is required to pay such amounts pursuant to Sections 5(a) or 5(b). The amounts described in clause (B)(ii) of this Section 5(d)(i) shall be paid by the Escrow Agent to Buyer, or a Person designated by Buyer, pursuant to Sections 5(a) or 5(b) as the case may be, and the amounts described in clause (B)(iii) of this Section 5(d)(i) shall remain Escrow Funds held by, and to be paid out by, the Escrow Agent in accordance with the terms of this Agreement.

(ii) If, after the Distribution Date, the Escrow Agent is required to pay all or a portion of the amounts remaining in the Escrow Account to Buyer pursuant to Section 5(a) or 5(b), then the Escrow Agent shall make such payment to Buyer in accordance with such Section 5(a) or 5(b).

(iii) Upon receipt by the Escrow Agent after the Distribution Date of a Resolution Notice that any claims as to all or any portion of the Withheld Amounts as of the Distribution Date have been resolved (“Resolved Withheld Amounts”), accompanied by (A) an executed written agreement between Buyer and the Representative with respect to such Resolved Withheld Amounts or (B) an award,

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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judgment, decree or order of the arbitrator pursuant to Section 5(c) with respect to such Withheld Amounts, the Escrow Agent shall release such Resolved Withheld Amounts from the Escrow Account, as instructed in the joint written notice or order, to Buyer or to the Equityholders by wire transfer or certified check, in accordance with a Future Payment Allocation Schedule prepared by the Representative pursuant to the Purchase Agreement, but only to the extent the Withheld Amounts remaining in the Indemnification Escrow Account exceed the sum of (1) the aggregate amount of Buyer Claims that the Escrow Agent is required to pay but has not yet paid to Buyer or a person designated by Buyer pursuant to Section 5(a) or 5(b) plus (2) all other Withheld Amounts then remaining in the Indemnification Escrow Account.

(iv) Any amounts paid or otherwise released to the Representative hereunder, when made, shall be deemed to have been paid in full satisfaction of the rights of the Equityholders to receive such payments as set forth in the Purchase Agreement and hereunder.

SECTION 6. Administrative Provisions.

(a) Buyer and the Representative shall have the right to inspect and obtain copies of the records of the Escrow Agent pertaining to the Escrow Account and to receive monthly reports of the status of the Escrow Funds. The Escrow Agent shall send to Buyer and the Representative monthly reports detailing the amount of the Escrow Funds in the Escrow Agent’s possession, any release of the Escrow Funds in the preceding month and the status of any claims pending for the release of any of the Escrow Funds.

(b) The Escrow Agent may resign as escrow agent by notice to the other parties hereto (the “Resignation Notice”) effective upon appointment of a successor Escrow Agent. If, prior to the expiration of sixty (60) Business Days after the delivery of the Resignation Notice, the Escrow Agent shall not have received written instructions from Buyer and the Representative designating a banking corporation or trust company organized either under the laws of the United States or of any state as successor escrow agent and consented to in writing by such successor escrow agent, the Escrow Agent may apply to a court of competent jurisdiction to appoint a successor escrow agent. Alternatively, if the Escrow Agent shall have received such written instructions, it shall promptly transfer the Escrow Funds to such successor escrow agent. Upon the appointment of a successor escrow agent and the transfer of the Escrow Funds, and any other records, including without limitation, tax-related information, relating to the Escrow Funds or this Agreement by the resigning Escrow Agent to the successor escrow agent, the duties of such resigning Escrow Agent hereunder shall terminate.

(c) Each of Buyer and the Representative hereby agrees to pay the Escrow Agent reasonable compensation for its services hereunder in accordance with the “Schedule of Fees” attached hereto as Exhibit B and to reimburse the Escrow Agent for all expenses, disbursements and advances incurred or made by it in the performance of its duties hereunder and to indemnify and hold the Escrow Agent harmless from and against any and all taxes, expenses (including reasonable counsel fees), assessments, liabilities, claims, damages, actions, suits or other charges incurred by or assessed against it for anything done or omitted by it in the performance of its duties hereunder, except as a result of its own gross negligence or willful misconduct. Buyer and the Representative, on behalf of the Equityholders, shall share equally in all payments owing under this Section 6(c), although liability for such payments if not paid in a timely

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manner shall be the responsibility of the party responsible therefore. The Representative’s portion of such payments shall be funded from the Escrow Fund (without any requirement of any written instruction or directive from the Representative), and Buyer agrees to execute a Notice of Claim pursuant to Section 5(a) of this Agreement authorizing the Escrow Agent to release such portion of the Representative’s payments to the Escrow Agent. The agreement contained in this Section 6(c) shall survive any termination of the duties of the Escrow Agent hereunder.

(d) THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(e) The Escrow Agent shall have no duties or responsibilities, including, without limitation, a duty to review or interpret the Purchase Agreement, except those expressly set forth herein, and no implied duties shall be read into this Agreement. It may consult with counsel, shall be fully protected with respect to any action taken or omitted in good faith on advice of counsel and shall have no liability hereunder except for gross negligence, fraud or willful misconduct. The Escrow Agent shall have no responsibility as to the validity, collectibility or value of the Escrow Funds or for investment losses related thereto, provided the Escrow Funds have been invested in accordance with Section 2 above, and it may rely on any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it reasonably believes to be genuine and to have been signed or presented by a proper person or persons. If the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to the Escrow Funds, which, in its opinion, are in conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by the other parties hereto or by order of a court of competent jurisdiction or the Escrow Agent may file an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Funds and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. Notwithstanding any provision to the contrary contained in any other agreement between any of the parties hereto, the Escrow Agent shall have no interest in the Escrow Funds except as provided in this Escrow Agreement and shall hold such funds in trust in accordance herewith.

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(f) All notices, consents and other communications under this Escrow Agreement shall be in writing and shall, except as otherwise provided herein, be deemed to have been received when (i) delivered by hand, (ii) sent by facsimile (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or (iii) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case, at the appropriate addresses and facsimile numbers as set forth below:

If to Escrow Agent:
Wells Fargo Bank, N.A.
Corporate Trust & Escrow Services
707 Wilshire Boulevard, 17th Floor
Los Angeles, CA 90017
Attention: Tom Orlina
Telephone: (213) 614-4117
Facsimile: (213) 625-4406

Wire Instructions:	Indemnification Escrow Account

Working Capital Escrow Account

If to Buyer:	BioMarin Pharmaceutical Inc.
105 Digital Drive
Novato, CA 94949
Attn: Chief Executive Officer
Fax: (415) 382-7889

with a copy to:

BioMarin Pharmaceutical Inc.
105 Digital Drive
Novato, CA 94949
Attn: General Counsel
Fax: (415) 382-7889

If to the Representative:	Arthur Pappas
c/o A.M. Pappas & Associates, LLC
P.O. Box 110287
Research Triangle Park, NC 27709

Or (for Fedex deliveries)
2520 Meridian Parkway
Suite 400
Durham, NC 27713
Fax: (919) 998-3302

with a copy (which shall not constitute notice) to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
2500 Wachovia Capitol Center
P.O. Box 2611
Raleigh, NC 27602
Attn: Gerald F. Roach
Fax: (919) 821-6800

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(or to such other addresses and facsimile numbers as a party may designate as to itself by notice to the other parties in accordance with this Section 6(f)). Concurrently with the execution of this Escrow Agreement, the Buyer shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit C to this Escrow Agreement.

(g) Nothing in this Agreement shall be construed to limit the right of Buyer, the Representative or any of the Equityholders under any provision of the Purchase Agreement.

(h) This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely in the State of Delaware (without giving effect to the conflicts of laws provisions thereof).

(i) Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

(j) This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

(k) All covenants and agreements set forth in this Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors, heirs and assigns of such party, whether or not so expressed. None of the parties may assign or transfer any of their respective rights or obligations under this Agreement without the consent in writing of the other parties hereto, except as otherwise provided herein and provided that Buyer may assign or transfer its rights and obligations hereunder in connection with a change of control of Buyer or its permitted successors or assigns, or to any other permitted assignee under the Purchase Agreement.

(l) In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each of the parties’ rights and privileges shall be enforceable to the fullest extent permitted by law, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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(m) Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than Buyer, any Buyer Indemnified Party, the Representative, the Equityholders, the Escrow Agent and their respective permitted successors and assigns any rights or remedies under or by reason of this Agreement or any other certificate, document, instrument or agreement executed in connection herewith.

(n) This Agreement shall terminate upon the disbursement by the Escrow Agent of all the Escrow Funds in accordance with this Agreement; provided, however, that the provisions of Section 6(c) hereof shall survive such termination. This Agreement may be amended only with the written consent of all parties hereto. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the date first written above.

WELLS FARGO BANK, N.A.,
as Escrow Agent

By:
Name:
Title:

BIOMARIN PHARMACEUTICAL INC.

By:
Name:
Title:

REPRESENTATIVE

Arthur Pappas

EXHIBIT A

Direction for Investment of Cash Balances

Wells Fargo Money Market Deposit Accounts

Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the following account(s):

Account Name:

Account Number(s):

You are hereby directed to deposit, as indicated below, or as we shall direct further in writing from time to time, all cash in the Account(s) in the following money market deposit account of Wells Fargo Bank, National Association (Bank):

Wells Fargo Money Market Deposit Account (MMDA)

I understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $100,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $100,000.

We acknowledge that we collectively have full power to direct investments of the Account(s).

We understand that we may change this direction at any time and that it shall continue in effect until revoked or modified by us by written notice to you.

BIOMARIN PHARMACEUTICAL INC.

By:
Name:
Title:

REPRESENTATIVE

Arthur Pappas

EXHIBIT B

SCHEDULE OF FEES

Wells Fargo Corporate Trust

707 Wilshire Blvd – 17th Floor

Los Angeles, CA 90017

John Deleray (JD/TC)

213.614.3351 – office

213.760.0363 – mobile

213.614.3355 - fax

Wells Fargo Corporate Trust Services

Fee Schedule for Escrow Agent for the

BioMarin/LEAD Cash Escrow

Escrow Agent Acceptance and Administrative Fee:	$3,000.00

Fees as they relate to Wells Fargo Bank acting in the capacity of Escrow Agent – includes creation and examination of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account.

Also includes ordinary administration services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wires and check processing); monitoring claim notices pursuant to the agreement; disbursement of the funds in accordance with the agreement; and mailing of trust account statements to all applicable parties.

Tax reporting is included for up to Twenty (20) entities. Should additional reporting be necessary, a $25 per reporting charge will be assessed.

This fee is Payable in advance, at the time of Escrow Agreement execution. Fee will not be prorated in case of early termination.

Should this Escrow Account be in existence for more than [****], an Annual Fee of $2,000.00 will be assessed.

Out-of-Pocket Expenses:	At Cost

We only charge for out-of-pocket expenses in response to specific tasks assigned by the client. Therefore, we cannot anticipate what specific out-of-pocket items will be needed or what corresponding expenses will be incurred. Possible expenses would be, but are not limited to, express mail and messenger charges, travel expenses to attend closing or other meetings. There are no charges for indirect out-of-pocket expenses.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of BioMarin Pharmaceutical, Inc. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C is attached, on behalf of BioMarin Pharmaceutical, Inc.

Name / Title	Specimen Signature
Name Title	Signature
Name Title	Signature
Name Title	Signature
Name Title	Signature

EXHIBIT B

RELEASE OF ALL CLAIMS AGREEMENT

This Release of All Claims (“Agreement”) is made by and between LEAD Therapeutics, Inc., a Delaware corporation (the “Company”) and                              (“Releasor”) based on the following facts:

a. The Company has offered, and Releasor has accepted, payment of the sum set forth in Section 1 below in exchange for a general release of all claims.

b. Through this Agreement, Releasor intends to release all known and unknown claims that Releasor could assert against any released parties pursuant to Section 2 below, other than those claims expressly excluded.

WHEREFORE, the Company and Releasor agree as follows:

1. In consideration of the promises and representations of Releasor as described in this Agreement, the Company will pay Releasor the gross sum of $                        as set forth on the Participating Service Provider Certificate (as the terms Bonus Amount and Participation Service Provider Certificate are defined in that certain Stock Purchase Agreement, dated February __, 2010, by and among BioMarin, the Company, the parties listed on Schedule A thereto and Arthur Pappas, acting in his capacity as Equityholder Representative (“Stock Purchase Agreement”)), less federal and state withholdings (“Consideration”). The Company shall provide Releasor with the Consideration within one week after the later of: (a) Effective Date as defined in Section 4(e) below; or (b) the final determination of the Net Working Capital Excess Amount or Net Working Capital Deficiency Amount as defined in the Stock Purchase Agreement. Releasor acknowledges that Releasor would not be entitled to receive any portion of the Consideration absent this Agreement.

2. Except for the rights and obligations expressly set forth herein, Releasor, for Releasor and for each of Releasor’s past and present agents, assigns, transferees, heirs, spouses, relatives, executors, attorneys, administrators, employees, predecessors, affiliates, successors, insurers, and representatives (“Releasors”), hereby releases and discharges the Company, BioMarin Pharmaceutical Inc. (“BioMarin”), and their respective past and present agents, assigns, transferees, attorneys, administrators, officers, directors, stockholders, employees, predecessors, subsidiaries, parents, affiliates, successors, insurers, and representatives (“Releasees”) from any and all claims and causes of action, known or unknown, which Releasors now have or may have against any of the Releasees arising through the Effective Date. This release is intended to be interpreted broadly and is intended to include, without limitation, all common law claims (including but not limited to: breach of contract, breach of the covenant of good faith and fair dealing, wrongful discharge in violation of public policy, infliction of emotional distress, negligence, invasion of privacy, interference with contractual relationship, defamation and fraud), as well as any statutory claims (including but not limited to claims arising under: the Age Discrimination in Employment Act as amended, 29 U.S.C. § 621 et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 215 et seq.,

the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2102 et seq., as well as claims under the California Fair Employment and Housing Act, Cal. Govt. Code § 12900 et seq.; the California False Claims Act, Cal. Govt. Code § 12650 et seq.; the California Corporate Criminal Liability Act, Cal. Penal Code § 387; or under the California Labor Code or under any other state or local law governing employment), any claim for unpaid wages or any discretionary bonus, or any other claim whatsoever arising out of Releasor’s engagement by the Company or the termination of Releasor’s relationship with the Company, other than those that cannot be released as a matter of law. Releasor and the Company expressly acknowledge and agree that neither the Company nor Releasor would enter into this Agreement but for the representation and warranty that Releasor is hereby releasing any and all claims of any nature whatsoever, known or unknown, whether statutory or at common law, which Releasor now has or could assert directly or indirectly against any of the Releasees (other than as expressly set forth herein). Notwithstanding the generality of the foregoing, Releasor does not release the following claims and/or rights, if applicable to such Releasor:

a. Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

b. Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

c. Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of the federal law known as the Consolidated Omnibus Budget Reconciliation Act (COBRA) or benefits under the Company's written employee benefit plans governed by the Employee Retirement Income Security Act (ERISA) in which Releasor is a participant;

d. Claims to severance or bonus payments pursuant to Releasor’s written employment agreement in effect immediately prior to the Closing (as defined in the Stock Purchase Agreement) or paid time off/vacation pursuant to the Company's applicable written policies in effect immediately prior to the Closing;

e. Claims to indemnity under California Labor Code Section 2802;

f. Rights under the indemnification provisions of the Company’s certificate of incorporation or bylaws as in effect on the Closing Date (as defined in the Agreement), the Agreement or any indemnification agreement between Releasor and the Company or BioMarin;

g. Rights under the Company’s or BioMarin’s directors’ and officers’ liability insurance policies; and

h. Rights to consideration payable pursuant to Article II of the Stock Purchase Agreement.

3. Releasor waives all the benefits and rights granted by California Civil Code section 1542, and any other applicable similar state laws, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time executing the release, which, if known by him or her must have materially affected his or her settlement with the debtor.

4. This Agreement is intended to release and discharge any claims of Releasor under the Age Discrimination and Employment Act. To satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. section 626(f), the parties agree as follows:

a. Releasor acknowledges that Releasor has read and understands the terms of this Agreement.

b. Releasor acknowledges that Releasor has been advised to consult with an attorney, if desired, concerning this Agreement and has received all advice Releasor deems necessary concerning this Agreement.

c. Releasor acknowledges that Releasor has been given forty-five days from receipt of this Agreement to consider whether or not to enter into this Agreement (“Execution Deadline”), has taken as much of this time as necessary to consider whether to enter into this Agreement, and has chosen to enter into this Agreement freely, knowingly and voluntarily.

d. The eligibility requirements, job titles and ages of all individuals eligible or selected to participate in this program in exchange for a release, and the ages of all individuals in the same job classification or organizational unit who have not been made a similar offer are listed on the form attached as Appendix A, and is incorporated by this reference as though fully set forth herein.

e. The Effective Date of this Agreement shall be as follows: (a) where Releasor has not yet turned forty years of age as of the date this Agreement is provided to Releasor, this Agreement shall become effective on the date it is first signed by Releasor; or (b) where Releasor is forty or more years of age as of the date this Agreement is provided to Releasor, for a seven day period following the execution of this Agreement by Releasor, Releasor may revoke this Agreement by delivering a written revocation to Company’s Chief Executive Officer or General Counsel at the following address:

BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, CA 94949

Attn: Chief Executive Officer/General Counsel

Fax: (415) 382-7889

, and this Agreement shall not become effective and enforceable until the revocation period has expired. If Releasor does not sign this Agreement and provide the Company with an executed copy of the Agreement on or before the Execution Deadline or revokes the Agreement before the Effective Date, Releasor shall not receive the Consideration or any other compensation Releasor would not otherwise be entitled to in the absence of this Agreement.

5. Releasor acknowledges and agrees that Releasor has no pending lawsuit, administrative charge or complaint against the Company or any of the other Releasees, in any court or with any governmental agency. Releasor also agrees that, to the extent permitted by law, Releasor will not allow any lawsuit, administrative charge or complaint to be pursued on Releasor’s behalf against any of the Releasees. Releasor further agrees that Releasor will not participate, cooperate or assist in any litigation against the Releasees in any manner, to the extent permitted by law. If lawfully subpoenaed by a court of this jurisdiction, Releasor agrees to provide the Company written notice of such a subpoena within five (5) days of receipt.

6. Releasor agrees that Releasor will not disparage, defame or otherwise detrimentally comment upon the Releasees, including their business practices or products, in any manner. Releasor acknowledges that such comment shall cause serious damage to the Company.

7. Releasor represents and warrants that Releasor has not heretofore assigned, transferred or purported to assign or transfer to any other person or entity any rights, claims or causes of action herein released and discharged, and no other person or entity has any interest in the matters herein released and discharged. Furthermore, Releasor shall indemnify and hold the Company and all persons or entities released herein harmless from and against any rights, claims or causes of action which have been assigned or transferred contrary to the foregoing representations, or in violation of the foregoing warranties, and shall hold such persons or entities harmless from any and all loss, expense and/or liability arising directly or indirectly out of the breach of any of the foregoing representations or warranties.

8. This Agreement is a compromise and settlement of disputed claims being released herein, and therefore this Agreement does not constitute an admission of liability on the part of the Company or any Releasees, or an admission, directly or by implication, that the Company or any of the Releasees has violated any law, rule, regulation, policy or any contractual right or other obligation owed to any party.

9. This Agreement may be pled as a full and complete defense and may be used as the basis for an injunction against any action, suit, or proceeding that may be prosecuted, instituted, or attempted by Releasor or the Company in breach thereof.

10. This Agreement shall be construed in accordance with, and be deemed governed by, the laws of the State of California, and the Company and Releasor agree that the proper forum and venue for any action brought arising out of or relating in anyway to this Agreement shall be in San Francisco, California.

11. Releasor agrees that this Agreement has been negotiated by the parties, and that no provision contained herein shall be interpreted against any party because that party drafted the provision.

12. This Agreement contains the entire agreement between the parties on the subjects addressed in this Agreement and replaces any other prior agreements between the parties on these subjects. This Agreement may only be modified in a written document signed by the Company’s Chief Executive Officer.

13. Releasor and the Company represent and warrant that they are not relying, and have not relied, on any representations or statements, verbal or written, made by any other with regard to the facts involved in this controversy or with regard to their rights or asserted rights arising out of alleged claims or the execution and terms of this Agreement, except as provided herein. Releasor and the Company have consulted with an attorney regarding the terms of this Agreement and have entered into this Agreement freely, willingly and without any coercion or duress.

14. The Company and Releasor shall execute any and all further documents that may be required to effectuate the purposes of this Agreement.

15. This Agreement shall be binding upon and shall inure to the benefit of the Company and Releasor and to their respective representatives, successors, heirs, agents and assigns.

16. This Agreement may be executed in counterparts, and if so executed each such counterpart shall have the force and effect of an original. Photocopies of such signed counterparts may be used in lieu of the originals for any purpose.

17. In the event any provision of this Agreement shall be found unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefits contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

18. No breach of any provision of this Agreement can be waived unless in writing. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision of this Agreement.

19. Each individual signing this Agreement directly and expressly warrants that he/she has been given and has received and accepted authority to sign and execute the documents on behalf of the party for whom it is indicated he/she has signed, and further has been expressly given and received and accepted authority to enter into a binding agreement on behalf of such party with respect to the matters concerned herein and as stated herein.

[Signature Page Follows]

WE, THE UNDERSIGNED, HAVE READ THE FOREGOING AND, HAVING BEEN ADVISED BY COUNSEL, FULLY UNDERSTAND AND AGREE TO ITS TERMS,

Dated: , 2010
[Releasor]

LEAD Therapeutics, Inc.

Dated: , 2010
By:
Its:

APPENDIX A

I.	PROGRAM REQUIREMENTS.

In order to receive the consideration set forth in the attached Agreement, Releasor must meet the following requirements:

A. Execute and provide the Company with the attached Agreement on or before the Execution Deadline, and not revoke the Agreement for a period of seven days after its execution, if applicable.

B. Selected for participation in the program by the Company.

The Company selected individuals for participation in this program based on position held, duties performed, contributions to the Company, and performance.

II.	JOB TITLES AND AGES OF ALL EMPLOYEES WHO ARE AND ARE NOT ELIGIBLE TO PARTICIPATE IN THE PROGRAM.

ELIGIBLE TO PARTICIPATE		NOT ELIGIBLE TO PARTICIPATE
Position	Age	Position	Age

EXHIBIT C

OPTION HOLDER CONSENT AGREEMENT

THIS OPTION HOLDER CONSENT AGREEMENT (this “Agreement”), dated as of                         , 2010, is entered into by and among BioMarin Pharmaceutical Inc., a Delaware corporation (“Buyer”), LEAD Therapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned holder (the “Option Holder”) of options to acquire shares of common stock of the Company (the “Company Options”).

RECITALS

WHEREAS, pursuant to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) dated as of February __, 2010 by and among Buyer, the Company, the parties listed on Schedule A thereto (each a “Seller” and collectively the “Sellers”), and Arthur Pappas, acting in his capacity as representative of the equityholders of the Company (the “Equityholder Representative”), Sellers will sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Buyer, and Buyer shall purchase from the Sellers, all of the shares of capital stock of the Company;

WHEREAS, capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Stock Purchase Agreement;

WHEREAS, the Option Holder is the owner of the Company Options listed on Schedule A hereto; and

WHEREAS, the Option Holder wishes to (a) consent to the treatment of the Company Options as set forth in the Stock Purchase Agreement and to waive all notice requirements contained in any other agreement related to the Company Options, (b) approve and appoint the Equityholder Representative as set forth in the Stock Purchase Agreement, and (c) be bound by and comply with the obligations of the Equityholders as set forth in the Stock Purchase Agreement and the Escrow Agreement.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I CONSENT

Section 1.1 Receipt of Stock Purchase Agreement. The Option Holder acknowledges that it has reviewed the Stock Purchase Agreement and the attachments thereto (including the Escrow Agreement), and has had ample opportunity to discuss with representatives of the Company any questions relating to the Company, the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement and the Escrow Agreement.

Section 1.2 Company Options. The Option Holder acknowledges, agrees and consents that, notwithstanding anything to the contrary contained in the agreements or instruments regarding the Company Options held by the Option Holder, each Company Option held by the Option Holder granted under the Company Option Plan or otherwise, whether or not currently vested or exercisable immediately prior to the Closing Date, and which remains outstanding immediately prior to the Closing Date, will, at the Closing, be cancelled, no longer be outstanding and cease to represent the right to acquire shares of Common Stock, and in consideration for such cancellation, the Option Holder will have the right to receive the amounts payable with respect to such Company Options pursuant to Section 2.1 of the Stock Purchase Agreement.

Section 1.3 Waiver of Notice Requirement. The Option Holder waives all notice requirements which it may have or may be entitled to have with respect to its Company Options in regards to the Stock Purchase Agreement and the transactions contemplated thereby, including with respect to the treatment of its Company Options.

Section 1.4 Appointment of Equityholder Representative. The Option Holder irrevocably constitutes and appoints, effective as of the Closing, together with his permitted successors, the Equityholder Representative, as its true and lawful agent, proxy and attorney-in-fact, to execute and deliver the Stock Purchase Agreement and the Escrow Agreement on its behalf and exercise all or any of the powers, authority and discretion conferred on him under the Stock Purchase Agreement, the Escrow Agreement and any documents related to the transaction contemplated hereby and thereby. The power of attorney granted in this Section 1.4 (i) is coupled with an interest and is irrevocable; (ii) may be delegated by the Equityholder Representative; and (iii) shall survive the dissolution, death or incapacity of the Option Holder.

Section 1.5 Indemnification Obligations. The Option Holder irrevocably agrees to, and shall be bound by and comply with, all of the indemnification obligations of the Equityholders set forth in the Stock Purchase Agreement and the Escrow Agreement including the Equityholders’ agreement to indemnify and reimburse the Buyer Indemnified Parties as set forth in Article IX of the Stock Purchase Agreement, it being understood that the Option Holder shall be an Equityholder for all purposes under the Stock Purchase Agreement and the Escrow Agreement.

Section 1.6 Escrow. The Option Holder irrevocably agrees to be bound by and comply with the Escrow Agreement and all of the arrangements and provisions of the Stock Purchase Agreement relating thereto, including the deposit of the Indemnification Escrow Amount and Working Capital Escrow Amount into escrow.

Section 1.7 Equityholder Representative Reimbursement. The Option Holder irrevocably agrees to be bound by and comply with the Equityholders’ obligations with respect to the Equityholder Representative’s Fund Amount as set forth in the Stock Purchase Agreement, including the deposit of the Equityholder Representative’s Fund Amount into the Equityholder Representative’s Fund. The Option Holder acknowledges that the Equityholders indemnify and defend the Equityholder Representative and hold the Equityholder Representative harmless against any loss, damage, cost, Liability or expense incurred without fraud, gross negligence or willful misconduct by the Equityholder Representative and arising out of or in connection with the acceptance, performance or administration of the Equityholder Representative’s duties under this Stock Purchase Agreement. The Option Holder acknowledges that all expenses incurred by the Equityholder Representative in connection with the performance of its duties as Equityholder Representative shall be borne and paid by the Equityholders.

ARTICLE II REPRESENTATIONS AND WARRANTIES

Section 2.1 Power and Capacity. The Option Holder represents and warrants that: (a) it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (b) the execution and delivery of this Agreement by the Option Holder and the performance of its obligations hereunder have been duly authorized by all necessary action on the part of the Option Holder, and (c) this Agreement has been duly executed and delivered by the Option Holder and constitutes a valid and binding obligation of the Option Holder enforceable against the Option Holder in accordance with its terms.

ARTICLE III MISCELLANEOUS

Section 3.1 Entire Agreement. This Agreement, together with the Stock Purchase Agreement and the Escrow Agreement, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous oral and written communications, agreements and understandings between the parties with respect to the subject matter herein, including any agreements or instruments in respect of the Company Options. No change, modification or amendment of this Agreement shall be binding unless made in writing and signed by authorized representatives of all parties.

Section 3.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission, and a facsimile of this Agreement or of a signature of a party will be effective as an original.

Section 3.3 Applicable Law; Submission to Jurisdiction. Except as otherwise provided in this Agreement, each party hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or assigns shall be brought exclusively in the Court of Chancery in the State of Delaware to the fullest extent permitted by Applicable Law and, to the extent not so permitted, in any court sitting in the State of Delaware, and each of the Parties hereto hereby (x) irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive personal jurisdiction of the aforesaid courts in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (y) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (z) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) the defense of sovereign immunity, (b) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with Applicable Law, (c) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (d) to the fullest extent permitted by Applicable Law that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 3.4 WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 3.5 Waiver of Rights. The failure of a party to assert any right or remedy upon the breach of any provision of this Agreement shall not be deemed to be a waiver of any present or future right hereunder, unless said waiver is made in writing and signed by the party against whom enforcement is sought.

[Signature Page Follows]

IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.

BIOMARIN PHARMACEUTICAL INC.

By:
Name:
Title:

LEAD THERAPEUTICS, INC.

By:
Name:
Title:

OPTION HOLDER

Signature:
Name:

SCHEDULE A

Option Holder	Number of Company Options

Schedule A

ProQuest Investments IV, L.P.

ProQuest Management LLC

A.M. Pappas Life Science Ventures III, LP

PV III CEO Fund, LP

Mustang Ventures I, L.P.

China Gateway Life Science (Holdings) Ltd. (HK)

Shuang Qiao

Peter Myers

Leonard Post

Charles Hsu

Zhengying Pan

Xiaoyi Xiao

Daniel Chu

David Hanabusa

Schedule B

Initial Allocation Schedule (as of date of Stock Purchase Agreement)

Equityholder Name	Equityholder Address	Series A Preferred Stock	Company Notes (Principal Amount + Accrued and Unpaid Interest)	Number of Shares of Series A Preferred Stock into which Company Notes are Convertible	Common Stock	Series A Preferred Stock Warrants	Company Warrants Exercise Price	Common Stock Options	Company Options Exercise Price	ISO / NSO	Service Provider Status	Portion of Closing Payment	Pro Rata Allocation of Escrow Amount
ProQuest Investments IV, LP	[****]	6,000,000	[****]	3,007,937		1,428,571	$1.00					[****]	[****]
A.M. Pappas Life Science Ventures III, LP	[****]	2,824,404	[****]	1,415,938	235,367	672,477	$1.00					[****]	[****]
PV III CEO Fund, LP	[****]	175,596	[****]	88,030	14,633	41,809	$1.00					[****]	[****]
Mustang Ventures I, L.P.	[****]	1,200,000	[****]	601,587		285,714	$1.00					[****]	[****]
China Gateway Life Science (Holdings) Ltd. (HK)	[****]	300,000	[****]	150,395		71,429	$1.00					[****]	[****]
ProQuest Management, LLC	[****]				250,000							$—	$—
Shuang Qiao	[****]				549,282			480,000	$0.10	ISO	Employee	$—	$—
Peter Myers	[****]				280,500			619,500	$0.10	ISO	Employee	$—	$—
Leonard Post	[****]				280,500			480,000	$0.10	ISO	Employee	$—	$—
Charles Hsu	[****]				363,000							$—	$—
Zhengying Pan	[****]				5,208							$—	$—
Xiaoyi Xiao	[****]				6,510							$—	$—
Daniel Chu	[****]				97,500			247,500	$0.10	ISO	Employee	$—	$—
David Hanabusa	[****]				30,000							$—	$—
Yuqiao Shen	[****]							160,000	$0.10	ISO	Employee	$—	$—
Amy Pfeiffer	[****]							12,000	$0.10	ISO	Employee	$—	$—
Bing Wang	[****]							90,000	$0.10	ISO	Employee	$—	$—
Ying Feng	[****]							40,000	$0.10	ISO	Employee	$—	$—

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Closing Date Allocation Schedule

Equityholder Name	Equityholder Address	Series A Preferred Stock	Common Stock	Series A Preferred Stock Warrants	Common Stock Options	Portion of Closing Payment	Pro Rata Allocation of Escrow Amount	Payment Method (Wire or Check)	Wire Transfer / Check Delivery Instructions	W-8 / W-9 Delivered
ProQuest Investments IV, LP	[****]	9,007,937		1,428,571		[****]	[****]	Wire	[****]
A.M. Pappas Life Science Ventures III, LP	[****]	4,240,342	235,367	672,477		[****]	[****]	Wire	[****]	W-9
PV III CEO Fund, LP	[****]	263,626	14,633	41,809		[****]	[****]	Wire	[****]	W-9
Mustang Ventures I, L.P.	[****]	1,801,587		285,714		[****]	[****]	Wire	[****]
China Gateway Life Science (Holdings) Ltd. (HK)	[****]	450,395		71,429		[****]	[****]	Wire	[****]
ProQuest Management, LLC	[****]		250,000			$—	$—	Wire	[****]
Shuang Qiao	[****]		549,282		480,000	$—	$—	Wire	[****]
Peter Myers	[****]		280,500		619,500	$—	$—	Check
Leonard Post	[****]		280,500		480,000	$—	$—	Check
Charles Hsu	[****]		363,000			$—	$—	Check
Zhengying Pan	[****]		5,208			$—	$—	Check
Xiaoyi Xiao	[****]		6,510			$—	$—	Check
Daniel Chu	[****]		97,500		247,500	$—	$—	Check
David Hanabusa	[****]		30,000			$—	$—	Check
Yuqiao Shen	[****]				160,000	$—	$—	Check
Amy Pfeiffer	[****]				12,000	$—	$—	Check
Bing Wang	[****]				90,000	$—	$—	Check
Ying Feng	[****]				40,000	$—	$—	Check

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule C

Leonard Post

Daniel Chu

Jerry Shen

Bing Wang

Ying Feng

Hong Wang

LEAD THERAPEUTICS INC.

SCHEDULE 1.1(a)

Assumed Current Liabilities

[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Lead Therapeutics, Inc

Estimated Closing Date Balance Sheet

Feb 15, 10
ASSETS
Current Assets
Checking/Savings
Bank of China	12,265.86
ML - Institutional Fund A	1,416,505.00
ML - WCMA Money Fund	20,351.02
Petty Cash	290.45
Total Checking/Savings	1,449,412.33

Other Current Assets
China Personal Tax Prepaid	11,785.05
Employee Advances	—
Pre-paid Expense	27,807.45

Total Other Current Assets	39,592.50

Total Current Assets	1,489,004.83
Fixed Assets
Fixed Assets
Accumulated Depreciation	(46,679.16)
Fixed Assets Purchased	70,818.16

Total Fixed Assets	24,139.00
Net Tenant Improvements
Tenant Improvements	18,257.60
TI-Accumulated Amortization	(16,377.70)

Total Net Tenant Improvements	1,879.90

Total Fixed Assets	26,018.90

TOTAL ASSETS	1,515,023.73

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	143,884.56

Total Accounts Payable	143,884.56
Other Current Liabilities
401(k) Payable	—
AP Accrual	750,000.00
China Personal Tax Payable	—
Convertible Note (BioMarin)	3,027,123.29
Convertible Notes (Shareholders)	5,269,369.85
Direct Deposit Liabilities	—
EPRS Liability	94.00
Hypo-Tax Equalization Sch Prep	10,000.00
Payroll Liabilities	291,000.00
PTO Accrual	92,085.79
Safe Harbor Co. Contribution	6,639.45

Total Other Current Liabilities	9,446,312.38

Total Current Liabilities	9,590,196.94

Total Liabilities	9,590,196.94
Equity
Common Stock Summary
APIC-EPRS	(94.00)
APIC-ESBC (Options)	91,659.55
APIC-ESBC (Restricted)	2,976.26
APIC-NSBC (Options)	5,739.83
APIC-NSBC (Restricted)	255.00
Common Stock
Charles Hsu	11,055.00
Daniel Chu	975.00
David Hanabusa	3,000.00
Leonard Post	2,805.00
Pappas Life Science V. III, LP	2,353.67
Peter Myers	2,805.00
ProQuest Investments IV, LP	2,500.00
PV III CEO Fund, LP	146.33
Shuang Qiao	6,617.82
Xiaoyi Xiao	104.17
Zhengying Pan	83.33

Total Common Stock	32,445.32

Total Common Stock Summary	132,981.96
Preferred Stock Summary
APIC-Series A Accretion	(83,250.12)
Cost of Pref. Equity, Series A	(77,356.72)
Series A Preferred Stock
China Gateway Life Science	300,000.00
Mustang Ventures I, L.P.	1,200,000.00
Pappas Life Science V. III, LP	2,824,404.00
ProQuest Investments IV, L.P.	6,000,000.00
PV III CEO Fund, LP	175,596.00

Total Series A Preferred Stock	10,500,000.00

Total Preferred Stock Summary	10,339,393.16
Retained Earnings	(17,242,760.99)
Net Income	(1,304,787.34)

Total Equity	(8,075,173.21)

TOTAL LIABILITIES & EQUITY	1,515,023.73

Lead Therapeutics, Inc

Detail of Trade AP

February 15, 2010

[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Lead Therapeutics, Inc

Unrecorded Liabilities

February 15, 2010

[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Lead Therapeutics, Inc

2/1/10 - 2/15/10 Payroll, Bonus, and Change of Control Payments

[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LEAD Therapeutics, Inc.

Balance Sheet

As of February 15, 2010

	Jan 31, 10	Feb 15, 10
ASSETS
Current Assets
Checking/Savings						Jan	Feb
Bank of China	20,065.86	12,265.86			Current Assets	1,505,811.49	1,489,004.83
ML - Institutional Fund A	1,416,505.00	1,416,505.00			Current Liabilities	750,634.80	1,293,703.80

ML - WCMA Money Fund	20,351.02	20,351.02
Petty Cash	290.45	290.45			Working Capital	755,176.69	195,301.03

Total Checking/Savings	1,457,212.33	1,449,412.33	(7,800.00)	c
Other Current Assets					Adjustments
China Personal Tax Prepaid	8,985.05	11,785.05			Change of Control Payments	—	210,000.00	b
Employee Advances	0.00	0.00			February Payroll 2/1/10 - 2/10/15	—	87,069.00	sum a
Pre-paid Expense	39,614.11	27,807.45			February Operating Expenses	—	16,806.66	sum c

Total Other Current Assets	48,599.16	39,592.50	(9,006.66)	c	February Operating Costs - Accounts Payable Accrual	—	246,000.00	d

Total Current Assets	1,505,811.49	1,489,004.83
Fixed Assets					Working Capital	755,176.69	755,176.69

Fixed Assets
Accumulated Depreciation	-46,054.16	-46,679.16
Fixed Assets Purchased	70,818.16	70,818.16

Total Fixed Assets	24,764.00	24,139.00
Net Tenant Improvements
Tenant Improvements	18,257.60	18,257.60
TI-Accumulated Amortization	-16,109.70	-16,377.70

Total Net Tenant Improvements	2,147.90	1,879.90

Total Fixed Assets	26,911.90	26,018.90

TOTAL ASSETS	1,532,723.39	1,515,023.73

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable
Accounts Payable	143,884.56	143,884.56

Total Accounts Payable	143,884.56	143,884.56	—
Other Current Liabilities						Payroll Detail
401(k) Payable	0.00	0.00				81,000.00	a
AP Accrual	504,000.00	750,000.00	246,000.00	d - also see AP accrual detail		210,000.00	b

China Personal Tax Payable	0.00	0.00
Debt from BioMarin	3,020,958.91	3,027,123.29				291,000.00	e -also see payroll detail

Debt from Shareholders	5,252,931.49	5,269,369.85
Direct Deposit Liabilities	0.00	0.00
EPRS Liability	125.00	94.00	(31.00)	a
Hypo-Tax Equilization Sch Prep	10,000.00	10,000.00	—
Payroll Liabilities	0.00	291,000.00	291,000.00	e - also see payroll tab
PTO Accrual	88,385.79	92,085.79	3,700.00	a
Safe Harbor Co. Contribution	4,239.45	6,639.45	2,400.00	a

Total Other Current Liabilities	8,880,640.64	9,446,312.38	526,262.34

Total Current Liabilities	9,024,525.20	9,590,196.94

Total Liabilities	9,024,525.20	9,590,196.94
Equity
Common Stock Summary
APIC-EPRS	-125.00	-94.00
APIC-ESBC (Options)	90,249.55	91,659.55
APIC-ESBC (Restricted)	2,976.26	2,976.26
APIC-NSBC (Options)	5,739.83	5,739.83
APIC-NSBC (Restricted)	255.00	255.00
Common Stock
Charles Hsu	11,055.00	11,055.00
Daniel Chu	975.00	975.00
David Hanabusa	3,000.00	3,000.00
Leonard Post	2,805.00	2,805.00
Pappas Life Science V. III, LP	2,353.67	2,353.67
Peter Myers	2,805.00	2,805.00
ProQuest Investments IV, LP	2,500.00	2,500.00
PV III CEO Fund, LP	146.33	146.33
Shuang Qiao	6,617.82	6,617.82
Xiaoyi Xiao	104.17	104.17
Zhengying Pan	83.33	83.33

Total Common Stock	32,445.32	32,445.32

Total Common Stock Summary	131,540.96	132,981.96
Preferred Stock Summary
APIC-Series A Accretion	-83,250.12	-83,250.12
Cost of Pref. Equity, Series A	-77,356.72	-77,356.72
Series A Preferred Stock
China Gateway Life Science	300,000.00	300,000.00
Mustang Ventures I, L.P.	1,200,000.00	1,200,000.00
Pappas Life Science V. III, LP	2,824,404.00	2,824,404.00
ProQuest Investments IV, L.P.	6,000,000.00	6,000,000.00
PV III CEO Fund, LP	175,596.00	175,596.00

Total Series A Preferred Stock	10,500,000.00	10,500,000.00

Total Preferred Stock Summary	10,339,393.16	10,339,393.16
Retained Earnings	-17,242,760.99	-17,242,760.99
Net Income	-719,974.94	-1,304,787.34	(584,812.40)

Total Equity	-7,491,801.81	-8,075,173.21

TOTAL LIABILITIES & EQUITY	1,532,723.39	1,515,023.73

LEAD Therapeutics, Inc.

Profit & Loss

November 1, 2009 through February 15, 2010

	Nov 09	Dec 09	Jan 10	Feb 1 - 15, 10	TOTAL
Ordinary Income/Expense
Expense
****Payroll Expenses
Bonus	0.00	0.00	0.00	97,000.00	97,000.00
Salaries	146,308.21	149,338.32	141,658.32	194,000.00	631,304.85
****Payroll Expenses - Other	93.89	24.91	93.88	0.00	212.68

Total ****Payroll Expenses	146,402.10	149,363.23	141,752.20	291,000.00	728,517.53
***Fringe Benefits
401(k) Safe Harbor Employer Con	47,000.00	3,023.00	1,966.58	2,400.00	54,389.58
CA - Unemployment Company	0.00	0.00	2,205.00	0.00	2,205.00
Dental Insurance	1,267.00	1,267.00	1,267.00	1,267.00	5,068.00
Emp Stk Based Comp (Options)	2,803.14	2,803.14	2,803.14	1,410.00	9,819.42
Employee Copays	-406.62	-1,219.86	-813.24	0.00	-2,439.72
Federal Unemployment	0.00	0.00	504.00	0.00	504.00
HRA Expense	13,500.00	0.00	0.00	0.00	13,500.00
Life Insurance	5,030.22	2,138.46	2,138.46	1,069.46	10,376.60
Medical Insurance	12,583.00	12,583.00	12,583.00	5,658.00	43,407.00
Medicare Company	1,029.11	3,186.48	2,014.70	0.00	6,230.29
Payroll Processing Fees	0.01	0.00	0.00	0.00	0.01
PTO Accrual Expense	0.00	12,346.81	6,093.74	3,700.00	22,140.55
Social Security Company	525.85	879.03	8,614.60	0.00	10,019.48

Total ***Fringe Benefits	83,331.71	37,007.06	39,376.98	15,504.46	175,220.21
**People Related Expenses
Consulting
Bus Dev	39,300.00	-2,175.00	0.00	0.00	37,125.00
G&A Consulting	5,460.80	7,942.48	9,597.51	2,500.00	25,500.79
IT Consulting	593.75	2,000.00	1,500.00	1,000.00	5,093.75
PARP - Development	33,750.00	25,457.00	41,440.00	17,000.00	117,647.00
Public Relations	0.00	1,372.00	0.00	0.00	1,372.00

Total Consulting	79,104.55	34,596.48	52,537.51	20,500.00	186,738.54
Contractors (CRO’s)
Cyp 17-Bio	2,000.00	0.00	0.00	0.00	2,000.00
Cyp 17-Chem	93,500.00	129,166.67	110,166.67	60,500.00	393,333.34
Glyco-Bio	33,020.00	0.00	0.00	0.00	33,020.00
PARP-Bio	53,568.00	41,269.00	17,000.00	8,000.00	119,837.00
PARP-Chem	92,500.00	46,200.00	62,500.00	31,500.00	232,700.00
PARP-Development	229,436.00	10,119.70	89,666.25	26,000.00	355,221.95

Total Contractors (CRO’s)	504,024.00	226,755.37	279,332.92	126,000.00	1,136,112.29
Legal Fees
Corporate	91,000.00	111,464.41	77,909.25	65,000.00	345,373.66
Patents	84,182.08	40,556.05	55,609.92	32,000.00	212,348.05

Total Legal Fees	175,182.08	152,020.46	133,519.17	97,000.00	557,721.71

Total **People Related Expenses	758,310.63	413,372.31	465,389.60	243,500.00	1,880,572.54
*Operations
Apartment Rent	1,713.53	0.00	0.00	0.00	1,713.53
Bank Service Charges	90.00	240.00	210.00	0.00	540.00
Conferences & Seminars	725.00	1,450.00	0.00	0.00	2,175.00
Dues and Subscriptions	2,050.00	4,050.00	0.00	2,000.00	8,100.00
Investors’ Expenses	8,055.93	15,576.88	1,686.38	0.00	25,319.19
Lab Supplies
Cyp17 - Chem	0.00	3,910.27	2,779.77	0.00	6,690.04
Glyco-Chem	1,341.70	1,548.00	0.00	0.00	2,889.70
PARP-Bio	718.19	0.00	0.00	0.00	718.19

Total Lab Supplies	2,059.89	5,458.27	2,779.77	0.00	10,297.93
Licenses and Permits	105.00	0.00	0.00	0.00	105.00
Miscellaneous	375.99	0.00	20.15	0.00	396.14
Postage and Delivery	186.78	600.05	249.88	0.00	1,036.71
Printing and Reproduction	9.43	447.93	0.00	0.00	457.36
Taxes
China Rep Office Business Tax	18,969.96	0.00	0.00	0.00	18,969.96
China Rep Office Corporate Tax	9,494.55	0.00	0.00	0.00	9,494.55
State	0.00	42.86	1,000.00	0.00	1,042.86

Total Taxes	28,464.51	42.86	1,000.00	0.00	29,507.37
Travel & Entertainment
Airfare, Rail, Etc.	4,263.51	2,459.98	0.00	0.00	6,723.49
Auto Rental, taxi	676.05	371.78	234.47	0.00	1,282.30
Cell Phones	82.43	0.00	0.00	0.00	82.43
Lodging	1,860.81	2,620.67	0.00	0.00	4,481.48
Meals and Entertainment	303.64	15,530.02	113.85	0.00	15,947.51
Parking, toll, etc.	185.50	84.00	0.00	0.00	269.50
Phone Cards	611.55	674.84	0.00	0.00	1,286.39
Travel & Entertainment - Other	0.00	2,405.25	888.40	0.00	3,293.65

Total Travel & Entertainment	7,983.49	24,146.54	1,236.72	0.00	33,366.75

Total *Operations	51,819.55	52,012.53	7,182.90	2,000.00	113,014.98
Facilities
Amortization of TI’s	536.99	536.99	536.99	268.00	1,878.97
Equipment Rental	229.43	0.00	469.36	0.00	698.79
Facility Cost Allocation	0.00	0.00	0.00	0.00	0.00
Liability Insurance	0.00	0.00	41.00	0.00	41.00
Office Rent
999 Bayhill Drive Office Rent	7,456.20	7,456.20	7,625.20	3,812.20	26,349.80
China Office Expenses	2,513.79	0.00	0.00	2,500.00	5,013.79

Total Office Rent	9,969.99	7,456.20	7,625.20	6,312.20	31,363.59
Office Supplies	854.88	5,886.80	1,230.38	3,000.00	10,972.06
Repairs	0.00	900.00	0.00	0.00	900.00
Telephone & Internet
Analog Land Phones	662.23	703.23	679.64	0.00	2,045.10
Analog Phone-Long Distance	145.52	101.09	68.30	0.00	314.91
Conference Call Service	652.95	153.19	240.45	0.00	1,046.59
Depreciation, Fixed Assets	1,250.00	1,250.00	1,250.00	625.00	4,375.00
Email Hosting	240.40	251.35	0.00	0.00	491.75
Internet	200.97	-200.97	0.00	0.00	0.00
Telephone & Internet - Other	0.00	255.25	244.45	0.00	499.70

Total Telephone & Internet	3,152.07	2,513.14	2,482.84	625.00	8,773.05
Utilities
Gas and Electric	0.00	11.85	0.00	0.00	11.85
Utilities - Other	0.00	23.73	43.22	0.00	66.95

Total Utilities	0.00	35.58	43.22	0.00	78.80

Total Facilities	14,743.36	17,328.71	12,428.99	10,205.20	54,706.26

Total Expense	1,054,607.35	669,083.84	666,130.67	562,209.66	2,952,031.52

Net Ordinary Income	-1,054,607.35	-669,083.84	-666,130.67	-562,209.66	-2,952,031.52
Other Income/Expense
Other Income
Cash & Share Dividends	65.20	270.17	3.64	0.00	339.01
Interest Income	0.00	0.00	5.52	0.00	5.52
Other Income	0.00	1.70	0.71	0.00	2.41

Total Other Income	65.20	271.87	9.87	0.00	346.94
Other Expense
Interest Expense	32,876.71	33,972.61	53,836.28	22,602.74	143,288.34
Other Expenses	189.57	-35,292.11	17.86	0.00	-35,084.68

Total Other Expense	33,066.28	-1,319.50	53,854.14	22,602.74	108,203.66

Net Other Income	-33,001.08	1,591.37	-53,844.27	-22,602.74	-107,856.72

Net Income	-1,087,608.43	-667,492.47	-719,974.94	-584,812.40	-3,059,888.24

Schedule 1.1(b)

Sample Future Payment Allocation Schedule*

Equityholder Name	Equityholder Address	Series A Preferred Stock [1]	Common Stock [1]	Series A Preferred Stock Warrants [1]	Common Stock Options [1]	Escrow Distribution Amount [2]	Equity- holder Represen- tative Fund Distribution [3]	First Subseq- uent PARP Payment Amount [4]	Dose Escalation Study Milestone [4]	Second Subseq -uent PARP Payment Amount [4]	Third Subseq- uent PARP Payment Amount [4]	Fourth Subseq- uent PARP Payment Amount [4]	Non-PARP Phase 2 Payment Amount [4]	Non-PARP Phase 3 Payment Amount [4]	Non-PARP Sub- licensing Payment Amount [5]	Payment Method (Wire or Check)	Wire Transfer / Check Delivery Instructions	W-8 / W-9 Delivered
ProQuest Investments IV, LP	[****]	9,007,937		1,428,571		[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Wire	[****]
A.M. Pappas Life Science Ventures III, LP	[****]	4,240,342	235,367	672,477		[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Wire	[****]	W-9
PV III CEO Fund, LP	[****]	263,626	14,633	41,809		[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Wire	[****]	W-9
Mustang Ventures I, L.P.	[****]	1,801,587		285,714		[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Wire	[****]
China Gateway Life Science (Holdings) Ltd. (HK)	[****]	450,395		71,429		[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Wire	[****]
ProQuest Management, LLC	[****]		250,000			$—	$—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Wire	[****]
Shuang Qiao	[****]		549,282		480,000	$—	$—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Wire	[****]
Peter Myers	[****]		280,500		619,500	$—	$—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Check
Leonard Post	[****]		280,500		480,000	$—	$—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Check
Charles Hsu	[****]		363,000			$—	$—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Check
Zhengying Pan	[****]		5,208			$—	$—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Check
Xiaoyi Xiao	[****]		6,510			$—	$—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Check
Daniel Chu	[****]		97,500		247,500	$—	$—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Check
David Hanabusa	[****]		30,000			$—	$—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Check
Yuqiao Shen	[****]				160,000	$—	$—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Check
Amy Pfeiffer	[****]				12,000	$—	$—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Check
Bing Wang	[****]				90,000	$—	$—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Check
Ying Feng	[****]				40,000	$—	$—	[****]	[****]	[****]	[****]	[****]	[****]	[****]	[****]	Check

NOTES:

*	Assumes no Unallocated Bonus Amount and no Working Capital Excess Amount will be distributed to Equityholders.

[1]	Capitalization numbers presented based on the following assumptions:

•	No Company Options or Company Warrants outstanding as of the date of the Agreement have been exercised.

•	Closing Date is February 10, 2010.

•	All the Company Notes have been converted to shares of Series A Preferred Stock immediately prior to the Closing.

•	All Company Warrants or Company Options outstanding as of the date of the Agreement are exchanged for a portion of the Payable Consideration pursuant to the Agreement.

•	No transfers of Equity Participations have occurred after the date of the Agreement.

[2]	Assumes distribution of the full Indemnification Escrow Amount and Working Capital Escrow Amount, and in each case, does not account for earnings thereon.

[3]	Assumes full distribution of Equityholder Representative Fund Amount and does not account for earnings.

[4]	Assumes full payment of each Milestone Payment Amount (with no offsets by Buyer pursuant to the Agreement).

[5]	Assumes up front consideration paid for Non-PARP Sublicensing Milestone is [****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.